EXHIBIT 99.4

COMPLETE APPRAISAL OF
REAL PROPERTY

Retirement Inn of Daly City
501 North King Drive
Daly City, San Mateo County, California
94015

IN A SELF-CONTAINED
APPRAISAL REPORT

As of 10/21/03

Prepared For:
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Prepared By:
Cushman & Wakefield of Oregon, Inc.
Senior Housing/Healthcare Industry Group
Valuation Services, Advisory Group
200 S.W. Market Street, Suite 200
Portland, OR 97201

C&W File ID: 03-34001-9383

VALUATION SERVICES	ADVISORY GROUP

Cushman & Wakefield of Oregon, Inc.
200 S.W. Market Street, Suite 200
Portland, OR 97201
503-279-1734 Tel
503-279-1791 Fax
WWW.CWVAS.COM

October 26, 2003

Douglas Armstrong
Senior Vice President and General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	Complete Appraisal of Real Property In a Self-Contained Report Retirement Inn of Daly City 501 North King Drive Daly City, San Mateo County, California 94015

C&W File ID: 03-34001-9383

Dear Mr. Armstrong:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report (the “Appraisal”) on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. We particularly call your attention to the following extraordinary assumptions and hypothetical conditions:

Extraordinary Assumptions:	This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions:	This Appraisal employs no Hypothetical Conditions.

This Appraisal was prepared for ARV Assisted Living, Inc. and is intended for use in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II (A California limited partnership) (the “Partnership”). Unless we otherwise consent in writing, the appraisal cannot be used other than in the material related to proxy solicitation/tender offer referred to above for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, Inc., such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

Douglas Armstrong
ARV Assisted Living, Inc.
October 26, 2003

This Appraisal has been prepared in accordance with our interpretation of FIRREA, the regulations of OCC, and the Uniform Standards of Professional Appraisal Practice (USPAP) including the competency provision, as promulgated by the Appraisal Institute.

The property consists of an existing 60 unit, 95 bed assisted living facility known as Retirement Inn of Daly City. The facility contains 37,628 ± square feet of gross floor area and is situated on a 1.15 acre site. The facility occupancy was 82 percent at the time of inspection.

The property has been appraised as a going concern which assumes a fair sale, which includes the transfer of a valid operating license, adequate working capital, an assembled workforce, and the transfer of all business assets necessary for the operation of a licensed assisted living facility.

The property was inspected by and the report was prepared by Mark E. Bryant under the supervision of John M. Vissotzky, MAI. This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the fee simple estate of the referenced property, subject to the assumptions and limiting conditions, certifications, Extraordinary Assumptions and Hypothetical Conditions, if any, and definitions, “as-is” on October 21, 2003 was:

THREE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS

$3,250,000

The above value estimate is inclusive of $50,000 in personal property and $0 in business value as an integral part of the going concern.

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

VALUATION SERVICES	ADVISORY GROUP

Douglas Armstrong
ARV Assisted Living, Inc.
October 26, 2003

This letter is invalid as an opinion of value if detached from the Appraisal, which contains the text, exhibits, and Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF OREGON, INC.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572
mark_bryant@cushwake.com
503-279-1734 Office Direct
503-279-1791 Fax

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Common Property Name:	Retirement Inn of Daly City

Location:	501 North King Drive Daly City, San Mateo County, California 94015

The site is situated at the southwest corner of King Drive and Juniperio Serra Boulevard.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 60 units and 95 beds on a 1.15-acre parcel of land.

Assessor’s Parcel Number:	091-362-060

Interest Appraised:	Fee Simple Estate

Date of Value:	October 21, 2003

Date of Inspection:	October 21, 2003

Ownership:	ARV Daly City, L.P.

Occupancy:	Current physical occupancy is 82 percent

Current Property Taxes

Total Assessment:	$3,975,872

2002-2003 Property Taxes:	$51,620

Highest and Best Use

If Vacant:	Multi-family residential property developed to the highest density possible

As Improved:	As it is currently utilized as an assisted living facility.

Site & Improvements

Zoning:	R-3

Land Area:	1.15 acres or 50,094 ± square feet

Number of Units:	60

Number of Beds:	95

Number of Stories:	Two

Number of Buildings:	One

Year Built:	1975

Type of Construction:	Wood

Gross Building Area:	37,628 square feet

Parking:	24 spaces (0.30 Unit).

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

VALUE INDICATORS

Cost Approach:

Indicated Value:	$4,200,000

Sales Comparison Approach:

Indicated Value:	$3,400,000

Income Capitalization Approach

Direct Capitalization

Net Operating Income:	$366,464

Capitalization Rate:	11.50%

Indicated Value:	$3,200,000

FINAL VALUE CONCLUSION

Going Concern Market Value As-Is	$3,250,000
Fee Simple:

Exposure Time:	Under 12 months

Marketing Time:	Under 12 months

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 2) as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 3) as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Front (King Drive) Elevation of property

Front (King Drive) Elevation of property

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

West Elevation of Building

East Elevation of Building

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

View of Interior Courtyard

Typical Bath

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical Shower

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical Room

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Interior Hallway

Second Floor Activity Room

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical Small Activity Room

Dining Room

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical Resident Laundry Room

View of Kitchen

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

View of Kitchen

View of Serving Area

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Westerly View Along King Drive

Easterly View Along King Drive

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Southerly View Along Junipero Serra Boulevard

Northerly View Along Junipero Serra Boulevard

VALUATION SERVICES	ADVISORY GROUP

TABLE OF CONTENTS

INTRODUCTION	1
SILICON VALLEY REGIONAL ANALYSIS	6
LOCAL AREA ANALYSIS	23
SENIOR LIVING INDUSTRY OVERVIEW	25
MANAGEMENT AND OPERATIONS OVERVIEW	34
COMPETITIVE MARKET ANALYSIS	37
SITE DESCRIPTION	55
IMPROVEMENTS DESCRIPTION	57
REAL PROPERTY TAXES AND ASSESSMENTS	62
ZONING	64
HIGHEST AND BEST USE	65
VALUATION PROCESS	67
LAND VALUATION	69
COST APPROACH	75
SALES COMPARISON APPROACH	79
INCOME CAPITALIZATION APPROACH	88
RECONCILIATION AND FINAL VALUE OPINION	108
ASSUMPTIONS AND LIMITING CONDITIONS	110
CERTIFICATION OF APPRAISAL	113
ADDENDA	114

VALUATION SERVICES	ADVISORY GROUP

INTRODUCTION

Identification of Property

Common Property Name:	Retirement Inn of Daly City

Location:	501 North King Drive
Daly City, San Mateo County, California 94015

The site is situated at the southwest corner of King Drive and Juniperio Serra Boulevard.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 60 units and 95 beds situated on a 1.15 acre site.

Assessor’s Parcel Number:	091-362-060

Property Ownership and Recent History

Current Ownership:	ARV Daly City, L.P., a wholly owned subsidiary of American Retirement Villas Properties II (a California limited partnership).

Sale History:	The property has not transferred within the past three years to the best of our knowledge.

Current Disposition:	American Retirement Villas Properties II (a California limited partnership) is involved in a proxy/solicitation offer filed with the SEC that involves this property.

Intended Use and Users of the Appraisal

This Appraisal is intended to provide an opinion of the going concern market value of the fee simple interest in the property for the use of ARV Assisted Living, Inc. in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of the limited partnership interests in the Partnership. All other uses and users are unintended.

Dates of Inspection and Valuation

The value conclusion reported herein is as of October 21, 2003. The property was inspected on October 21, 2003 by Mark E. Bryant. John M. Vissotzky, MAI has reviewed the report and did not inspect the property.

Property Rights Appraised

Fee simple interest

Scope of the Appraisal

This is a Complete Appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report. In addition, the report was also prepared to conform to the requirements of the Code of Professional Ethics of the Appraisal Institute and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Title XI Regulations.

VALUATION SERVICES	1	ADVISORY GROUP

INTRODUCTION

In preparation of this Appraisal, we investigated a wide array of vacant land sales in the subject’s submarket, improved sales from a local, regional or national basis, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this Appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables. The valuation process involved utilizing market-derived and supported techniques and procedures considered appropriate to the assignment.

The scope of this analysis, and the analysis contained herein, is reflective of “the amount and type of information researched and the analysis applied in an assignment” (2001 USPAP, page 4). This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

VALUATION SERVICES	2	ADVISORY GROUP

INTRODUCTION

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. Common going-concern appraisals are conducted for assisted living facilities, nursing homes, hotels and motels, restaurants, bowling alleys, industrial enterprises, retail stores, and similar property uses. For these property types, the physical real estate assets are integral parts of an ongoing business such that the market values from the land and building are difficult, if not impossible, to segregate from the total value of the ongoing business.

Market Rent

The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Market Value As Is on Appraisal Date

The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

Prospective Value Upon Reaching Stabilized Occupancy

The value of a property as of a point in time when all improvements have been physically constructed and the property has been leased to its optimum level of long term occupancy. At such point, all capital outlays for tenant improvements, leasing commissions, marketing costs, and other carrying charges are assumed to have been incurred.

Exposure Time and Marketing Time

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that “A reasonable time is allowed for exposure in the open market”. Exposure time is defined as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

VALUATION SERVICES	3	ADVISORY GROUP

INTRODUCTION

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

Based on discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current owner.

Marketing Time

Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal). The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

The subject site is identified by the San Mateo County assessor as Assessor’s Parcel Number 091-362-060. The legal description for the subject is located in the Addenda.

VALUATION SERVICES	4	ADVISORY GROUP

REGIONAL MAP

VALUATION SERVICES	5	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Introduction

The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value, and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property, which, in turn, affect market value.

The subject property is located in Daly City, California within San Mateo County, which is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA).

Regional Economic and Demographic Analysis

Regional Area Overview

Silicon Valley encompasses 1,740 square miles of land and is comprised of San Mateo County and Santa Clara County. San Mateo County is essentially the peninsula formed by San Francisco Bay and the Pacific Ocean (save for the City and County of San Francisco at its northern tip). Santa Clara County lies at the south of San Francisco Bay and is much larger geographically than San Mateo County. Silicon Valley is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA) which includes the Primary Metropolitan Statistical Areas (PMSAs) of San Francisco (Marin, San Francisco and San Mateo Counties), San Jose (Santa Clara County), Santa Cruz (Santa Cruz County), Oakland (Alameda and Contra Costa Counties), Vallejo-Fairfield-Napa (Napa and Solano Counties) and Santa Rosa (Sonoma County).

Silicon Valley’s Northern California location on the San Francisco Bay provides for a fairly mild climate year round. The topography of the area varies from beaches to mountains, providing for myriad microclimates and recreational venues.

VALUATION SERVICES	6	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Source: Cushman & Wakefield Analytics

Silicon Valley has long been the high-tech center of the nation and despite the technology fallout that has beset the region, remains so. Increased business investment in computers and related equipment was the driving force of the Silicon Valley economy throughout the late 1990s into the 2000s. Rising stock valuations, an influx of venture capital, investment in hardware and software in anticipation of Y2K, and the continuous need by businesses to enhance productivity, fueled the growth of Silicon Valley’s industries. As business investment has waned, however, so has the Silicon Valley’s prosperity.

The Silicon Valley’s technology sector accounts for nearly a quarter of its employment base. As a growing economy that lacks significant diversity across industrial sectors, Silicon Valley tends to exhibit more volatile growth than do more economically diversified markets.

Demographic Profile

Both Santa Clara and San Mateo counties are considered highly desirable but expensive places to live. The median age of Silicon Valley’s population is 35.1 years, the same as the median age of the nation’s top 100 largest metropolitan areas (Top 100) and just slightly below the U.S. median age of 35.6 years. Its population’s share of the age cohort under 24 years is also slightly below that of the Top 100 at 33 percent versus 35 percent, but its prime wage-earning age cohort of 35-59 years is somewhat greater at 36 versus 35 percent.

Silicon Valley’s labor pool is highly skilled and highly compensated, resulting in a very high per capita income. Its average household income is 62 percent above the Top 100 average, and its median household income is an even more impressive 68 percent above the Top 100 median.

Silicon Valley has a vastly higher percentage of households in the $100,000 plus annual income cohort – 45 percent versus 20 percent across the Top 100. At the lower end of the income

VALUATION SERVICES	7	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

strata with annual incomes under $50,000, Silicon Valley’s share of households is half that of the Top 100 – 23 percent versus 46 percent.

DEMOGRAPHIC CHARACTERISTICS
Silicon Valley vs. Top 100 MSAs and
U.S. 2002 Estimates

	Silicon	Top 100
Characteristic	Valley	Metro Areas*	U.S.

Median Age (years)	35.1	35.1	35.6
Average Annual Household Income	$117,800	$72,700	$64,300
Median Annual Household Income	$92,100	$54,700	$47,500
Households by Annual Income Level:
<$25,000	9.1%	21.0%	25.3%
$25,000 to $49,999	13.5%	25.1%	27.3%
$50,000 to $74,999	16.7%	20.8%	20.2%
$75,000 to $99,999	15.6%	13.4%	11.8%
$100,000 plus	45.1%	19.7%	15.5%
Educational Breakdown:
< High School	18.0%	21.8%	24.1%
High School Graduate	19.6%	27.8%	29.8%
College < Bachelor Degree	30.9%	26.5%	25.4%
Bachelor Degree	20.1%	15.5%	13.5%
Advanced Degree	11.3%	8.4%	7.3%

Source: Claritas, Inc., Cushman & Wakefield Analytics

* The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Silicon Valley’s population breakdown by educational achievement follows a similar pattern to incomes, reflective of the strong correlation between the two demographic factors. The San Francisco Bay Area is home to some of the nation’s most prestigious universities, including Stanford University, University of California (UC) Berkeley and UC San Francisco. Over 31 percent of Silicon Valley’s population has a bachelor or graduate degree, compared to just 24 percent for the Top 100. And, while 50 percent of the Top 100 population has just a high school diploma or less, that figure is a substantially lower 38 percent in Silicon Valley.

Population

Silicon Valley, with a current population of 2.4 million, has significantly lagged the Top 100 in terms of its population growth between 1992 and 2002. Silicon Valley, with an average annual growth rate of 0.8 percent, also grew more slowly than the San Francisco CMSA as a whole. While Silicon Valley briefly exceeded the Top 100’s population growth rate during 1996 and 1997, it has since significantly lagged the Top 100 and indeed saw a decline in population in 2002.

VALUATION SERVICES	8	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

POPULATION GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

NOTE:	In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession.

Population growth is forecast to be negative once again in 2003, and thereafter to under-perform substantially the Top 100 over the forecast period. Between 2002 to 2007, Silicon Valley’s average population growth rate, at 0.2 percent annually, is expected to be dwarfed by that of both the Top 100 and the CMSA (both 1.1 percent).

ANNUALIZED POPULATION GROWTH BY COUNTY
Silicon Valley vs. San Francisco CMSA Counties
1990 – 2007

			Forecast	Annual Growth
Population (000s)	1992	2002	2007	92-02	02-07

Top 100 Metro Areas	160,017.2	181,966.9	191,733.8	1.3%	1.1%
San Francisco CMSA	6,449.8	7,126.5	7,398.0	1.0%	0.8%
Marin County	235.8	247.6	263.1	0.5%	1.2%
San Francisco County	734.9	764.0	789.2	0.4%	0.6%
Silicon Valley Region	2,194.8	2,386.7	2,414.5	0.8%	0.2%
San Mateo County	662.9	703.2	691.7	0.6%	-0.3%
Santa Clara County	1,531.9	1,683.5	1,722.8	0.9%	0.5%
Alameda County	1,332.2	1,472.3	1,490.2	1.0%	0.2%
Contra Costa County	839.8	992.4	1,070.3	1.7%	1.5%
Santa Cruz County	232.9	253.8	266.1	0.9%	0.9%
Napa County	114.3	130.3	143.1	1.3%	1.9%
Solano County	359.9	411.1	452.1	1.3%	1.9%
Sonoma County	405.2	468.4	509.4	1.5%	1.7%

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	9	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Silicon Valley’s largest population clusters are along the west shore of San Francisco Bay and east of Interstate 280 within San Mateo County, in the communities of Daly City, Foster City and San Mateo. Within Santa Clara County, Mountain, Sunnyvale, Cupertino, San Jose and Milpitas have the greatest population density. The lowest population concentrations are along the coastal ranges of San Mateo County and the hills to the east of Santa Clara County.

POPULATION PER SQUARE MILE BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

As Silicon Valley’s population growth has trailed the Top 100, likewise its household formation rate has significantly lagged the Top 100 over the past 10 years. Between 1992 and 2002, growth in Silicon Valley’s number of households averaged 0.6 percent annually, somewhat below the CMSA’s 0.9 percent annual growth rate and well below the Top 100 growth rate of 1.3 percent annually. Household growth was negative in 2002 as out-migration from Silicon Valley increased.

Worsening net out-migration is an indicator of an economy not yet in recovery. Migration originally turned negative in 1999 when the economy was still strong, but a lack of housing

VALUATION SERVICES	10	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

affordability drove many out of Silicon Valley. Then, as job losses mounted, out-migration accelerated. The magnitude of net out-migration is indicative of the depth of Silicon Valley’s recession. Until the jobless rate begins to subside and narrow the gap with other western metro areas, out-migration will continue at a rapid clip.

Growth in household formations for Silicon Valley between 2002 and 2007 is forecast at a meager 0.5 percent – above its population growth rate, but significantly less than the projected rate of 1.1 percent for the CMSA and 1.3 percent for the Top 100.

HOUSEHOLD GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Income

In 2002, the median household income in Silicon Valley was $92,100. This figure is a staggering 68 and 94 percent higher than the respective median incomes for the Top 100 and the U.S., respectively. Between 1992 and 2002, Silicon Valley’s 4.5 percent average annual growth in median household income far exceeded the Top 100 average annual growth of 3.7 percent. Broken down by county, Santa Clara County’s average annual growth rate was 4.2 percent, and the average annual growth in median household income for San Mateo County was an even stronger strong 5.3 percent.

Through 2007, median household income growth in Silicon Valley is expected to slow considerably to 2.7 percent, with San Mateo County forecast for 3.4 percent and Santa Clara County expected to average annual increases of just 2.3 percent. By comparison, the median household income for the Top 100 is forecast to average roughly 2.7 percent annual growth.

Silicon Valley remains the most affluent region in the Bay Area. The highest income households are generally located to the south and west of Interstate 280 and south and east of Interstate 680. No ZIP code areas in Silicon Valley have a median household income of less than $50,000, and there are but a few in the $50,000 to $75,000 income cohort, with those predominantly located in north, central and east San Jose.

VALUATION SERVICES	11	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
Silicon Valley 2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

Silicon Valley remains in recession. Employment continues to fall and the jobless rate hit a record high in January 2003. Employment in the critical electronics manufacturing and information services industries continues to fall, with continued negative spillover effects on professional and business services. Construction activity is also beginning to falter. Average real wages among Silicon Valley’s manufacturers have fallen for over one year, as has the average workweek. House prices are falling once again and housing inventories on the market are rising.

Silicon Valley’s workforce continues to shrink. It has fallen by over 11 percent from its peak in late 2000, an extraordinary loss of 152,000 jobs. The downturn has been so severe that it generated the first annual decline in population since World War II. The economy’s rise was so fast and the downturn so sharp that given a projected steady growth rate beginning in 2004, it will be more than a decade before the previous peak is reached again.

VALUATION SERVICES	12	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Improving indicators remain elusive, but retailers are no longer paring staff, indicating some stability in personal income and consumer spending. Similarly, employment in financial services is no longer declining. Also, leisure and hospitality industry payrolls have remained level for the past year, a good indicator of stable business travel to the area. Indeed, the local hotel industry is considering ways to help fund an expansion of San Jose’s downtown convention center. Thus, the worst of the multiplier effects of the tech downturn may be diminishing. Yet hiring in healthcare has gone flat, which was one of the few industries that had expanded over the past two years.

While Silicon Valley’s economic turnaround is clearly not evident yet, some sources of growth are emerging. Biotechnology, for example, has one of the more positive outlooks for the San Mateo County economy. Indicative of the outlook is a doubling of Genentech’s stock price, with most of the gain following FDA approvals of several of their experimental drugs. More importantly, however, are a number of IPOs announced or venture capital placements made with several Bay Area biotech firms. They include a stock offering by Exelixis in South San Francisco worth an estimated $95 million, and a $100 million private placement with CV Therapeutics in the San Jose metro area. The industry is historically volatile, going through periods of funding drought and excess, and through periods of successful drug approvals. Indicative of this volatility is the closing of Millennium Pharmaceuticals’s South San Francisco operation, where 210 were employed, to concentrate its operations in Massachusetts.

Venture funding is not limited solely to biotech, however, as Visto Corporation, a maker of mobile email software located in Redwood City, garnered over $50 million in venture funding in first quarter 2003. But this has not stanched the employment cutbacks in computer and electronic manufacturing in the valley. Information services employment, however, has nearly leveled off.

The need to replace an aging stock of computers and electronic equipment generates some optimism that Silicon Valley’s tech industries will see moderate growth next year. Already, consumer spending on electronic equipment fueled a rise in new orders for semiconductors late last year. The trend is far from solid, however, as global chip sales fell in three of the four months ending in March 2003, resulting in lackluster orders for the fabrication equipment made or designed in Silicon Valley. Furthermore, private research and development spending among local tech firms has been cut this year, as cost savings become critical to the bottom line.

Software and tech services will likely lead Silicon Valley’s rebound. Current examples include the remake of Hewlett-Packard into a service-based firm, the non-stop expansion of Internet-retailer eBay, and the potential move into online entertainment by Apple Computer. But Silicon Valley’s true growth driver, technology innovation, will be slow to turn around until venture capital placement halts the slide that continued through first quarter 2003. One possible new generator of local innovation, however, may be research dollars from the defense and homeland security departments.

Silicon Valley’s near-term outlook remains weak with no substantial turnaround in employment until well into 2004. Office and industrial property markets, thus, will also remain weak for another year at least. Further risk to residential property markets is also possible as sales prices are faltering again, and supply currently exceeds demand. Rising interest rates can be expected to add further downside pressure.

Longer term, the economy is not expected to expand at a rate above the Top 100 average until 2005. This makes Silicon Valley an underperforming region until it is able to pull out of its current slump towards the latter part of the decade.

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SILICON VALLEY REGIONAL ANALYSIS

Silicon Valley will continue to be a volatile economy, driven by cycles of innovation and investment. Longer-term, Silicon Valley will benefit from its extremely well educated workforce, the basic research undertaken at its universities and corporate labs, and its still deep sources of investment capital.

Gross Product

Silicon Valley enjoyed a 10-year period of astounding 8.7 percent average annual growth in its gross product, compared to 3.8 percent for the Top 100, with phenomenal peaks in 1999 and 2000 of 18.6 and 25.9 percent, respectively. During 2002, Silicon Valley’s real gross product experienced negative 2.3 percent growth, and the region’growth in gross product is anticipated to be zero during 2003. Over the five-year forecast period of 2002 to 2007, gross product is expected to grow at a 3.4 percent annual rate, exceeding somewhat the forecasted Top 100 rate of 3.0 percent.

REAL GROSS PRODUCT GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Employment Trends

Silicon Valley’s employment base is far less diversified than the U.S. overall. High-tech employment accounts for nearly one-fourth of all employment within Silicon Valley, compared to about four percent across the Top 100. The Valley is significantly more concentrated in Manufacturing (18 versus 10 percent) and Professional and Business Services (19 versus 14 percent) than the Top 100. Both of those sectors locally have substantial high-tech components.

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SILICON VALLEY REGIONAL ANALYSIS

EMPLOYMENT BY SECTOR
Silicon Valley vs. Top 100
2002

Source: Economy.com, Cushman & Wakefield Analytics

Compared to the Top 100, Silicon Valley is relatively less weighted in the sectors of Government (10 versus 15 percent), Finance, Insurance and Real Estate (five versus seven percent) and Trade, Transportation and Utilities (17 versus 20 percent). Over the past year, the only sectors to see employment growth has been Education and Health Services, and Government, which increased by 3.8 percent and 3.0 percent, respectively. Information, Professional and Business Services, and Manufacturing all saw double-digit declines in employment over the course of 2002.

Among the San Francisco CMSA’s counties, Silicon Valley has by far the largest share of total employment (37 percent) and realized the greatest increase in total employment between 1992 and 2002 of over 173,000 jobs (edging out the Oakland PMSA’s 172,000 jobs). Silicon Valley is also expected to capture the largest share of new job creations between 2002 and 2007 of 54,000 jobs, followed the Oakland PMSA with 53,000 jobs.

TOTAL EMPLOYMENT BY COUNTY
San Francisco CMSA
2002

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	15	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Between 1992 and 2002, Silicon Valley’s total employment increased at a 1.5 percent average annual rate, significantly below the Top 100 rate of 1.9 percent. More recently, total employment has turned negative. Total employment is not forecast to recover to its pre-recession level until the next decade. Beginning in 2005, Silicon Valley employment growth is forecast to grow at 2.0 percent annually through 2007, on par with the Top 100.

TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Over most of the past decade, Silicon Valley’s unemployment rate had been substantially lower than that across the Top 100. However, with the 2001 economic recession and the corresponding loss of many of the region’s jobs, Silicon Valley’s unemployment rate has lost its advantage over the Top 100. The jobless rate jumped from its low point of 1.9 percent in 2000 to 7.5 percent in 2002. The unemployment rate is projected to peak at 7.8 percent during 2003 and then recede to 5.7 percent by 2007 – by which time the Top 100 unemployment rate is expected to decline to 5.0 percent.

Silicon Valley is home to 12 of the 2002 Fortune 500 corporations: Hewlett-Packard Company (ranked 14), Intel (58), Cisco Systems (95), Solectron Corporation (158), Sun Microsystems Inc. (155), Oracle Corporation (190), Agilent Technologies Inc. (292), Calpine Corporation (246), Applied Materials Inc. (327), Apple Computer Inc. (300), CNF Inc. (347), and Maxtor Corporation (421). Following is a table of Silicon Valley’s largest non-government employers.

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SILICON VALLEY REGIONAL ANALYSIS

TOP NON-GOVERNMENT EMPLOYERS
Silicon Valley
2002

Number of MSA
Employer	Employees

United Airlines	17,700
Cisco Systems	13,000
Hewlett-Packard Company/Agilent	10,000
Stanford University	10,000
Kaiser Permanente	9,100
Oracle Corporation	7,400
Intel Corporation	7,000
Lockheed Martin Missiles & Space	6,700
Applied Materials, Inc.	6,200
Solectron Corporation	6,000
Sanmina	6,000
A T & T	5,200
UCSF Stanford Health Care	4,200
Genentech	3,700
Apple Computer, Inc.	3,000
3Com Corporation	3,000
Advanced Micro Devices	2,900
Raychem Corporation	2,900
Visa USA/International	2,700
Mills Peninsula Health Services	2,500

Source: Economy.com, Cushman & Wakefield Analytics

In the early 1990s, Silicon Valley and San Francisco had roughly the same number of office workers – roughly 200,000 each. As of year-end 2002, while San Francisco still had 195,000, Silicon Valley had nearly 330,000. Between 1992 and 2002, Silicon Valley’s office-using employment grew at an average annual rate of 4.0 percent, while San Francisco averaged only 0.2 percent. By comparison, office-using employment for the Top 100 grew at a 2.7 percent rate. Silicon Valley’s surge in office-using employment that took place during the 1990s has ended, however, Recently, Silicon Valley has seen two consecutive years of declining office-using employment, including a staggering 11.6 percent decrease during 2002.

Office-using employment is expected to drop another 2.7 percent during 2003, before reversing the negative trend between 2004 and 2007. Over the forecast period, office-using employment is forecast to rise at an annual 2.3 percent rate through 2007 – outperforming the CMSA’s 1.9 percent growth rate and slightly outpacing the 2.1 percent rate of the Top 100.

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SILICON VALLEY REGIONAL ANALYSIS

TOTAL OFFICE-USING EMPLOYMENT GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

The South Bay’s largest concentrations of office-using employment are located in the cities of San Jose, Milpitas, Santa Clara, Sunnyvale, Cupertino, Mountain View and Palo Alto. Moving up the Peninsula, the largest concentrations office-using employees in San Mateo County are found in Redwood Shores, Menlo Park, Redwood City, Foster City and San Mateo.

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SILICON VALLEY REGIONAL ANALYSIS

OFFICE-USING EMPLOYMENT PER SQUARE MILE BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Transportation Network

As in much of the rest of the Bay Area, Silicon Valley freeways are a challenge during commute hours. Interstates 280, 680, 880, U.S. 101, Highways 85, 87 and 92 are the primary freeways serving Silicon Valley. Also, a number of expressways criss-cross Santa Clara County. From the East Bay, the San Mateo Bridge (Highway 92) feeds commuters into San Mateo County and the Dumbarton Bridge feeds commuters into northern Santa Clara County.

Silicon Valley’s public transportation system consists of commuter trains, buses and light rail. The rails for the CalTrain commuter train extend 77 miles from Gilroy in southern Santa Clara County to the South of Market district in San Francisco. CalTrain has an average daily ridership of over 31,000.

The Santa Clara Valley Transportation Authority’s (VTA) light rail system has two lines – an east-west line extending from Downtown Mountain View to Milpitas at Interstate 880, and a north-south line from Baypoint near Highway 237 to south San Jose’s Santa Teresa District. Weekday ridership averages 30,000. San Mateo County has no light rail system.

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SILICON VALLEY REGIONAL ANALYSIS

Separate bus systems run in each county – Santa Clara County’s run by VTA and San Mateo County’s run by SamTrans. VTA average weekday bus boardings are approximately 145,000. SamTrans, serving a significantly smaller population, averages 58,000 weekday boardings.

The Bay Area Rapid Transit System (BART), a high-speed rail system serving predominantly Alameda and Contra Costa County commuters heading into San Francisco, has recently extended into northern San Mateo County and to San Francisco International Airport. BART is also planning expansion into Santa Clara County from Fremont in Alameda County.

Located within the geography of San Mateo County, San Francisco International Airport (SFO), which opened its new International Terminal in 2000, was the 19th busiest airport in the world for the year 2002 with 31.4 million arrivals and departures. SFO is negotiating to add runways to fuel future growth, but the plan is stalled due to environmental concerns of adding more landfill to San Francisco Bay.

San Jose International Airport (SJC) handled 11.7 million passengers during fiscal 2002 through its existing 31 gates. SJC has won approval for a 40-gate expansion that is expected to greatly improve air transport in and out of Silicon Valley.

Quality of Life/Amenities

Major Attractions and Amenities

Silicon Valley is an area with many unique characteristics. Its topographic features include valleys, mountains, ocean, bay, and lakes. It also has a wide variety of development ranging from urban high-rise, suburban mid-rise, industrial, residential, and agricultural land to natural and undeveloped open space.

A variety of venues include San Jose’s Tech Museum, the Winchester Mystery House, and the Rosicrucian Egyptian Museum. Paramount’s Great America is a prominent theme park in Santa Clara. Santa Cruz Beach & Boardwalk is about an hour away. The valley’s warm summers make San Jose’s Raging Waters, the Bay Area’s largest water theme park, a very popular destination.

Perhaps one of the valley’s best amenities is its proximity to San Francisco. The Wine Country in Napa and Sonoma Counties are also only about a two-hour drive from the south bay. Monterey, Carmel and Big Sur are about an hour drive, and Lake Tahoe and Yosemite National Park are roughly four hours from Silicon Valley.

Silicon Valley is home to the San Jose Sharks professional hockey team. In addition, Santa Clara County is often mentioned when the Oakland A’s start talking about moving the baseball team. The headquarters and practice facilities for the San Francisco 49ers are located in the city of Santa Clara.

Education

The San Francisco Bay Area is home to numerous institutions of higher learning. The large number of world-class educational and research facilities – more than 35 colleges and universities – positively impacts the entire Bay Area economy. Silicon Valley’s most prestigious university is Stanford University in Palo Alto, but the region is also well served by San Jose State, College of San Mateo, Santa Clara University, University of California Santa Cruz and University of California Berkeley.

VALUATION SERVICES	20	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

MAJOR COLLEGES/UNIVERSITIES
Silicon Valley
2001

Full/Part Time
College/University	Enrollment

San Jose State University	50,400
Mission College	17,300
DeAnza College	15,100
Stanford University	14,200
Evergreen Valley College	12,200
College of San Mateo	11,900

Source: San Francisco Business Times Book of Lists, Cushman & Wakefield Analytics

Medical Facilities

Silicon Valley has a comprehensive healthcare network. The area’s major healthcare facilities include the Stanford Medical Center, Santa Clara Valley Medical Center, Kaiser Permanente (3 hospitals), Regional Medical Center of San Jose, El Camino Hospital, Sequoia Hospital and VA Palo Alto.

Regional Summary

Silicon Valley’s near-term economic outlook remains dim. It is expected to limp along for another year before measurable improvement is seen. The local economy’s lack of diversity maintains its volatility and dependence upon capital investment. As long as corporate profits remain weak, business investment is expected to remain lackluster. Furthermore, technology exports, which are crucial to the region’s economic health, will be sluggish until the global economies show marked improvement.

Silicon Valley’s moderate climate and attractive quality-of-life factors, however, are expected to continue attracting top talent to the region – at least those who can afford its high cost of living and housing costs. Its first-class educational institutions will continue to seed the region with tech-savvy graduates. Silicon Valley still maintains the highest share of nationwide venture capital investments. Silicon Valley’s substantial biotechnology industry remains strong and has attracted venture capital in the wake of the dotcom bust. Research related to anti-bioterrorism may provide an additional boost to these firms.

Longer term, innovation and R&D are expected to revive the local economy and to bring its performance on par with that of the nation’s top 100 metropolitan areas. When the national and global economies eventually rebound, capital investment would likely surge, stimulating Silicon Valley’s tech manufacturing base. As computer software becomes more sophisticated, more powerful computers will be required to run the software, boosting investment in computers. Finally, defense and homeland security spending are expected to bolster R&D in the valley.

Silicon Valley is expected to underperform the Top 100. Given the region’s high cost of living and housing costs, its population growth and household formation rates are both expected to lag the Top 100. Furthermore, with the overall weakness in the local, national and global economies, employment growth is also expected to trail the Top 100. Indicative of Silicon Valley’s high productivity, however, the region’s growth in gross product is forecast to slightly exceed that of the Top 100 through 2007.

VALUATION SERVICES	21	ADVISORY GROUP

LOCAL AREA MAP

VALUATION SERVICES	22	ADVISORY GROUP

LOCAL AREA ANALYSIS

Location

The subject is located in the southeastern area of Burlingame, approximately one-half mile south of the downtown core. The boundaries of the local area are considered to be Peninsula Avenue to the south, El Camino Real to the west, Broadway to the north, and U.S. Highway 101 to the east.

Access

The primary access routes serving the local area include California Drive and El Camino Real which both course north and south through the district, and Peninsula Avenue and Broadway which course east and west. El Camino Real is primary north/south route serving the district and also serves as Highway 82. Broadway provides primary access to U.S. Highway 101. Overall, access to the local area is considered very good, including that to medical facilities for the elderly residents in the local area.

Character

The local area is characterized by a mixture of retail commercial, professional office, public and single- and multi-family uses. Development patterns in the district were influenced by the area’s proximity to the major transportation route (Highway 101), and the CalTrain commuter stations located in Burlingame. The majority of existing development located in the area is residential in nature with higher density residential uses found abutting the major streets in the area.

The local area is considered to be in a mature stage of its life with the availability of a few remaining vacant sites providing for limited new development opportunities. The local area is considered to be approximately 98 percent developed at this time. The only remaining vacant parcels are small in-fill sites. Any future development will take the form of redevelopment of existing sites to higher uses.

Nearby and Adjacent Land Uses

West:	Single-family residence and Azure Street
North:	Single Family Residences
East:	Apartments
South:	Apartments

Proximity to Health Care

The primary medical facility serving Burlingame is Mills Peninsula Hospital located in at the north end of Burlingame, approximately one and one-half miles north of the subject property. The travel time to this facility is approximately 10 minutes from the subject.

Special Hazards or Adverse Influences

There are no hazards or adverse influences present in the local area which have a detrimental influence on properties.

Land Use Changes

We are not aware of, at this time, of any planned improvements or demolitions in the local area that would impact the subject.

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LOCAL AREA ANALYSIS

Conclusion

The subject is located in an established area of Burlingame. The primary influence of the local area is residential oriented. The local area is in a mature stage of its life and there is limited land available for future development. Future development will likely consist of redevelopment of existing sites with commercial uses located along El Camino Real or California Street, and residential on others. Services requisite to support a senior living complex such as the subject are within close proximity. After reviewing the local area data, a positive effect on real estate values in the local area is anticipated for the foreseeable future. This positive effect also extends to the subject property.

VALUATION SERVICES	24	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Independent Living

Congregate care or independent living units are designed for seniors who pay for some congregate services (i.e. housekeeping, transportation, meals, etc.) as part of the monthly fee or rental rate, and who require little, if any, assistance with activities of daily living. Residents of congregate/independent living units may have some health care-type services provided to them by in-house staff or an outside agency. Congregate units may be part of a congregate residence, a property that provides congregate and assisted living services, or a continuing care retirement community.

The retirement housing industry overall has matured considerably over the past two decades as the elderly population has increased and seniors have come to accept and seek alternatives to remaining in their homes. Retirement housing has expanded beyond the early dominance of life care and continuing care retirement communities (CCRCs). These communities, which typically included independent living and nursing care on a single campus, typically charged residents an entrance fee and a monthly fee. Rental retirement communities represented a major area of growth in the 1980s, fueled in part by the Department of Housing and Urban Development’s 221(d)(4) Retirement Service Center mortgage insurance program. Although the program no longer exists, the rental model is still a popular option for newly developed retirement communities. In addition, a small but definite increase in the number of cooperatives and condominiums has taken place, particularly among communities targeting a more affluent segment of the elderly population.

The retirement community of today is a smaller complex consisting of 100 to 200 independent living units versus the 200 to 300 independent living units that characterized the early CCRCs. In some cases, the communities are being developed in stages to avoid some of the up front risk associated with initial lease-up and to allow the facility to be more responsive to the market needs and preferences.

The rental retirement communities of the early 1980s typically offered no nursing care or assistance with daily living. These facilities were designed to provide hospitality services such as meals, housekeeping, transportation, and activities. These facilities met with slow lease-up rates and exceedingly high turnover due to their inability to meet changing resident needs.

Independent living communities, particularly rental communities, are least heavily monitored and governed by state regulations. In some states, this has resulted in a fair degree of flexibility in providing additional services.

It has become quite clear over the past ten years that the retirement communities are attracting an older and somewhat frailer population than originally anticipated. The average age of entrance into independent living units is between the late 70’s and early 80’s, rather than the late 60’s and early 70’s originally anticipated. As a result of the change in resident profile as well as the experience gained in the 1980s, it is clear that some form of health care or supportive services for the frail elderly is a necessary component of a retirement community.

Assisted Living

The emergence of assisted living as an option in the long-term care continuum for elders in the 1990’s represented the convergence of social, political, economic and treatment trends. Prior to this, most dependent seniors had only two long-term care options: be cared for by a family member or enter a nursing home. Today, as the number of elders and their frailty increases, these options have proven inadequate for seniors, their families and society. For many elderly, nursing homes are overly intensive and expensive. Therefore, for the segment of seniors with moderate to intermediate care needs, assisted living has become a favored form of long-term care.

VALUATION SERVICES	25	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

The Assisted Living Facilities Association of America (ALFAA) defines assisted living as a special combination of housing, personalized supportive services and health care designed to respond to the individual needs of those who require help in activities of daily living, but do not need the skilled medical care provided in a nursing home. Assisted living care promotes the maximum independence of dignity for each resident and encourages the involvement of a resident’s family, neighbors and friends.

Although industry proponents are clear as to the general characteristics and philosophy of an assisted living community, there is no national agreement on the details and legal definition of assisted living. As the assisted living industry becomes increasingly standardized, and as the industry expands, it can expect to acquire a defined legal status with respect to licensure, reimbursement and financing.

Some states have enacted laws using the term assisted living, however, in most jurisdictions licensure statutes combine a variety of terms and programs. In referring to residential housing and services, most state licensing laws use terms such as: rest homes, homes for the aged, supportive living facilities, residential care facilities, board and care homes, elderly group homes, congregate care housing and senior housing.

Assisted living programs are located in a variety of environments. They may be housed in newly constructed freestanding facilities, retrofitted buildings such as former hotels, units attached to nursing homes, senior apartments with services, units within CCRC developments and congregate care units. Whatever the environment, there must be private, or at a minimum companion suite residential living space.

Typically, a resident will have a compact studio or efficiency apartment. Living space will almost always include a private bathroom. The living space may or may not include a kitchen or kitchenette, washer and dryer, a living room or storage space. Economics generally dictate the size of the private living space, which can range from a small one-room efficiency of less than 300 square feet to a large one-bedroom apartment of 750 square feet.

Assisted living residences also provide for a considerable amount of common space for the residents to share. Newer assisted living facilities generally allocate from 30 percent to 40 percent of all gross square footage of the building to common area. Such space includes dining rooms, libraries, lounges, activity centers, kitchens and laundry rooms. The size of an assisted living facility depends on many variables including market forces and site constraints. Most newer freestanding facilities typically fall into the range of 40 to 80 units.

The level of service in assisted living facilities varies. However, within a broad range, there are certain basic services offered:

•	24-hour a day on-site supervision or access to an emergency call system;

•	Two or three meals and regular snacks are available;

•	Light housekeeping and laundry services are available;

•	Residents are entitled to some level of personal care each day from the facility staff;

•	A personalized health care plan delineates how health care needs may be addressed; and;

•	Activity, social service and transportation resources are made available.

Because it is a goal of assisted living to enable residents to age- in- place, the level of personal care, food services or health care may be adjusted upwards as needed. However, arranging services to allow aging- in- place can be difficult if residents need increasing amounts of nursing care and the states limit or prohibit skilled nursing care in assisted living facilities. With this in

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SENIOR LIVING INDUSTRY OVERVIEW

mind, it should be noted that there is a growing trend by states to extend the scope of assisted living services far into the long-term care continuum.

The typical resident of assisted living is 83 years old, is a woman and is single or widowed. Today’s assisted living residents have care needs and characteristics that were associated with patients in intermediate care facility nursing homes in the 1970’s and 1980’s. Senior care needs are gauged by the extent to which an individual requires regular assistance with ongoing activities of daily living (ADLs) such as bathing, eating, walking, toileting and dressing. In order to determine that there is an ADL dependency, a clinician must determine that an individual cannot safely or routinely perform a specific activity unless he or she has help. Unless such help is provided, the individual is at risk of not meeting an essential daily need.

While the number of ADLs with which a person needs help is used clinically as a measure of dependency, having such dependency does not mean that medical care is required. In assisted living facilities, residents generally have at least one ADL dependency, and it is not uncommon that they have as many as three or four.

Assisted living fees are typically structured around a fixed monthly amount that covers both housing and services. The monthly amount generally includes a base level of personal care with additional personal care charged separately. There also may be entrance fees, typically equivalent to the first and last month’s rent. Assisted living facilities do not require the large endowment type entrance fees required in some CCRCs.

Occupancy Patterns

Occupancy data compiled by the American Seniors Housing Association for the various senior housing community types (congregate, assisted and CCRCs) has been summarized in the following table.

Median Occupancy Rates
For Profit Senior Housing Facilities

Property Type	1995	1996	1997	1998	1999	2000	2001	2002

Independent	95.0%	98.0%	96.0%	98.0%	95.0%	95.0%	94.5%	93.1%
Assisted Living	97.0%	95.0%	95.0%	92.0%	94.0%	90.0%	93.8%	94.2%
CCRCs	95.0%	95.0%	94.0%	95.0%	93.2%	93.2%	93.1%	92.4%
All Communities	95.0%	96.0%	95.0%	95.0%	93.7%	93.7%	94.0%	93.5%

Source: American Seniors Housing Association

As seen, assisted living facilities in 2002 exhibited the highest occupancy rate of any of the property types. This was in contrast to the other property types that saw median occupancy rates decline slightly over 2001.

The average length of stay in a senior facility also varies as to the property type. In the following table is average length of stay data compiled by the American Seniors Housing Association.

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SENIOR LIVING INDUSTRY OVERVIEW

Average Resident Length of Stay
(Stated In Months)

Property Type	1998	1999	2000	2001	2002

Independent	45.5	43.4	38.1	43.1	33.4
Assisted Living	24.8	18.5	20.5	28.0	17.7
All CCRCs
Independent	61.0	45.4	59.8	37.3	37.0
Assisted Living	16.0	18.2	16.8	12.8	12.0
Nursing	20.0	23.2	18.6	9.0	9.0

Source: American Seniors Housing Association

As shown, the average length of stay in an assisted living facility in 2002 was 17.7 months and which reflected a notable decline over the length of stay average for 2001. Both assisted and independent living facilities showed declines, while CCRCs maintained generally similar occupancies over 2001. Much of the reasoning for the decline is from increased lateral movement of residents between existing facilities caused by such factors as facility operations (management, staffing, etc.), as well as foreclosures and closings of poorly operated facilities.

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SENIOR LIVING INDUSTRY OVERVIEW

Absorption Trends

Net absorption data compiled by the American Seniors Housing Association (ASHA) for senior housing facilities is summarized in the following table.

2001 National Average Net Absorption Rates
Senior Housing Facilities

	1st	Months	Months	2nd	3rd
Property Type	Month	2 - 6	7 - 12	Year	Year

Independent	25.5	6.7	3.7	2.8	2.9
Assisted Living	11.7	5.2	2.9	2.2	5.3
CCRCs	37.4	18.9	9.0	5.5	4.1
All Communities	28.4	10.3	5.2	3.5	4.1

Figures based on number of residents

Source: American Seniors Housing Association

As seen, initial absorption of new residents for all facility types is strong in the first month, then it tapers off during the following months.

California Assisted Living Environment

The California Department of Social Services, Community Care Licensing Division, is the State Agency responsible for approving, monitoring and regulating residential care facilities for the elderly, which provide temporary or long-term, 24-hour non-medical residential care services to the elderly, who are substantially unable to live independently. Resident dependence may be the result of physical or other limitations associated with age, physical or mental disabilities or other factors.

Residential facilities are group living facilities with shared bedrooms for the residents. Services provided typically include three meals daily, recreation, housekeeping, security and personal services. Personal services in general include assistance with bathing and dressing and dispensing of medications.

Regulation of residential care facilities in California is documented by the State Department of Social Services (“Department”), contained in Residential Care Facilities for the Elderly, Title 22, Division 6, Chapter 8. Included in these regulations are application procedures, license requirements, enforcement provisions, continuing requirements, physical environment and health related services. Unless a facility is exempt from licensure as specified in regulatory Section 80007, no adult, firm, partnership, association, corporation, county, city, public agency or other government entity shall operate, establish, manage, conduct or maintain a community care facility without first obtaining a valid license.

General Requirements

The following is an outline of the basic requirements for residential care facilities in the State of California:

VALUATION SERVICES	29	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Admission

Prior to accepting a resident for care, the facility shall conduct an interview with the applicant and responsible person, perform a pre-admission appraisal, and evaluate a recent medical assessment. The licensee is to complete and maintain individual written admission agreements with all persons admitted to the facility or their designated representatives. The agreement shall specify basic services to be made available, payment provisions, modification conditions, refund conditions, general facility policies, and that the Department or licensing agency has the authority to examine residents’ records. The agreement must also specify conditions under which the agreement may be terminated.

Medical Assessment

Prior to a person’s acceptance as a resident, the licensee shall obtain and keep on file, documentation of a medical assessment, signed by a physician, made within the last year. The medical assessment shall include a physical examination of the resident, documentation of prior medical services and history, and a current medical status. There should be a record of current prescribed medications, identification of physical limitations of the person, and a determination of the person’s ambulatory status. The licensee shall obtain an updated medical assessment when required by the Department.

Resident Records

A separate record shall be maintained for each resident. The record shall be current and complete and be generally accessible. A current register of all residents in the facility shall be maintained and also kept in a central location.

Personal Rights

Each person shall have personal rights, which include but are not limited to:

•	To be accorded dignity in his/her personal relationships with staff, residents, and other persons.

•	To be accorded safe, healthful and comfortable accommodations, furnishings and equipment.

•	To be free from corporal or unusual punishment, humiliation, intimidation, mental abuse or other actions of a punitive nature which interfere with daily living functions.

•	To leave or depart the facility at any time and to not be locked in any room, building, or on the premises by day or night.

•	All persons accepted to facilities or their responsible persons, shall be personally advised and given a copy of these rights at admissions.

Incidental Medical and Dental Care

Each facility shall have a plan for incidental medical and dental care. The plan shall encourage routine medical and dental care and provide for assistance in obtaining such care by compliance with the following:

•	The licensee shall arrange, or assist in arranging, for medical and dental care appropriate to the condition and needs of the residents.

•	The licensee shall provide assistance in meeting necessary medical and dental needs. This includes transportation to the nearest available medical or dental facility.

VALUATION SERVICES	30	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

•	There shall be arrangements for separation and care of residents whose illness requires separation from others.

•	When residents require prosthetic devices, vision and hearing aids, the staff shall be familiar with the use of these devices, and shall assist the resident with the utilization of them.

•	The licensee shall provide for assisting residents with self-administered medications as needed.

•	There shall be adequate privacy for first aid treatment of minor injuries and for examination by a physician if necessary.

•	If the facility has no medical unit, a complete first aid kit shall be maintained and readily available.

Food Service

Meals on the premises shall be served in one or more dining rooms or similar areas in which the furniture, fixtures and equipment necessary for meal service are provided. Such dining areas shall be located near the kitchen so that food may be served quickly and easily. The dining rooms are to be attractive to promote socialization among the diners. Tray service shall be provided in case of temporary need.

In facilities with 50 or more residents, providing three meals a day, a full-time employee qualified by formal training or experience shall be responsible for the operation of the food service. If this person is not a dietician, then a provision should be made for regular consultation. The food should be of a good quality.

Personal Accommodations and Services

The facility shall be safe, clean, sanitary and in good repair at all times for the safety and well being of clients, employees and visitors. The facility should be large enough to provide comfortable living accommodations and privacy for the residents, staff and others. There should be common rooms such as living rooms, dining rooms, dens or other activity rooms. Bedrooms shall sleep no more than two clients and be large enough to allow for easy passage and comfortable use of any required client assistance devices. Bedrooms are not to be used as passageways and no room for any other use can double as a bedroom.

Equipment and supplies necessary for personal care and maintenance of adequate hygiene practice shall be readily available to each resident.

Each client is to be provided with a bed in good repair, a chair, a nightstand, a lamp for reading, and adequate closets and drawer space. Clean linen and towels in good repair are to be provided weekly at a minimum, and more often if necessary. Toilets and bathrooms are to be located near the client’s bedrooms. There is to be at least one toilet and sink for each six persons, and at least one tub or shower for each ten persons, with adequate privacy.

A comfortable temperature must be maintained at all times. All windows are to be in good repair and free of insects, dirt and other debris. There should be adequate lighting throughout the facility for the safety and comfort of all persons in the facility.

Personal Services

Licensees shall provide necessary personal assistance and care with activities of daily living including, but not limited to dressing, eating, and bathing.

VALUATION SERVICES	31	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Activities

The licensee shall ensure that planned recreational activities are provided for the client. These activities include physical activities such as games, sports and exercise, as well as group interaction.

Evaluation Visits

Every licensed community care facility is periodically inspected and evaluated for quality of care. Evaluations are to be conducted at least once a year to ensure the quality of care. The Department shall notify the facility in writing of all deficiencies and shall set a reasonable timeframe for compliance by the facility. Upon a finding of noncompliance, the Department may levy a civil penalty not to exceed $50 per day for each day until the Department finds the facility in compliance. If the facility fails to comply in the allotted time, then the amount collected shall be forfeited to the Department. Reports shall be kept on file in the Department and open to public inspection. A follow up visit is required to determine if the deficiency has been corrected.

Corrective action is taken by the Department when a licensee fails to protect the health, safety and personal rights of individuals in its care, or is unwilling or unable to maintain substantial compliance with licensing regulations.

Enforcement is maintained through:

1.	Fines and civil penalties (vary according to the violation)

2.	Non-compliance office conferences

3.	Administrative legal actions as follows:

•	Denial of applications

•	Compliance plans

•	Probationary license

•	Temporary suspension of license

•	Revocation of license

•	License and employee exclusions

The Department may suspend or revoke any license on any of the following grounds stipulated in Health and Safety Code Sections 1569.1515(c) and 1569.50:

•	The Department may revoke the license of any corporate licensee that has a member of the board of directors, the executive director or an officer who is not eligible for licensure pursuant to regulations.

•	Violations of the specifics rules and regulations.

•	Aiding, abetting or permitting the violation of the rules and regulations.

•	Conduct which is inimical to the health, morals or safety of either an individual in or receiving services from the facility or the people of the State of California.

•	The conviction of a licensee, or individuals in contact with residents at any time before or during licensure, of a crime as defined in the regulations.

VALUATION SERVICES	32	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

•	Engaging in acts of financial malfeasance concerning the operation of a facility, including, but not limited to, improper use or embezzlement of resident monies and property or fraudulent appropriation for personal gain of facility moneys and property, or willful or negligent failure to provide services for the care of the residents.

When the Department intends to seek revocation of a license, the Department shall notify the licensee of the proposed action and at the same time shall serve such licensee with an accusation. The licensee has a right to a hearing prior to the revocation or suspension of a license, except when an “Immediate Temporary Suspension Order” is written.

The Immediate Temporary Suspension Order temporarily suspends any license prior to any hearing when in the Department’s opinion such action is necessary to protect the residents in the facility from any physical or mental abuse or any other substantial threat to health and safety. When the Department intends to temporarily suspend a license prior to a hearing, the Department shall notify the licensee of the temporary suspension and the effective date thereof and at the same time serve the licensee with an accusation.

For either a revocation or a revocation and temporary suspension action, the Department shall within 15 days of receipt of notice of defense ask the Office of Administrative Hearings to set the matter for hearing.

For a revocation and temporary suspension action, the Department shall ask the Office of Administrative Hearings to hold the hearings as soon as possible but not later than 30 days after receipt of the Notice of Defense.

VALUATION SERVICES	33	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Management Overview

The subject is managed by ARV Assisted Living, Inc. (ARV). Retirement Inn of Daly City was constructed in 1975. There have not been any recent major renovations to the facility over the past three years. Revenues have been sporadic over the last three years, while expenses have been increasing.

The facility’s occupancy averaged around 80 percent between 2000 and early 2003, while recent occupancy, however, has increased to the upper 80 percentile. The reasoning for the lower annual occupancy has been reportedly due to the older age of the property, increased competition and the design of the facility in which all units have shared bathrooms. Management appears to be aggressively marketing the property, however, the age and design will continue to be an impediment to leasing. We believe that ARV is competent to manage the subject property.

Operations Overview

Services

Retirement Inn of Daly City is designed for assisted living and offers all the services typical of these types of facilities. This facility has been designed as a rental community and provides most services under a fixed monthly rate. All resident contracts are for the term of stay. According to the terms of the agreement, a thirty (30) day written notice is required prior to any increase in fees for additional charges or for increases due to increased cost of operations. Included in the monthly rates are:

•	Three meals daily and snacks;

•	All utilities except for personal telephone

•	Scheduled Transportation;

•	Twenty-four (24) hour security and numerous safety features throughout the apartments;

•	Weekly housekeeping services;

•	Linen services;

•	Organized individual and group activities

In addition to the monthly fee there are optional services available at an additional charge. These services include additional personal care, respite care, guest meals, beauty shop fees and additional transportation fees. There are regularly scheduled health assessments that help determine which level of services each individual patient receives.

Regulations and Health Matters

The facility has a license for a capacity of 120 residential care/assisted living beds and is regulated by the State of California’s Department of Social Services. A copy of the Regulations is posted in a conspicuous place in the facility and the residents acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the licensing entity amends these regulations, the resident and the provider must obey by the amended regulations.

State Monitoring

The State of California conducts annual surveys of licensed residential care/assisted living facilities. The most recent survey for the subject was conducted in July 2003. The survey reported that the facility met all requirements with no serious deficiencies. A new license for the following 12 months was issued for the facility.

VALUATION SERVICES	34	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Admission Policies

Retirement Inn of Daly City requires all potential assisted living residents to undergo a health evaluation by a physician before entrance into the facility. The operator has the right to terminate the agreement at any time when they feel that the resident’s personal care needs cannot be adequately served by the facility.

There is to be a chart for each resident in assisted living. At the time of admission, a dated and signed medical evaluation, which conforms to the licensing regulations, must be on file. Thereafter, a medical evaluation, which also conforms to licensing regulations, must be made at least every twelve (12) months.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement and without ninety (90) days notice or court review for the following reasons:

•	When a resident fails to pay the monthly rent prior to written notice of such absence;

•	When the operator feels that the residents mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or operator;

•	Any prolonged health-related or other absence.

Retirement Inn of Daly City caters to the full range of needs of seniors requiring assisted living services. The administrator develops and maintains a personalized service plan, which is amended if necessary. Furthermore, the aging-in-place and out-placement policies appear to be reasonable and well implemented. Services at the facility are standard for this type of complex and are in keeping with the residential make-up at the subject.

Marketing

Retirement Inn of Daly City has a full time marketing director. Marketing personnel are actively involved in the community, as well as with discharge planners for area hospitals. They do not do any telemarketing. Direct mailings, scheduled community events, and networking, on the other hand are a routine part of marketing efforts.

Given the history of the subject, it appears that marketing efforts have been of varied success. Occupancy of the facility was at 83 percent for 2000, 96 percent in 2001, 82 percent in 2002 and the average for the first eight months of 2003 was 78 percent. Occupancy is up slightly as present with the occupancy reported at 82 percent at the time of inspection. Discussions with the Executive Director indicated that the downward trend in 2002 and into 2003 has been the combination of competition older age of the facility and the design (shared units). Management has tried to keep rental rates consistent in order to attract residents and has had to offer concessions. Aggressive marketing will be required to maintain positive occupancy.

VALUATION SERVICES	35	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Conclusion

Overall, based on our inspection of the facility, discussions with some of the personnel and our review of the Policies and Procedures, it is our opinion that the facility is presently being operated in a competent manner. The facility has been adequately maintained and the residents appear to be content.

VALUATION SERVICES	36	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Primary Market Area

The first step in analyzing the competitive market for the subject is delineating its primary market area (PMA). The primary market area is typically described as either a defined radius around the subject, zip codes, or the subject’s county. In order to delineate the subject’s primary market area, we have interviewed the subject’s Executive Director as well as the competitive properties we have used in our analysis.

Our discussions indicated that approximately 75 percent of the subject’s residents come from the Sunnyvale area. This encompasses an area of approximately three miles. The remaining 25 percent emanate from the greater eastside area. The following chart details the competitors primary market areas (PMA), as well as the estimated percentage that comes from their PMA.

		% of Residents
Name	PMA	from PMA

Hampton Court	3.0-5.0 Miles	80%
Westborough Royale	3.0-5.0 Miles	75%
San Carlos Elms	3.0-5.0 Miles	75%
Mills Estate Villas	3.0-5.0 Miles	75%
Retirement Inn of Burlingame	3.0-5.0 Miles	75%
SUBJECT	3.0-5.0 Miles	75%

In the case of the subject, we have determined the primary market area to encompass an area of approximately three miles with 75 percent of the residents emanating from this PMA. Although a project like the subject may also attract residents from outside of the area, the geographic market area within a radius of three miles of the subject is considered to represent the primary draw for the subject. As indicated on the chart, the subject’s primary market area of three miles is similar to the comparables.

Most of the marketing directors we interviewed also indicated that adult children in this market are the driving forces in the decision making process for their parents.

Supply/New Construction

Existing Facilities

Because of the subject’s levels of personal care services, and type of amenities, the personal care homes in the market with less than 25 beds do not generally compete directly with the subject. However, the following charts detail the number of assisted living units in the subject’s market area that pose direct and indirect competition to the subject. We note that the table includes facilities located in both the subject’s primary and secondary market area in the Daly City area.

VALUATION SERVICES	37	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET AREA SUPPLY

	Total AL
Name	Units	PMA/SMA*

Hampton Court	34	PMA
Westborough Royale	88	PMA
San Carlos Elms	85	PMA
Mills Estate Villas	47	PMA
Retirement Inn of Burlingame	68	SMA
SUBJECT	60

Totals	382

*	PMA - Primary Market Area; SMA - Secondary Market Area

In the Daly City area, there are several facilities offering independent and assisted living services. These range from traditional independent living facilities up to those that cater exclusively to assisted living and dementia residents. Because of the subject’s older age, it does not compete directly with the newer assisted/dementia facilities. Inversely, it offers a level of services above the traditional independent living facility. From a review of the number of licensed residential care facilities in the primary market area, there are 56 licensed facilities offering a total of 950 ± beds. 43 of these properties are board and care type homes with six beds or less, while the remaining 13 facilities range from 15 beds to 172 beds. Again, not all of the properties are considered to represent direct competition to the subject. Specifically, the board and care home properties have been excluded from our analysis because of their typically lower monthly costs due to the much smaller size and limited degree of amenities that a larger facility like the subject offers. It is reasonable to conclude, however, that due to the older age and design of the subject, as well as pricing, the board and care homes will become more competitive as the subject ages.

Proposed Units

Discussions with local providers and planning departments indicated that there are no other facilities planned at this time. We note that San Carlos Elms is currently nearing completion of a dementia wing at their facility in San Carlos. Recent construction in the market area include Magnolia at Millbrae, a 158-unit independent and assisted living facility that was completed in 1999 in Millbrae. Aegis of South San Francisco, a 71-unit high-end facility providing assisted living and Alzheimer’s/Dementia care was completed in 2002 in South San Francisco. Neither of these properties compete directly with the subject as both are high-end facilities.

Occupancy Patterns

Industry Statistics

Assisted living facilities generally exhibit the lowest overall occupancy patterns of any of the senior housing community types (congregate, assisted and CCRCs). As was noted in the Senior Housing Industry Overview presented earlier, assisted living facilities indicated an average occupancy rate of 94.2 percent in 2002, which represented an increase from 93.8 percent in 2001. Assisted living facilities in 2002, according to the survey, indicated the highest occupancies of the senior housing property types (independent, assisted and CCRCs).

Competitive Market Area

The senior living facilities we surveyed for our analysis totaled approximately 416 units and/or beds (excluding the subject) and the current available occupancy of those properties was from 93 to 100 percent. We note that due to the limited amount of similar facilities in the immediate

VALUATION SERVICES	38	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

area, several of the facilities we investigated are located outside of the defined primary market area of the subject.

Retirement Inn of Daly City is noted as having been at 82 percent occupancy at the time of inspection. The subject appears to have a relatively good reputation in the market and although occupancy has been below stabilized levels over the last 12 to 18 months. Aggressive marketing and new name branding should help to improve occupancy in the short-term.

A summary showing the competitive properties and their overall average occupancy levels is shown below. Please note that not all of these properties may fall within the defined market area of the subject, however, in the Elderly Demographics section we have defined the total supply in the competitive market area.

		Total AL
Name		Units	Occupancy Level

Hampton Court	*	34	95%
Westborough Royale	*	88	96%
San Carlos Elms	*	85	100%
Mills Estate Villas	*	47	93%
Retirement Inn of Burlingame		68	88%
SUBJECT		60	82%

*	Denotes facilities located in subject’s primary market area.

Again, we note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject. The properties located in the PMA are identified in the above chart.

Rental Rates

Current rental rates for assisted living units in the Daly City area begin at around $1,650 per month for shared accommodations and go up to around $4,100 for a two-bedroom unit. For the most part, assisted living facilities provide three meals per day, weekly to bi-weekly housekeeping, weekly laundry, all utilities except telephone and cable TV, activities and transportation. Most assisted living facilities generally include a minimal or base level of personal care services in the base monthly rents. In the subject’s market, charges for additional personal care services vary from a property like the subject that includes no personal care in the base rental rate up to facilities such as San Carlos Elms that includes a moderate level of personal care services in the monthly rent.

Rent Increases

Most assisted living facilities in the Daly City market area have been instigating annual rent increases over the last several years. Although no specific data was available, discussions with several providers indicated that they have been routinely increasing rents between three and five percent per year. Discussions with the subject’s Executive Director indicated that the facility has also been increasing rents annually over the last several years. The most recent rent increase at the subject was in early 2002. Lower than anticipated occupancies during the mid to latter part of 2002, as well as going into 2003, resulted in no rent increases having been instigated. It is reported, however, that a rent increase is being planned in the short-term.

VALUATION SERVICES	39	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Concessions

Rent concessions, or incentives, provide a good indication of the condition, or strength of current market conditions. Rent concessions are generally found in markets exhibiting high vacancy and diminished absorption levels, as well as being used by new projects as a part of their overall marketing programs. At the time of our investigation of the Daly City market area, no specific concessions were noted. Similar to the market, Retirement Inn of Daly City reported that they are not offering concessions for leasing vacant units. The subject, however, had been offering a small amount of concessions in 2002 and going into the first part of 2003 in attempt to stimulate the below stabilized occupancy problems. Aggressive marketing and new name branding could help to strengthen occupancy going forward. As of recently, the subject has not had to utilize concessions. Concession will not likely be part of the market and used only to stimulate any unforeseen vacancies. They should, however, not be of any major significance to a property like the subject.

Absorption Trends

An assisted living facility generally exhibits lower initial absorption patterns during the first year of any of the senior housing community types (independent, assisted and CCRCs). Occupancy data compiled by the American Seniors Housing Association (ASHA) was previously summarized in the Assisted Living Industry Overview. The industry data indicated that initial absorption of new residents for all facility types is strong in the first month, then it tapers off dramatically during the following months. Specifically, net absorption averaged 11.7 residents for the Month 1, 5.2 residents for Months 2 – 6, 2.9 residents for Months 7 – 12, and 2.2 residents during Year 2.

Retirement Inn of Daly City opened in 1975 and has been moderately successful from an occupancy basis. Occupancy at the facility was 78 percent in 2000, 82 percent in 2001, 78 percent in 2002 and year-to-date 2003 annualizes out to 90 percent. We note that the facility was at an occupancy of 82 percent at the time of our inspection.

Senior Demographics

We have evaluated the current and future market potential by analyzing demographic trends and the supply of elderly housing in the facility’s market area. Most market areas for assisted living are considered to comprise up to five miles for the primary area and up to 10 to 20 miles for the secondary area. As was discussed earlier, the primary market area for the subject is considered to effectively encompass an area of approximately three miles and a secondary area of approximately five miles. This assumption was based on our review of the demographics of the area, trends on where most of the competition is being constructed, as well as from discussions with the facility’s Executive Director regarding its primary market area.

The demographic data used in our analysis was compiled by Claritas, Inc. The data includes figures for the most recent census year in 2000, 2002 estimates and projections for the year 2007. For purposes of this analysis, we have relied upon the 2002 estimates for current demographic information. Additional state and national information has also been obtained from A Profile of Older Americans: 2001, prepared by the American Association of Retired Persons and the Administration on Aging and based on data from the U.S. Bureau of the Census.

Senior Population/Growth Rates

Population and growth statistics for the subject’s primary and secondary market area is shown in the following chart.

VALUATION SERVICES	40	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Population Statistics

	PMA		SMA
	3 miles		5 miles

	Population	%	Population	%

2000
Total *	168,003		351,181
65+	19,880	11.8%	43,839	12.5%
75+	8,681	5.2%	19,659	5.6%
85+	2,024	1.2%	4,753	1.4%
2002	Estimate
Total *	172,503		361,532
65+	20,244	11.7%	44,788	12.4%
75+	9,032	5.2%	20,481	5.7%
85+	2,204	1.3%	5,167	1.4%
2007	Projection
Total *	183,009		385,344
65+	21,624	11.8%	48,083	12.5%
75+	9,553	5.2%	21,838	5.7%
85+	2,547	1.4%	6,007	1.6%

*	Total population unadjusted for age Source: Claritas, Inc.

Growth Rates

	PMA		SMA
	3 miles		5 miles

	Total	Annual	Total	Annual

2000-2007
Total *	8.9%	1.2%	9.7%	1.3%
65+	8.8%	1.2%	9.7%	1.3%
75+	10.0%	1.4%	11.1%	1.5%
85+	25.8%	3.3%	26.4%	3.4%
2000-2002
Total *	2.7%	1.3%	2.9%	1.5%
65+	1.8%	0.9%	2.2%	1.1%
75+	4.0%	2.0%	4.2%	2.1%
85+	8.9%	4.4%	8.7%	4.3%
2002-2007
Total *	6.1%	1.2%	6.6%	1.3%
65+	6.8%	1.3%	7.4%	1.4%
75+	5.8%	1.1%	6.6%	1.3%
85+	15.6%	2.9%	16.3%	3.1%

*	Total population unadjusted for age Source: Claritas, Inc.

The population in the subject’s market area indicates a moderate level of demand for senior housing. As seen from the data, the elderly population is growing slowly in terms of absolute numbers and as a percentage of total population. Comparatively, the national average of residents age 65+ constituted 13.0 percent of the total population in 2000 according to Claritas, Inc. The subject’s primary market area indicates a similar aged older population to the national average. Furthermore, the average number of older Americans increased 12.6 percent from 1990 to 2000. These rates are similar than the senior growth seen in the subject’s primary and secondary market areas.

Adult Children Population/Growth Rates

We have also analyzed population trends for what the industry refers to as “adult children”. This segment of the population generally plays a significant role in the placement of a senior in a senior housing facility. This is especially true as many seniors or elderly will relocate to be near their adult children or relatives. This fact is widely recognized by senior housing operators who indicate that market areas exhibiting a higher concentration of adults between the age of 45 and 65 can generally support a much larger supply of senior housing than would be shown through analyzing only the percentage of seniors currently residing in the market area. This situation is more prevalent with regard to higher levels of care such as assisted living and nursing. Population and growth statistics for the subject’s primary market (PMA), as well as the secondary market (SMA) areas for these age groups are shown below

VALUATION SERVICES	41	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Population Statistics - Adult Children

	PMA		SMA

	Population	%	Population	%

2000
Total *	168,003		351,181
45 - 54	24,015	14.3%	49,587	14.1%
55 - 59	8,193	4.9%	16,839	4.8%
60 - 64	6,799	4.0%	14,682	4.2%
2002	2002
Total *	172,503		361,532
45 - 54	25,543	14.8%	52,903	14.6%
55 - 59	9,230	5.4%	18,980	5.2%
60 - 64	7,280	4.2%	15,761	4.4%
2007	2007
Total *	183,009		385,344
45 - 54	28,525	15.6%	59,308	15.4%
55 - 59	11,216	6.1%	23,176	6.0%
60 - 64	9,328	5.1%	20,318	5.3%

*	Total population unadjusted for age Source: Claritas, Inc.

Growth Rates - Adult Children

	PMA		SMA

	Total	Annual	Total	Annual

2000-2007
Total *	8.9%	1.2%	9.7%	1.3%
45 - 54	18.8%	2.5%	19.6%	2.6%
55 - 59	36.9%	4.6%	37.6%	4.7%
60 - 64	37.2%	4.6%	38.4%	4.8%
2000-2002
Total *	2.7%	1.3%	2.9%	1.5%
45 - 54	6.4%	3.1%	6.7%	3.3%
55 - 59	12.7%	6.1%	12.7%	6.2%
60 - 64	7.1%	3.5%	7.3%	3.6%
2002-2007
Total *	6.1%	1.2%	6.6%	1.3%
45 - 54	11.7%	2.2%	12.1%	2.3%
55 - 59	21.5%	4.0%	22.1%	4.1%
60 - 64	28.1%	5.1%	28.9%	5.2%

*	Total population unadjusted for age Source: Claritas, Inc.

As shown, the 45 to 64 age group showed strong growth between 2000 and 2002 in both the primary and secondary market area. Going forward, this age group is forecast to grow at slightly higher rates. Overall, adult children are expected to contribute positively towards living options for the subject and its market area.

Income and Households

In addition to the absolute number and growth of the elderly population, the number of households with appropriate income levels will dictate the actual population available to support the subject. Statistics on income levels are typically presented by the household. We note that in the case of the elderly, most households include at least a single adult. For comparison purposes it is therefore reasonable to utilize the household statistics. Furthermore, the housing cost and income requirements for a second person are significantly less than the primary occupant.

Compared with the local competition, the subject has monthly rates in the middle portion of the range. To afford the various accommodations at the subject, it is estimated that an average annual income of $23,000 would be necessary. We have utilized the average projected revenue per resident of approximately $19,560 as calculated in the Income Capitalization Approach to value. We have assumed that a resident would spend approximately 85 percent of their income on housing, meals and utilities. The balance of the income is required for taxes, insurance, and personal needs. By dividing the $19,560 by 85 percent we arrive at an average income of $23,000, rounded.

Assuming no child subsidy, it is estimated that most residents would require an annual income of $23,000 or more to afford the majority of the accommodations at the subject. We note that this is a conservative assumption given that there are a significant number of elderly who are receiving some form of child subsidy. Furthermore, these indicators are somewhat skewed given that there are recent findings suggesting that the elderly are indeed spending down their assets other than income from their house while residing in senior living facilities. Given the relatively short term of stay anticipated in these facilities, it is reasonable to assume that there would be a greater spend-down of assets. Reference is made to the findings in the State of

VALUATION SERVICES	42	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Seniors Housing Report, 2002 published by the Americans Senior Housing Association, which cites the average length of stay in an assisted living facility to be 18 months.

We also note that the indicated income level does not account for child subsidies or a sale of a home. According to the Claritas report, 75.5 percent of the 65+-householder population owns their own residences in the primary market area and the median housing value was reported to be $421,635 in 2002. Given that the elderly population typically own their residence free and clear, it is reasonable to assume that there would be additional income available from the sale of a residence which could be amortized over the length of stay. Given the average price of a house and that the majority of the elderly own their houses free and clear, we have assumed that this cash would provide for additional income of say $25,298 annually or a safe rate of return of 6.0 percent of the investment (6.0 percent x $421,635).

After accounting for this ($23,000 - $25,298 = $-2,300), we have considered a higher income qualifier of $25,000 to be a reasonable threshold for entrance to the subject facility due to the rent structure at the property. Reference is made to the table below for a summary of household income for the income qualifiers in the $25,000+ range.

Income Statistics

Households With Incomes Greater Than	$25,000

	PMA		SMA
	3 miles		5 miles

	Total	%	Total	%

2002
* Total 65+	10,523	—	23,401	—
65+	7,815	74.3%	17,277	73.8%
75+	3,055	29.0%	7,424	31.7%
85+	550	5.2%	1,652	7.1%
2007
* Total 65+	10,898	—	24,284	—
65+	8,938	82.0%	19,839	81.7%
75+	3,615	33.2%	8,776	36.1%
85+	742	6.8%	2,159	8.9%

*	Unadjusted for Income Source: Claritas, Inc.

Income Statistics - Growth Rates

Households With Incomes Greater Than	$25,000

	PMA		SMA
	3 miles		5 miles

2002-2007	Total	Annual	Total	Annual

* Total 65+	3.6%	0.7%	3.8%	0.7%
65+	14.4%	2.7%	14.8%	2.8%
75+	18.3%	3.4%	18.2%	3.4%
85+	34.9%	6.2%	30.7%	5.5%

*	Unadjusted for Income Source: Claritas, Inc.

We have found that for households over $25,000 within our primary market area in 2002 (5-mile radius), there were 7,815 for the 65+ age group, 3,055 for the 75+ age group and 550 for the 85+ age group. The number of households earning $25,000 or more in the primary market area is anticipated to increase over the next five years at an annual average rate of 2.72 percent for age 65+ households, 3.42 percent per year for age 75+ and 6.17 percent for the age 85+ households. Overall, these figures appear to be consistent with the population trends.

Penetration Rates

A market penetration analysis provides insight into project feasibility. It indicates the ability of a project to lease-up or maintain stabilized operation based on a ratio analysis of other geographic areas (units to population) applied to the subject’s market area. The applicability of the penetration analysis is dependent on the similarities of the area analysis to the subject area. Other factors may cause variations in the penetration rates in an individual market such as competition from similar property types (assisted versus independent living) and unique market demand characteristics (urban versus rural). Given the relatively small number of units and population in an individual area, some divergence from the macro ratio is not unlikely.

VALUATION SERVICES	43	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

In this analysis we have defined the penetration rate to be the percentage of primary market assisted living units to age and income-qualified residents. The 2002 penetration rate is compared to that projected for 2007 based on a supply increase of 25 percent. While there are no firm industry standards for penetration rates, studies across the country suggest that assisted living penetration rates up to 7.0 percent reflect good markets or markets in equilibrium. These percentages have been provided by the MDS Research Company, Inc., who specializes in the market and feasibility analysis of senior housing facilities. Furthermore, a Cushman & Wakefield survey of over 120 senior housing markets across the nation supports acceptable penetration rates of 7.0 percent or below.

Through a review of senior demographics, industry surveys noted above and local market characteristics; we have utilized the following criteria to determine the subject’s market area characteristics.

MARKET CLASSIFICATIONS

	Market Wide	Market Penetration	Rent
Type of Market	Occupancy	Rate	Concessions

Good	90%+	Up to 3.9%	None
Equilibrium	80 – 89%	4.0% - 6.9%	Nominal
Saturation	70 – 79%	7.0% - 9.9%	Moderate
Saturated (Over Built)	69% and Below	10% and Above	Substantial

Nationally, it is generally anticipated that 60 to 70 percent of residents will come from the primary market area and an additional 15 to 20 percent will be from the secondary market area. The remainder of the residents will generally be from other areas and have relocated to be closer to family members. Primary market residents lost to other market areas generally offset residents coming from the secondary market.

The demand for elderly housing is determined by analyzing the relationship between the supply of senior housing units and the number of qualified residents with adequate income to afford the units. In general, a higher ratio of qualified residents, coupled with a high overall occupancy in the area indicates a strong demand for senior housing. At the same time, a low ratio of units to available households coupled with a high occupancy also indicates a high demand. A low occupancy for the area always indicates a low demand. In other words, the ratio of qualified residents is only one component.

We have calculated the market wide occupancy as of the date of inspection for the subject’s primary market area. The primary competing facilities in the PMA, including the subject, are shown in the following table. We acknowledge that the following summary of properties may not represent all of the facilities in the market area, but are what we believe to be the most competitive to the subject.

VALUATION SERVICES	44	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET OCCUPANCY CHARACTERISTICS
Primary Market Area

Name	No. Units	Occupancy	Occupied Units

Hampton Court	34	95%	32
Westborough Royale	88	96%	84
San Carlos Elms	85	100%	85
Mills Estate Villas	47	93%	44
Retirement Inn of Burlingame	68	88%	60
SUBJECT	60	82%	49

Totals	382	93%	355

These, along with the previous factors shown will be used in our age and income qualified penetration analysis that follows.

Age and Income Qualified Penetration Analysis

In our analysis we have assumed that 75 percent of the residents will come from the primary market area. We note that the population in the area is moderate and that the general population is increasing and the elderly population is on the rise. This suggests that the subject facility will have to place greater weight on attracting residents to move to be close to family members. We note that areas where the younger population is expanding would be more apt to attract residents from outside the community to move to be closer to their children.

Based on the population and income data presented earlier, the following chart shows our market penetration analysis for the subject.

Market Penetration Analysis

Primary Market Area
3 miles

	2002	2007
65+ Income Qualified Households	7,815	8,938
Average Household Size*	1.92	1.98

Available Persons	15,034	17,735
Total Supply**	382	478
Required Resident % From PMA	75%	75%

Required Residents	287	358
Available Persons	15,034	17,735
Indicated Penetration Rate***	1.91%	2.02%

*	Total 65+ Population Divided by Total 65+ Households

**	No. of assisted living units (includes dementia) in primary market area. 2007 figure accounts for 25 percent new or forecast competition

***	Required Residents divided by Available Persons

Source: Claritas, Inc.

VALUATION SERVICES	45	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Based on the data, the indicated penetration rate for the subject in 2002 is 1.91 percent. The projected growth of 25 percent in the unit supply in the next five years indicates a penetration rate of 2.02 percent in 2007.

Based on the market classification chart presented earlier, penetration rates of up to 3.9 percent were classified for good markets, 4.0 to 6.9 percent signifies the market is at equilibrium, 7.0 to 9.9 percent indicates a market is nearing saturation and rates above 10 percent signify the market is saturated.

The subject’s indicated penetration rate for 2002 signifies that there is good demand in the primary market area. Even assuming a 25 percent increase in supply over the next five years indicates good demand in the primary market area.

Conclusion

Overall, these findings suggest that there appears to be good demand for the subject facility in the primary market area from both the general population base and the project specific targeting. Based on the current inventory, the subject’s primary market area is not close to reaching a saturation point. Also, the lack of rent concessions is positive. Further, current statistics appear to be leaning towards a greater spend down of assets by the elderly and that traditional income levels may be conservative. With this in mind, and based on the indicated penetration rate of 1.91 percent for the general population, there appears to be an adequate marketplace for the subject facility.

Market Rate Comparisons

On the following pages are data sheets of the facilities we have compared with the subject. A map showing their location follows these pages. All of the facilities are noted as being located in the subject’s primary market area (PMA).

VALUATION SERVICES	46	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 1

Hampton Court
995 E. Market Street
Daly City, CA

Property Type:	ALF/ALZ

Verification:	Administrator
950-756-1995
23-Oct-03

No. Units	Unit Types	Occupancy

17	Assisted Living Units	92%
17	Alzheimer Units/Beds	98%

34	Total Units/Beds	95%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range				Range
Semi-Private	$2,950	to	$2,950	450	to	450	$3,750	to	$3,750	450	to	450
Studio	$3,650	to	$3,650	400	to	400	$4,650	to	$4,650	400	to	400
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—				—	to	—
Additional Personal Care	—	to	—				—	to	—
Community Fee	—	to	—

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Levels
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	Secured
Nursing Staff:	RN

Improvement Description

Year Opened	1999	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	Yes

Remarks:	Smaller assisted living facility in Daly City that offers assisted and dementia care. Assisted living rates include base level of personal care. Dementia rates are all-inclusive.

VALUATION SERVICES	47	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 2

Westborough Royale
89 Westborough
South San Francisco, CA

Property Type:	IL/AL
Verification:	Marketing Director
650-872-0400
22-Oct-03

No. Units	Unit Types	Occupancy

88	Assisted Living Units	96%
0	Alzheimer Units/Beds	0%

88	Total Units/Beds	96%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	$1,650	to	$1,650	430	to	430	—	to	—	—	to	—
Studio	$2,350	to	$2,350	280	to	280	—	to	—	—	to	—
Studio Alcove	$2,450	to	$2,450	340	to	340	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$750	to	$750				—	to	—
Additional Personal Care	$300	to	$900				—	to	—
Community Fee	$750	to	$750

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Levels
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1979	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	For profit facility located in South San Francisco. Offers independent and assisted living. Assisted living rates include a base level of personal care with additional levels priced on a level or tier basis.

VALUATION SERVICES	48	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 3

San Carlos Elms
707 Elm Street
San Carlos, CA

Property Type:	ALF/ALZ

Verification:	Marketing Director
652-595-1500
22-Oct-03

No. Units	Unit Types	Occupancy

85	Assisted Living Units	100%
0	Alzheimer Units/Beds	0%

85	Total Units/Beds	100%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$3,200	to	$3,200	380	to	380	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	$3,650	to	$3,650	450	to	450	—	to	—	—	to	—
Two-Bedroom	$3,975	to	$3,975	745	to	745	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$850	to	$850				—	to	—
Additional Personal Care	$350	to	$1,550				—	to	—
Community Fee	$1,000	to	$1,000

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Levels
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1996	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	Yes

Remarks:	For profit facility located in San Carlos. Offers assisted living. A new dementia wing is nearing completion.
Assisted living rate includes a base level of personal care. Additional personal care based on a five level system. Facility has good reputation and generally has a waiting list.

VALUATION SERVICES	49	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 4

Mills Estate Villas
1733 California Drive
Burlingame, CA

Property Type:	AL

Verification:	Marketing Director
650-692-0600
22-Oct-03

No. Units	Unit Types	Occupancy

47	Assisted Living Units	93%
0	Alzheimer Units/Beds	0%

47	Total Units/Beds	93%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	$2,800	to	$3,300	400	to	400	—	to	—	—	to	—
Studio	$3,800	to	$4,400	300	to	300	—	to	—	—	to	—
Studio Alcove	—	to	—	—	to	—	—	to	—	—	to	—
One-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	—	to	—				—	to	—
Additional Personal Care	$350	to	$650				—	to	—
Community Fee	$1,000	to	$1,000

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.5
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Levels
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	Yes
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1999	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes No
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	For profit facility located in Burlingame. Assisted living rates include a base level of personal care with two additional levels available.

VALUATION SERVICES	50	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 5

Retirement Inn of Burlingame
250 Myrtle Road
Burlingame, CA

Property Type:	ALF

Verification:	Executive Director
650-343-2747
21-Oct-03

No. Units	Unit Types	Occupancy

68	Assisted Living Units	88%
0	Alzheimer Units/Beds	0%

68	Total Units/Beds	88%

Rent Schedule

	Assisted Living			Unit Size			Dementia			Unit Size
Unit Description	Monthly Rent Range			Range			Monthly Rent Range			Range
Semi-Private	—	to	—	—	to	—	—	to	—	—	to	—
Studio	$2,150	to	$2,500	190	to	190	—	to	—	—	to	—
Studio Alcove	$2,350	to	$2,500	220	to	220	—	to	—	—	to	—
One-Bedroom	$3,250	to	$3,250	390	to	390	—	to	—	—	to	—
Two-Bedroom	—	to	—	—	to	—	—	to	—	—	to	—
Cottage/Villa	—	to	—	—	to	—	—	to	—	—	to	—
2nd Occupant Rent	$800	to	$800				—	to	—
Community Fee	$2,000	to	$2,000
Additional Personal Care	$425	to	$1,425				—	to	—

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Points
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1999	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	3		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	No
Building Area (Sq.Ft.)	47,872
Condition	Average	HVAC System	Through-Wall Units
Effective Age (Yrs):	0	Covered Parki	No
Site Area (AC)	0.52

Remarks:	For profit facility located in Burlingame. Facility is older and offers small assisted living units. Monthly rates includes no personal care. Additional personal care services based on a 7 level system utilizing a point system.

VALUATION SERVICES	51	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

RENT COMPARABLE MAP

VALUATION SERVICES	52	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Direct Comparisons

As a basis for comparing the subject’s asking rental rates to the comparables shown in the previous summary, we have classified each comparable in relation to the subject as either similar, inferior, or superior. The overall classification was based on the five primary factors (aside from pricing) used by potential residents in choosing an assisted living facility. These factors are based on our discussions with hundreds of marketing directors and administrators across the nation. The five main factors in order of importance are as follows: reputation for quality care or social status of the facility; age and condition of the building; unit sizes; amenities and planned activities; and location.

Based on our physical inspection of the comparables and the subject and discussions with local market participants, we have classified the comparables as follows:

Rental No.	Comparison To Subject

1	Superior
2	Similar
3	Similar
4	Superior
5	Similar

Rental Rate Analysis

The assisted living rates at Retirement Inn of Daly City include three meals per day, weekly housekeeping/laundry, utilities (except for telephone and cable TV), activities and scheduled transportation. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

A summary of the asking or street rents for the subject, as well as the rates for the competitive properties are shown below.

Studio Units – Assisted Living

The following chart indicates the asking rates for assisted living studio private units at the subject, as well as the comparables:

Studio Units - AL

Facility Name	Unit Size (SF)	Rental Range

Hampton Court	400 - 400	$3,650 - $3,650
Westborough Royale	280 - 280	$2,350 - $2,350
San Carlos Elms	380 - 380	$3,200 - $3,200
Mills Estate Villas	300 - 300	$3,800 - $4,400
Retirement Inn of Burlingame	190 - 190	$2,150 - $2,500
SUBJECT	255 - 255	$2,100 - $2,300
Range (Excluding Subject)	190 - 400	$2,150 - $4,400

VALUATION SERVICES	53	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The comparables indicate a range of asking rates from $2,150 to $4,400 per month based on unit sizes from 190 to 380 square feet. The subject’ asking rates of $2,100 to $2,300 per month is seen as falling at the lower end of the range from an absolute rent basis, as well as for unit size. Hampton Court, San Carlos Elms and Mills Estate Villas have asking rates above $3,000 per month and these are reflective of a higher level of personal care in the base monthly rental rates. Westborough Royale and Retirement Inn of Burlingame have a similar rent structure to the subject, which includes no personal care. We note that the average in-place rent for the subject is $2,249 per month. Based on the data, we believe that a rent of $2,250 per month is warranted for the subject’s studio private units.

Shared Studio Units – Assisted Living

The following chart indicates the asking rates for shared assisted living studio units at the subject, as well as the comparables:

Companion (Shared) Units - AL

Facility Name	Unit Size (SF)			Rental Range
Hampton Court	450	-	450	$2,950	-	$2,950
Westborough Royale	430	-	430	$1,650	-	$1,650
San Carlos Elms	—	-	—	—	-	—
Mills Estate Villas	400	-	400	$2,800	-	$3,300
Retirement Inn of Burlingame	—	-	—	—	-	—
SUBJECT	400	-	400	$1,400	-	$1,400
Range (Excluding Subject)	400	-	450	$1,650	-	$3,300

The comparables indicate a range of asking rates from $1,650 to $3,300 per month based on unit sizes from 400 to 450 square feet. The subject’ asking rates of $1,400 per month is seen as falling slightly below the range from an absolute rent basis, while being similar from a unit size basis. Hampton Court and Mills Estate Villas have asking rates well above the subject’s asking range and, again, these are reflective of a higher level of personal care in the base monthly rental rates. Westborough Royale has a similar rent structure to the subject, which includes no personal care. We note that the average in-place rent for the subject is $1,377 per month. Based on the data, we believe that a rent of $1,400 per month per bed is warranted for the subject’s shared studio units.

Summary/Conclusion

The subject is one of several competing facilities in the marketplace and offers assisted living units. The facility’s occupancy declined in 2002 and into 2003 after being at an average of 96 percent in 2001. Occupancy has shown some improvement as of recent, however, yet is still below 85 percent. The reasoning for the lower annual occupancy has been reportedly due to the older age of the property, increased competition and the design of the facility in which all units have shared bathrooms. The subject rates are generally at the lower end of the competition and based on the older age of the facility, they appear to be reflective of market rates. The subject’s pricing structure and physical design are such that the facility will serve a lower niche of assisted living in its marketplace. Management appears to be aggressively marketing the property, however, the age and design will continue to be an impediment to leasing.

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SITE DESCRIPTION

Location:	501 North King Drive Daly City, San Mateo County, California 94015

The site is situated at the southwest corner of King Drive and Juniperio Serra Boulevard.

Shape:	Rectangular

Topography:	Level at street grade

Land Area:	1.1516 gross acres (1.1516 net acres)

50,094 gross square feet (50,094 net square feet)

Frontage, Access, Visibility:	The site has 320 feet of frontage along King Drive and 140 feet along Juniperio Serra Boulevard.

Soil Conditions:	We did not receive nor review a soil report. However, we assume that the soil’s load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. Drainage appears to be adequate.

Utilities

Water:	City of Daly City

Sewer:	City of Daly City

Electricity:	Pacific Gas & Electric

Gas:	Pacific Gas & Electric

Telephone:	Pacific Bell

Site Improvements:	The site improvements include asphalt paved parking areas, curbing, signage, landscaping, yard lighting and drainage.

Land Use Restrictions:	We were not given a title report to review. Review of the ALTA survey indicated that there appears to several typical utility easements across the property. We are not aware of any other easements that would adversely affect the property; however, the determination of adverse easements or encroachments is a legal matter, which is beyond the scope of this appraisal. We recommend that the appropriate experts be consulted, as part of a business decision regarding the subject.

Flood Map:	National Flood Insurance Rate Map Community Panel Number 060317 (11/28/00).

Flood Zone:	FEMA Zone C: Areas outside of a 100-year flood hazard.

Wetlands:	We were not given a Wetlands survey. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We did not note any presence of wetlands during our inspection We recommend a wetlands survey by a competent engineering firm.

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SITE DESCRIPTION

Seismic Hazard:	The site is not located in a Special Study Zone as established by California’s Alquist-Priolo Geological Hazards Act. The entire Central California region, however, is prone to earthquakes.

Hazardous Substances:	We observed no evidence of toxic or hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Overall Functionality:	The subject site is functional for the current intended use.

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IMPROVEMENTS DESCRIPTION

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the Executive Director. Please refer to the development plan and floor plans in the Addenda.

The facility was constructed in 1975 and contains 37,628 square feet of gross building area within one, two-story building. The facility has 60 units and a capacity of 95 beds. The unit mix for the development is as follows.

Retirement Inn of Daly City

	No.	No.	Unit	Total
Description	Units	Beds	Sq. Ft.	Sq. Ft.

Assisted Living
Private Studio	25	25	255	6,375
Private Suite	23	46	400	9,200
Companion Suite	12	24	400	4,800

Totals	60	95		20,375

General Description

Year Built:	1975

Number of Buildings:	One

Number of Stories:	Two

Gross Building Area:	37,628 ± square feet

Number of Units:	60

Number of Beds:	95

Design and Functionality:	The building is an assisted living property of wood construction. The improvements have above average appeal to prospective assisted living residents.

Amenities:	Indoor and outdoor common areas

Construction Detail

Basic Construction:	Wood

Foundation:	Poured reinforced concrete

Framing:	Wood frame (Class C) construction. Interior partitions are wood studs.

Floors:	Concrete slab on main floor, wood truss joists on the upper floor.

Exterior Walls:	The exterior facade of the building consists of stucco with wood trim.

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IMPROVEMENTS DESCRIPTION

Roof Cover:	Wood truss roofing system covered with a clay tile cover.

Windows:	All windows are single-glazed sliders situated in aluminum frames.

Mechanical Detail

Heating:	Heating and cooling to the building is supplied by roof mounted gas HVAC systems. In addition, each living unit has a wall mounted electric heating unit.

Plumbing:	The plumbing system is assumed to be adequate for existing use and in compliance with local law and building codes. The plumbing system is typical of other assisted living properties in the area with a combination of copper supply lines and plastic or cast iron waste and vent lines throughout the improvements. There is one set of common restrooms on each floor. The private studio units have private bathrooms with sink, toilet and stall showers, while the suites share a bathroom that is similar to the private bathrooms. The remaining plumbing items consist of water service to the kitchen, facility laundry, resident laundry rooms and mechanical rooms. Hot water is provided by natural gas water heaters.

Electrical Service:	Electricity for the building is obtained through low voltage underground power lines. Electrical service appears adequate and is assumed to be in conformance with city codes

Emergency Power:	The building’s electrical system is backed by an emergency generator serving all building safety and support systems.

Elevator Service:	The building contains one, 2,500 pound capacity hydraulic elevator.

Fire Protection:	The building is fully protected by an overhead fire sprinklered system. Each unit and the common areas have electric smoke and heat detectors in compliance with local code. The building also has interior stairwells built to fire code. There are an adequate number of fire hydrants in the vicinity of the improvements.

Security:	Resident call systems in all of the resident living areas and bathrooms, as well as emergency battery back-up lighting system and corridor handrails on both sides.

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IMPROVEMENTS DESCRIPTION

Interior Detail

Layout:	The building is roughly rectangular in shape and all living/common areas surround an enclosed courtyard. The main floor common areas include the lobby, living room, administrative offices, laundry, employee lounge, three resident lounges, the kitchen, central dining room, and guest dining room. Common areas on the second floor include a beauty shop, the main meeting room, and four resident lounges. The living units are located along the perimeter elevations of both floors facing both the courtyard and exterior elevations of the building.

The facility offers 95 residential units comprised of 25 studio units with private bath (255 square feet) and 70 “suite” units (400 square feet) with private living/bedrooms with shared baths. In our analysis, we have assumed that 23 of the private suite units and the 12 companion suites are being utilized as two-room suites. This is consistent with recent trends at the facility. None of the units feature kitchenettes

All of the resident living units are rectangular in shape and have either private or shared bathrooms with a toilet, sink and roll-in shower stalls, as well as limited storage/closet areas. None of the units have kitchenettes. Most of the units have an open patio or balcony accessible from the unit. All the units have emergency call systems in the bedroom and bathrooms.

Overall, the unit sizes and layouts are small for assisted living. Reference is made to the unit and floor plans in the Addenda.

Floor Covering:	The common areas have carpet and vinyl floor coverings. The living units have carpeting and vinyl (bathrooms). All high activity areas have vinyl and/or tile floors (kitchen, shower rooms, etc.).

Walls:	Painted and textured or wallpapered gypsum board. There are various accents through the buildings, including wainscoting, handrails and vinyl accent coverings.

Ceilings:	Painted and textured gypsum board.

Bathrooms:	The private studio units have private bathrooms with sink, toilet and stall showers, while the suites share a bathroom that is similar to the private bathrooms. All bathrooms have sheet vinyl floor covering, and a combination wall papered gypsum board walls.

Kitchen Facilities:	All meals for the residents are prepared in a central kitchen. Equipment includes a gas range, steel hood with fire suppression system, dishwashers, stainless steel preparation tables, walk-in coolers and walk-in freezers.

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IMPROVEMENTS DESCRIPTION

Site Improvements

Parking:	There are 24 open parking stalls located along the north elevation of the facility. The parking provisions equate to a ratio of 0.30 per unit. Overall, the parking appears to be adequate for the facility given that most residents do not have a vehicle.

Onsite Landscaping:	Landscaping consists of grass areas and planted areas with a variety of deciduous trees, flowering plants and shrubbery. There are two common courtyard areas with sitting areas. All landscaped areas are fully irrigated with an automatic irrigation system.

Other:	Other site improvements include signage, trash enclosures, paved asphalt drives, concrete sidewalks and walking paths, as well as fencing.

Summary

Condition:	The subject improvements are considered to be in average condition. The improvements, because of their age, however, are considered to be somewhat dated with regard relative to much of the competing properties and newer assisted living product in the marketplace.

We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Quality:	The overall quality of the improvements is rated as average and is similar to inferior to the competition in the market area.

Layout & Functional Plan:	Average. The facility is considered to be marginally functional for its intended use. There are adequate common areas, however, the units are small, none have private bathrooms (are all shared) and the corridors are narrower than newer competing facilities. The furnishings and fixtures appear to be of average quality. The living area of the facility equates to around 54 percent of the total area. This equates to around 46 percent of the facility being designated common area, slightly above today’s design of around 40 percent to 60 percent common area.

Year Built:	1975

Effective Age:	30 years

Expected Economic Life:	50 years

Remaining Economic Life:	20 years

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IMPROVEMENTS DESCRIPTION

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials), which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

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REAL PROPERTY TAXES AND ASSESSMENTS

Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rate for the municipalities. The property is subject to the taxing jurisdiction of San Mateo County. The assessors’ parcel identification number is 091-362-060.

Under the provisions of Article XIIIA of the California Tax and Revenue Code, properties are assessed their market value as of March 1, 1975, the base year lien date. This value may be increased only 2.0 percent per year, with few exceptions. Events such as a transfer of ownership, or significant new construction will trigger a reassessment of the property. The county assessor usually accepts the sale price, or the cost of improvements, in calculating assessed value. Assessed values are usually poor indicators of actual market value and are useful only to estimate effective tax rates.

The 2002-2003 fiscal tax year is the most recent year for both assessed value and tax information for the subject. This data is shown below.

PROPERTY ASSESSMENT/TAX DATA

2002-2003

Assessor’s Market Value:
Land	$1,102,488
Improvements	2,425,475
Personal Property	447,909

Assessor’s Market Value:	$3,975,872
Equalization/Assessment Ratio	100.00%

Assessed Value	$3,975,872
Tax Rate ($/$1,000 AV)	12.9833

Total Property Taxes	$51,620.00
Building Area	37,628
Property Taxes per Square Foot	$1.37
No. of Units	60
Property Taxes per Unit	$860.33

We did not do any direct comparison with other senior housing facilities in the market area. As noted previously, assessed values are usually poor indicators of market value and in the case of the subject and its higher level of quality, any direct comparison to the existing product in the Daly City market area would not provide any substantial of support towards an assessment estimate.

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $3,975,872 is considered reasonable (after excluding the personal property) based on our market value estimates determined herein.

VALUATION SERVICES	62	ADVISORY GROUP

REAL PROPERTY TAXES AND ASSESSMENTS

For the purposes of our Year 1 proforma, we have increased the current taxes for the property by 3.0 percent . Based on the current tax liability of $51,620.00, this equates to a forecast tax liability of $54,581 or $53,200. The increased taxes will be reflected in our proforma model in the Income Capitalization Approach.

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ZONING

The property is zoned R-3, Multiple Family Residential. According to the City of Daly City zoning regulations, the residential zoning allows for single- and multi-family accessory uses. Senior housing, such as the subject use, requires a Conditional Use permit. A Conditional Use permit was reportedly granted to the property for its initial construction.

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no other deed restrictions, private or public, that further limit the subject property’s use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions

VALUATION SERVICES	64	ADVISORY GROUP

HIGHEST AND BEST USE

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We evaluated the site’s highest and best use both as currently improved and as if vacant. In both cases, the property’s highest and best use must meet four criteria described above.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate moderate density residential uses. Aside from the site’s zoning and regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the “Property Description,” the site’s size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all suburban land uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As stated in the Competitive Market Analysis section, population, income and age statistics would indicate that demand for senior living options in the subject area is considered good. This relates to the economic feasibility of developing a property similar to the subject. The stabilized facilities in the subject’s market area are exhibiting occupancies at or above 90 percent. As such, market conditions for senior living in the subject’s primary market area is considered good .

Highest and Best Use of Site As Though Vacant

Considering the subject site’s size, configuration and topography, location among other assisted living properties and state of the local assisted living market, it is our opinion that the Highest and Best Use of the subject site as though vacant is multi-family residential property developed to the highest density possible.

VALUATION SERVICES	65	ADVISORY GROUP

HIGHEST AND BEST USE

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

As discussed, an assisted living facility exists on the site. The design, layout, as well as average unit size of the facility is average. The shared unit design is dated and could potentially be seen as representing some degree of functional obsolescence in the improvements. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represent a viable facility from a revenue-producing standpoint.

Alternative uses for the existing improvements, however, would be limited due to the overall design (smaller rooms and limited individual cooking facilities). As a result, any conversion to an alternative use would be costly.

It is our opinion that the existing complex adds value to the site as if vacant, and rent levels of existing leases encumbering the subject property would dictate a continuation of the current use. Therefore, it is our opinion that the Highest and Best Use of the subject property as improved is as it is currently utilized as an assisted living facility.

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VALUATION PROCESS

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered and analyzed each in this appraisal to develop an opinion of the market value of the subject property, because this is a complete appraisal. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing sites of comparable utility adjusted for differences, to indicate a value for the subject parcel. Valuation is typically accomplished using a unit of comparison such as price per square foot or acre. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added for a total value.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot, effective gross income multiplier or net income multiplier. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of nontypical conditions affecting the sales price.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is capitalized at an overall capitalization rate to derive an

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VALUATION PROCESS

opinion of value. The capitalization rate represents the relationship between net operating income and value.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

The reliability of the Income Capitalization Approach depends upon whether investors actively purchase the subject property type for income potential, as well as the quality and quantity of available income and expense data from comparable investments.

Summary

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The valuation process is concluded by analyzing each approach to value used in the appraisal. When more than one approach is used, each approach is judged based on its applicability, reliability, and the quantity and quality of its data. A final value opinion is chosen that either corresponds to one of the approaches to value, or is a correlation of all the approaches used in the appraisal.

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LAND VALUATION

We used the Sales Comparison Approach to develop an opinion of land value. In this method, we analyzed prices buyers have recently paid for similar sites in this area, as well as examined current offerings. In making comparisons, we adjusted the sale prices for differences between this site and the comparable sites. We present on the following pages a summary of pertinent details of sites recently sold that we compared to the site appraised.

In the valuation of the subject’s fee simple interest, the Sales Comparison Approach has been used to establish prices being paid for comparably zoned land. The most widely used and market oriented unit of comparison for properties with characteristics similar to those of the subject is the sale price per square foot of land area. All transactions utilized in this analysis are computed on this basis.

Real estate developers make qualitative and quantitative judgments in the acquisition of a site with development potential such as the subject property. Subjectively, a developer considers the nature of surrounding land uses and proximity to complimentary services to a potential project. Objectively, the physical and functional attributes of the site, and the cost of preparing it for construction must be calculated. Lying between these two considerations are the many aesthetic and economic factors, which come to influence the final product.

The major elements of comparison for analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its utility and the physical characteristics of the property.

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LAND VALUATION

LAND SALES MAP

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LAND VALUATION

SUMMARY OF LAND SALES

		Price	Site SqFt	Zoning		$/SqFt
					Public Utilities
No.	Location	Date	Site Acres	Utility*	Units	$/Unit	COMMENTS

1	NWC El Camino & Chadbourne	$4,000,000	74,052 SF	HDR	Yes	$54.02	To hold for future multi-
	Millbrae, CA	4/01	1.7000 Ac	Good	100	$40,000	family development
2	800 E. 3rd Avenue	$4,625,000	38,768 SF	CL-C2	Yes	$119.30	To develop a market rate
	San Mateo, CA	1/02	0.8900 Ac	Good	53	$87,264	property.
3	783 E. 3rd Avenue	$5,000,000	69,417 SF	C10-C21	Yes	$72.03	To develop a market rate
	San Mateo, CA	12/00	1.5936 Ac	Good	80	$62,500	property.
4	3446 Rolison Road	$2,284,500	70,001 SF	R-3	Yes	$32.64	To develop a market rate
	Redwood City, CA	5/00	1.6070 Ac	Good	36	$63,458	property.

	Price	Site SqFt	Zoning		$/SqFt
				Utilities
	Date	Site Acres	Utility*	Units	$/Unit
Survey Low	$2,284,500	38,768 SF	N/A	N/A	$32.64
Survey High	$5,000,000	74,052 SF	N/A	N/A	$119.30
Average	$3,977,375	63,060 SF	N/A	N/A	$69.49
Survey Low	5/00	0.8900 Ac	N/A	36	$40,000
Survey High	1/02	1.7000 Ac	N/A	100	$87,264
Average	2/01	1.4476 Ac	N/A	67	$63,306
Subject Property		50,163	R-3	Yes	N/A
		1.1516	Good	60	N/A

*	Utility includes shape, access, frontage and visibility.

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LAND VALUATION

Adjustment Process

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. No adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between May 3, 2000 and January 3, 2002. The market has changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. A senior housing location is dependent on its visibility and access, as well as proximity to transportation and support services. The subject property is considered to exhibit a good location, but it has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Size

The size adjustment generally reflects the inverse relationship expressed between unit price and lot size. Smaller lots tend to sell for higher unit prices than larger lots, and vice versa. Hence, positive adjustments were made to larger land parcels, and negative adjustments were made to smaller land parcels. Each comparable was adjusted accordingly.

Public Utilities

All of the sales, like the subject, had full access to public utilities at the time of sale; therefore, no adjustments for this characteristic were required.

Utility

The subject property has good utility. The parcel is adequately shaped to accommodate a typical building, and it has average access, frontage and visibility. When a comparable is considered to have superior or inferior utility, an adjustment was made.

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LAND VALUATION

Other

In some cases, other variables will impact the price of a transaction. Some examples would include soil or slope conditions, restrictive zoning, easements, wetlands or external influences. In our analysis of the comparables we found that no unusual conditions existed at the time of sale. As a result, no adjustments were required.

Discussion of Comparable Sales

Comparable Sale No. 1

This is the April 2001 sale of a multi-family site located in Millbrae, California. The parcel contains 1.70 acres. At the time of sale, this comparable was considered similar to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a larger size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments were warranted for size. Positive adjustments were not warranted.

Comparable Sale No. 2

This is the January 2002 sale of a multi-family site located in San Mateo, California. The parcel contains 0.89 acres. At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits a superior location to the subject. The comparable is of an inferior size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments for location and size were warranted. Positive adjustments were not warranted.

Comparable Sale No. 3

This is the December 2000 sale of a multi-family site located in San Mateo, California. The parcel contains 1.59 acres. At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits a superior location to the subject. The comparable is of an inferior size to the subject. The comparable has similar utility in relation to the subject. Negative adjustments for location and size were warranted. Positive adjustments were not warranted.

Comparable Sale No. 4

This is the May 2000 sale of a multi-family site located in Redwood City, California. The parcel contains 1.61 acres. At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits a inferior location to the subject. The comparable is of an inferior size to the subject. The comparable has similar utility in relation to the subject. A positive adjustment for location was warranted, while a negative adjustment was warranted for size.

A summary of our land sale adjustments is presented below.

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LAND VALUATION

LAND SALE ADJUSTMENT GRID

		Economic Adjustments (Cumulative)

	$/SqFt	Property	Financing &
		Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$54.02	Fee Simple/Mkt.	Arms-Length	None	Similar	$54.02
	4/01	0.0%	0.0%	0.0%	0.0%	0.0%
2	$119.30	Fee Simple/Mkt.	Arms-Length	None	Similar	$119.30
	1/02	0.0%	0.0%	0.0%	0.0%	0.0%
3	$72.03	Fee Simple/Mkt.	Arms-Length	None	Similar	$72.03
	12/00	0.0%	0.0%	0.0%	0.0%	0.0%
4	$32.64	Fee Simple/Mkt.	Arms-Length	None	Similar	$32.64
	5/00	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Property Characteristic Adjustments (Additive)
	$/SqFt
				Public			Adj.
No.	Date	Location	Size	Utilities	Utility**	Other	$/SqFt	Overall

1	$54.02	Similar	Similar	Similar	Similar	Similar	$54.02	Similar
	4/01	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	$119.30	Similar	Similar	Similar	Similar	Superior	$71.58	Superior
	1/02	0.0%	0.0%	0.0%	0.0%	-40.0%	-40.0%
3	$72.03	Similar	Similar	Similar	Similar	Superior	$57.62	Superior
	12/00	0.0%	0.0%	0.0%	0.0%	-20.0%	-20.0%
4	$32.64	Inferior	Similar	Similar	Similar	Inferior	$45.69	Inferior
	5/00	30.0%	0.0%	0.0%	0.0%	10.0%	40.0%

SUMMARY	Unadjusted		Adjusted

Price Range	$/SF Land	$/AC Land	$/SF Land	$/AC Land

Low	$32.64	$1,421,591	$45.69	$1,990,226
High	$119.30	$5,196,683	$71.58	$3,118,007
Average	$69.49	$3,027,194	$57.23	$2,492,806

Net Adjustment Range (Additive Property Characteristics)

Low	-40.0%
High	40.0%
Average	-5.0%

*Market Conditions Adjustment

Compound annual change in market conditions:	San Mateo

Date of Value (for adjustment calculations):	Mar-03

**Utility includes shape, access, frontage and visibility.

Summary of Sales and Opinion of Site Value

After considering the differences between each comparable and the subject, the adjusted sales price range is $45.69 to $71.58 per square foot of site area. We have elected to conclude within this range and our opinion of land value indicated by the Sales Comparison Approach is:

	$/Sq.Ft.

Sq.Ft.:		50,094
Opinion of Value:	X $	X $50.00

Indicated Land Value:		$2,508,150
Rounded Land Value:		$2,500,000

VALUATION SERVICES	74	ADVISORY GROUP

COST APPROACH

Methodology

The Cost Approach is based on the principle of substitution, which states that no prudent person will pay more for a property than the cost of acquiring a site and constructing, without undue delay, an equally desirable and useful property. The steps have been outlined under the Valuation Process section of this report. We have previously developed an opinion of land value at $2,500,000.

Replacement Cost New (RCN)

In this section, we will estimate the replacement cost of the existing improvements. Generally, there are three methods of estimating replacement cost; 1) review of the actual/proposed costs of the subject, 2) review of construction costs of other similar type properties, and 3) estimating costs from published cost data sources. In the case of the subject, we were not not provided with actual construction costs for the improvements.

Marshall Valuation Service

As a check towards the above comparisons, we have estimated the replacement cost for the improvements from the Calculator Section in the Marshall Valuation Service, a nationally recognized publication containing construction costs for all types of improvements. Base costs in the Marshall Valuation Service are revised monthly and adjustment factors are provided to reflect regional and local cost variations.

Base Building Costs

The published costs include all direct costs for the base structure and tenant improvements, and the following indirect costs:

1.	Plans, specifications, and building permits, including engineer’s and architect’s fees;

2.	Interest on construction funds during the construction period;

3.	Sales taxes on materials; and

4.	Contractor’s overhead and profit, including worker’s compensation, fire and liability insurance, unemployment insurance, etc.

These base building costs, adjusted for any unique building characteristics and cost multipliers, are presented in the cost summary chart following this section.

Base Construction Costs

In referencing the Marshall Valuation Service cost manual, we have used base costs for an average quality Class D Multiple Residence – Elderly Assisted Living in Section 12/Page 16. The indicated base cost for the improvements is $60.00 per square foot. Adjustments include $2.00 per square foot for sprinklers. Multiplier adjustments include 1.04 for current conditions, 1.28 for location, 1.00 for story height and .93 for perimeter.

Personal Property (Furniture, Fixtures and Equipment)

Based on the Marshall Valuation Service cost manual, the cost of furnishings, fixtures and equipment is estimated to be $3,500 per unit/bed or $210,000 for the 60 units.

VALUATION SERVICES	75	ADVISORY GROUP

COST APPROACH

Site Improvement Costs

Site improvement costs are not included in our Base Building Cost opinion. These include landscaping, asphalt paving, walkways, etc. Site improvement costs are estimated to be $100,326.

Other Indirect Costs

Other indirect costs not included in the RCN of building and site improvements are developer overhead, property taxes, permanent loan fees, legal costs, developer fees, contingencies, and lease-up and marketing costs.

Research into these costs leads to the conclusion that an average property requires an allowance for other indirect costs of between 8.00 percent and 12.00 percent of RCN of building improvements plus site improvements. We have chosen to use 10 percent in our analysis.

Pre-Marketing/Stabilization Costs

Total costs to bring the property into production to a stabilized occupancy level include marketing and pre-marketing expenses, operating losses incurred during fill-up, promotional and public relations expenses, marketing consultants, and professional advertising through the various media. Based upon our knowledge of these expenses for similar facilities, and discussions with marketing specialists and consultants, we estimated the total costs to bring the property into production at stabilized occupancy to be approximately $330,000 or $$5,500 per unit. We note that this estimate presumes a healthy market and a competent marketing/management team.

Entrepreneurial profit

Entrepreneurial Profit represents the return to the developer for taking the construction and lease-up risk. Market conditions can influence entrepreneurial profit. Based upon our discussions with developers in the local market, this figure tends to range between 10.00 percent to 20.00 percent of total direct and indirect costs. We chose to use 15.00 percent.

VALUATION SERVICES	76	ADVISORY GROUP

COST APPROACH

Accrued Depreciation

There are three sources of accrued depreciation:

Physical Deterioration:	The subject improvements were built in 1975. We have used the economic age-life method to develop an opinion of physical deterioration. In the Improvements Description section of this report, we developed an opinion that the effective age of the subject to be 30 years and the economic life to be 50 years. This results in a physical deterioration of 60.00 percent (effective age divided by economic life).

The furniture, fixtures and equipment (FF&E). We have concluded that the effective age of the FF&E to be 30 years and the economic life to be 10 years. This results in a physical deterioration of 80.00 percent (effective age divided by economic life).

Functional Obsolescence:	Due to the fact that our RCN opinion considers the construction of the subject improvements utilizing modern materials and current standards, design and layout, functional obsolescence is not applicable. Therefore, functional obsolescence is zero percent.

External Obsolescence:	Based upon a review of the specific location of the subject as well as the local assisted living market, external obsolescence is zero percent.

Total Depreciation:	The sum of these elements of accrued depreciation is 60.00 percent for the improvements and 80.00 percent for the FF&E.

Conclusion

Please refer to the following page for our Cost Approach summary that concludes to a market value opinion as follows:

Value

Cost Approach Conclusion	$4,217,246
Rounded	$4,200,000
Per Unit	$70,000

VALUATION SERVICES	77	ADVISORY GROUP

COST APPROACH

COST APPROACH SUMMARY

					Total
REPLACEMENT COST NEW (RCN)	SqFt		$/SqFt	Total	Cost

Building Base Cost	37,628		$60.00	$2,257,680
Sprinklers	37,628		$2.00	75,256

Subtotal (GBA)	37,628		$62.00	$2,332,936

Subtotal of Building Costs				$2,332,936
Multipliers
Current Cost			1.040
Local Area			1.280
Perimeter (approximate; blended)			0.927
Building Height			1.000
Product of Multipliers				x 1.234

Adjusted Base Cost				$2,878,895
Furnishings, Fixtures & Equipment
FF&E	$3,500		$/Unit	$210,000

Total Furnishings, Fixtures & Equipment				$210,000
Site Improvements	$2.00		$/SqFt	$100,326

Total Direct Costs				$3,189,221
Plus: Indirect Costs (% of Direct Costs)	10.0%			$318,922

Subtotal Replacement Cost New ( RCN )					$3,508,143
Pre-Marketing/Stabilization Costs	$5,500		$/Unit	$330,000

Subtotal					$3,838,143
Plus: Entrepreneurial Profit (% of RCN)	15.0%				575,722

Total Replacement Cost New ( RCN )					$4,413,865
Per Square Foot					$37,628.00
Per Unit					$73,564
ACCRUED DEPRECIATION
Physical Deterioration	Improvements		FF&E
Effective Age (Years):	30 Years		8 Years
Total Expected Economic Life	50 Years		10 Years

Total Physical Depreciation:	60.0%	$2,503,419	80.0%	$193,200
Functional Obsolescence	0.0%	0
External Obsolescence	0.0%	0

Total	60.0%	$2,503,419	80.0%	$193,200	$2,696,619

Depreciated Value of the Improvements					$1,717,246
Per Square Foot GBA					$91.16
Per Unit					$108,746
Plus Land Value					$2,500,000

Indicated Value					$4,217,246
Rounded to nearest $100,000					$4,200,000
Per Unit					$70,000
Per Square Foot					$111.62

Source: Marshall Valuation Service	Section: 12	Quality:	Average
	Section: 16	Class:	D
	Date: 8/02	Type:	Multiple Residences - Elderly Assisted Living

VALUATION SERVICES	78	ADVISORY GROUP

SALES COMPARISON APPROACH

Methodology

In the Sales Comparison Approach, we developed an opinion of value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

By analyzing sales that qualify as arm’s-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

1.	Research recent, relevant property sales and current offerings throughout the competitive area;

2.	Select and analyze properties that are similar to the property appraised, analyzing changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

3.	Identify sales that include favorable financing and calculate the cash equivalent price;

4.	Reduce the sale prices to a common unit of comparison such as price per square foot, price per unit or effective gross income multiplier;

5.	Make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

6.	Interpret the adjusted sales data and draw a logical value conclusion.

The most widely used and market-oriented unit of comparison for properties such as the subject is the sales price per unit basis. All comparable sales were analyzed on this basis.

On the following pages we present a summary of the improved properties that we compared to the subject property, a map showing their locations, and an adjustment grid. Detail sheets describing these sales can be found in the Addenda.

Due to the nature of the subject property and the level of detail available for the comparable data, we have elected to analyze the comparables through application of:

•	A cash flow multiplier (CFM) analysis

•	An effective gross income multiplier (EGIM) analysis

•	A traditional adjustment grid utilizing percentage adjustments

VALUATION SERVICES	79	ADVISORY GROUP

SALES COMPARISON APPROACH

SENIOR HOUSING SALES

					Average
				Sale Price	Unit SF
	Name	Property	Grantee
No.	Property	Type	Grantor	Date	Bldg SqFt

			625 Management Company
			LLC	$23,125,000	623
1	Carmel Village	IL/AL
	17077 San Mateo Street		Carmel Village Retirement
	Fountain Valley, CA		Residence LLC	1/03	117,666
			Healthcare Property
			Investors LLC	$8,800,000	693
2	Emerald Hills	AL
	11550 Education Street		ALCO IV LLC
	Auburn, CA			9/02	61,677
			CNL Retirement Properties
				$8,055,600	601
3	Mapleride of Laguna Creek	AL
	6727 Laguna Park Drive		Marriott Senior Living
	Elk Grove, CA		Services	1/02	50,476
			Emeritus Senior Living
				$8,500,000	842
4	Woodmark at Summit Ridge	AL/ALZ
	5165 Summit Ridge Court		Woodmart at Summit Ridge
	Reno, NV		LLC	2/02	77,445
			Quilted Care Reno LLC
				$3,200,000	620
5	Manor at Lakeside	IL/AL
	855 Brinkby Avenue		WMFMT Real Estate LP
	Reno, NV			8/01	56,411
			AMI Senior Living
				$5,000,000	739
6	Atria Redding	AL
	101 Quartz Hill Road		Atria Communities
	Redding, CA			7/01	44,328

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Condition			Revenues	Expense
		% Occ.	& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM
	Name
No.	Property	# Units	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

		97.0%	Good	$196.53	$5,450,000	$28,836	52.8%	8.98
1	Carmel Village
	17077 San Mateo Street
	Fountain Valley, CA	189 units	1986	$122,354	$2,575,000	$13,624	4.24	11.14%
		95.0%	Good	$142.68	$2,475,000	$27,809	60.2%	8.93
2	Emerald Hills
	11550 Education Street
	Auburn, CA	89 units	1999	$98,876	$985,000	$11,067	3.56	11.19%
		95.0%	Good	$159.59	$2,550,000	$30,357	66.7%	9.48
3	Mapleride of Laguna Creek
	6727 Laguna Park Drive
	Elk Grove, CA	84 units	1999	$95,900	$850,000	$10,119	3.16	10.55%
		95.0%	Average	$109.76	$3,300,000	$35,870	66.7%	7.73
4	Woodmark at Summit Ridge
	5165 Summit Ridge Court
	Reno, NV	92 units	1998	$92,391	$1,100,000	$11,957	2.58	12.94%
		95.0%	Average	$56.73	$1,200,000	$13,187	69.2%	8.65
5	Manor at Lakeside
	855 Brinkby Avenue
	Reno, NV	91 units	1981	$35,165	$370,000	$4,066	2.67	11.56%
		95.0%	Average	$112.80	$1,950,000	$32,500	67.9%	8.00
6	Atria Redding
	101 Quartz Hill Road
	Redding, CA	60 units	2000	$83,333	$625,000	$10,417	2.56	12.50%

		Average		Condition			Revenues	Expense
	Sale Price	Unit SF	% Occ.	& Quality	$/SqFt	Revenues	Per Unit	Ratio	CFM

	Date	Bldg SqFt	# Units	Year Built	$/Unit	NOI	NOI/Unit	EGIM	OAR

Survey Minimum	$3,200,000	601	95.0%	N/A	$56.73	$1,200,000	$13,187	53%	7.73
Survey Maximum	$23,125,000	842	97.0%	N/A	$196.53	$5,450,000	$35,870	69%	9.48
Survey Average	$9,446,767	686	95.3%	N/A	$129.68	$2,820,833	$28,093	64%	8.63
Survey Minimum	7/01	44,328	60 units	1981	$35,165	$370,000	$4,066	2.56	10.55%
Survey Maximum	1/03	117,666	189 units	2000	$122,354	$2,575,000	$13,624	4.24	12.94%
Survey Average	2/02	68,001	101 units	1994	$88,003	$1,084,167	$10,208	3.13	11.65%
Subject Property	N/A	627	85%	Average	N/A	$1,911,225	$31,854	81%	N/A
	N/A	37,628	60	1975	N/A	$366,464	$6,108	N/A	N/A

VALUATION SERVICES	80	ADVISORY GROUP

SALES COMPARISON APPROACH

IMPROVED SALES COMPARABLE MAP

VALUATION SERVICES	81	ADVISORY GROUP

SALES COMPARISON APPROACH

Cash Flow Multiplier

The cash flow multiple (CFM) is considered a reliable indicator of value. This is because the CFM considers both the income and the expenses of a facility, whereas the EGIM and the price per unit do not. The CFMs of the comparables range from 7.73x to 9.48x cash flow, with an average of 8.63x. The properties are newer facilities in average to good condition. The financial indicators are all based on stabilized operating levels.

The subject is an assisted living facility of average quality that is located in a good senior demographic market area in California. We note that the forecast subject expense ratio, inclusive of management fees and replacement reserves, is 80.83 percent, which falls within the lower portion of the range of the comparables. In addition, the subject’s cash flow is moderate relative to the comparables. We have utilized a cash flow multiplier in the middle portion of the range of 9.00x, which when applied to the subject’s projected stabilized cash flow (net operating income) arrives at a market value for the subject as follows:

		Subject	Indicated
Range	CFM	NOI	Value	$/Unit

Low	7.73	$366,464	$2,831,765	$47,196
High	9.48	$366,464	$3,473,042	$57,884
Median	8.79	$366,464	$3,221,704	$53,695
Average	8.63	$366,464	$3,161,830	$52,697
Sample Si	6

CONCLUSIONS

Indicated CFM		9.00
Net Operating Income	x $	366,464

Indicated Stabilized Value		$3,298,174
Rounded to nearest $100,000		$3,300,000
Per Unit		$55,000
Per Square Foot		$87.70

Therefore, the indicated value for the subject the CFM analysis is $3,300,000.

Effective Gross Income Multiplier

The effective gross income multiplier serves as an indicator of market value as expressed by the relationship between the sales price of a property and its effective gross income. This unit of comparison is commonly utilized by participants active in the real estate market. A significant strength of this analytical technique is that it represents a direct factor of income as reflected by the market and, therefore, requires no adjustment. Furthermore, the effective gross income is more easily verified and more reliable than net operating income since the figure is not distorted by management fees, capital costs or accounting conventions.

The effective gross income multipliers for the comparable sales indicate a range of 2.56x to 4.24x effective gross income with an average of 3.13x. In The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, EGIMs for 2002 were analyzed. In general, the average EGIM for assisted living facilities in 2002 was 2.4x. This represented a strong decline over the EGIM of 3.2x reported in 2001. The decline was reported as being reflective of the excessive development in the 1990s, as well as several corporate bankruptcies during 2001.

VALUATION SERVICES	82	ADVISORY GROUP

SALES COMPARISON APPROACH

Furthermore, our findings are that multipliers decline as the age of the facility increases. We have utilized an EGIM of 2.00x for the subject, which falls slightly below the range for the comparables. This rate is considered reasonable for the subject given the subject’s projected expense ratio, age, and location. This is applied to the subject’s projected effective gross income as follows:

		Subject	Indicated
Range	EGIM	EGI	Value	$/Unit

Low	2.56	$1,911,225	$4,900,577	$81,676
High	4.24	$1,911,225	$8,109,556	$135,159
Median	2.91	$1,911,225	$5,567,136	$92,786
Average	3.13	$1,911,225	$5,977,121	$99,619
Sample Size	6

CONCLUSIONS

Indicated EGIM		2.00
Effective Gross Income	x $	1,911,225

Indicated Stabilized Value		$3,822,450
Rounded to nearest $100,000		$3,800,000
Per Unit		$63,333
Per Square Foot		$100.99

Therefore, the indicated value for the subject by the EGIM analysis is $3,800,000.

Price Per Unit

The price per unit is the most frequently quoted unit of comparison. This is despite the fact he fact that the calculation ignores variations in rates or operating margins and, therefore, is indifferent to the income generating potential of an investment property. Nonetheless, the price per unit provides some indication of prices. Although our income estimates maybe based on a per resident basis due to the possible inclusion of shared units, the basis of the comparables has been analyzed on a per unit situation. We believe that comparing the subject on a per unit basis is the most reasonable method and would not provide a misleading value estimate for the property.

The following is a discussion of the sales that have been compared with the subject. Again, the sales have been analyzed on a price per unit basis with all necessary adjustments. Reference is made to sales summary shown previously.

Percentage Adjustment Method

Adjustment Process

The sales that we have utilized represent the best available information that could be compared to the subject property. The major elements of comparison for an analysis of this type include the property rights conveyed, the financial terms incorporated into a particular transaction, the conditions or motivations surrounding the sale, changes in market conditions since the sale, the location of the real estate, its physical traits and the economic characteristics of the property.

VALUATION SERVICES	83	ADVISORY GROUP

SALES COMPARISON APPROACH

The first adjustment made to the market data takes into account differences between the subject property and the comparable property sales with regard to the legal interest transferred. Advantageous financing terms or peculiar conditions of sale are then adjusted to reflect a normal market transaction. Next, changes in market condition must be accounted for, thereby creating a time adjusted normal unit of comparison. Lastly, adjustments for location, the physical traits and the economic characteristics of the market data are made in order to generate the final adjusted unit rate, which is appropriate for the subject property.

Property Rights Conveyed

All of the sales utilized in this analysis involved the transfer of the fee simple interest. Since we are appraising the fee simple interest of the subject property, no adjustments were required.

Financial Terms

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash and/or cash and market-oriented financing. Therefore, no adjustment for financial terms is required for the comparables.

Conditions of Sale

Adjustments for conditions of sale usually reflect the motivations of the buyer and the seller. In many situations the conditions of sale may significantly affect transaction prices. However, all sales used in this analysis are considered to be “arms-length” market transactions between both knowledgeable buyers and sellers on the open market. Therefore, no adjustments for conditions of sale are required for the comparables.

Market Conditions

The sales included in this analysis date between July 1, 2001 and January 1, 2003. The market has not changed over this time period. The appropriate adjustment was made to each comparable.

Location

An adjustment for location is required when the locational characteristics of a comparable property are different from those of the subject property. The subject property is considered to exhibit a good location and has average access and visibility. We have made a negative adjustment to those comparables considered superior in location versus the subject. Conversely, a positive adjustment was made to those comparables considered inferior. Each comparable was adjusted accordingly.

Physical Traits

Various physical factors were analyzed including size, age, condition, quality, amenities, unit mix, utility, etc. When an item was determined to be inferior to the subject, a positive adjustment was applied. When an item was determined to be superior to the subject, a negative adjustment was applied.

Economic Characteristics

This adjustment is used to reflect differences in rent levels, operating expense ratios, occupancy levels, and other items that would have an economic impact on the transaction. Each comparable was adjusted accordingly.

VALUATION SERVICES	84	ADVISORY GROUP

SALES COMPARISON APPROACH

Discussion of Comparable Sales

In our analysis of the market for comparable assisted living properties, we have compared the subject to assisted living properties from throughout the regional area. These are discussed below.

Comparable Sale No. 1

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 2

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 3

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were not warranted.

Comparable Sale No. 4

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. The comparable exhibits an inferior location. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

Comparable Sale No. 5

At the time of sale, this comparable was considered inferior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a similar age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were inferior. Negative adjustments were not warranted. Positive adjustments were warranted for location and revenue characteristics.

VALUATION SERVICES	85	ADVISORY GROUP

SALES COMPARISON APPROACH

Comparable Sale No. 6

At the time of sale, this comparable was considered superior to the subject. No adjustments for property rights conveyed, financing or conditions of sale were necessary. Market conditions have not changed in the period since the sale. The comparable exhibits an inferior location. The comparable is of a superior age and condition to the subject. The comparable has a similar payor mix as the subject. Revenue characteristics were superior. Negative adjustments were warranted for age and revenue characteristics. Positive adjustments were warranted for location.

A summary of our adjustments is shown in the following table.

IMPROVED COMPARABLE SALE ADJUSTMENT GRID

		ECONOMIC ADJUSTMENTS (CUMULATIVE)
		Property	Financing &
	$/Unit	Rights	Conditions	Exp. After	Market*
No.	Date	Conveyed	of Sale	Purchase	Conditions	Subtotal

1	$122,354	Fee Simple/Mkt.	Arms-Length	None	Similar	$122,354
	1/03	0.0%	0.0%	0.0%	0.0%	0.0%
2	$98,876	Fee Simple/Mkt.	Arms-Length	None	Similar	$98,876
	9/02	0.0%	0.0%	0.0%	0.0%	0.0%
3	$95,900	Fee Simple/Mkt.	Arms-Length	None	Similar	$95,900
	1/02	0.0%	0.0%	0.0%	0.0%	0.0%
4	$92,391	Fee Simple/Mkt.	Arms-Length	None	Similar	$92,391
	2/02	0.0%	0.0%	0.0%	0.0%	0.0%
5	$35,165	Fee Simple/Mkt.	Arms-Length	None	Similar	$35,165
	8/01	0.0%	0.0%	0.0%	0.0%	0.0%
6	$83,333	Fee Simple/Mkt.	Arms-Length	None	Similar	$83,333
	7/01	0.0%	0.0%	0.0%	0.0%	0.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

		PROPERTY CHARACTERISTIC ADJUSTMENTS (ADDITIVE)
			Age,
	$/Unit		Quality		Revenue	Payor		Adj.
No.	Date	Location	Condition	Unit Mix	Characteristics	Mix	Other	$/Unit	Overall

1	$122,354	Similar	Similar	Similar	Superior	Similar	Similar	$61,177	Superior
	1/03	0.0%	0.0%	0.0%	-50.0%	0.0%	0.0%	-50.0%
2	$98,876	Similar	Similar	Similar	Superior	Similar	Similar	$59,326	Superior
	9/02	0.0%	0.0%	0.0%	-40.0%	0.0%	0.0%	-40.0%
3	$95,900	Similar	Similar	Similar	Superior	Similar	Similar	$57,540	Superior
	1/02	0.0%	0.0%	0.0%	-40.0%	0.0%	0.0%	-40.0%
4	$92,391	Similar	Similar	Similar	Superior	Similar	Similar	$55,435	Superior
	2/02	0.0%	0.0%	0.0%	-40.0%	0.0%	0.0%	-40.0%
5	$35,165	Similar	Similar	Similar	Inferior	Similar	Similar	$49,231	Inferior
	8/01	0.0%	0.0%	0.0%	40.0%	0.0%	0.0%	40.0%
6	$83,333	Similar	Similar	Similar	Superior	Similar	Similar	$58,333	Superior
	7/01	0.0%	0.0%	0.0%	-30.0%	0.0%	0.0%	-30.0%

SUMMARY

	Unadj. $/Unit	Adj. $/Unit

Price Range
Low	$35,165	$49,231
High	$122,354	$61,177
Average	$88,003	$56,840
Net Adjustment
Low	-50.0%
High	-30.0%
Average	-40.0%

CONCLUSION

Indicated Value per Unit	$55,000
Number of Units	x 60

Indicated Value	$3,300,000
Rounded to nearest $100,000	$3,300,000
Per Unit	$55,000

*Market Conditions Adjustment
Compound annual change in market conditions:	3.00%
Date of Value (for adjustment calculations):	03/31/2003

Summary of Price Per Unit Analysis

After adjusting each comparable sale for differences with the subject property, the adjusted sale price range is $49,231 to $61,177 per unit. Based on the data, we believe that due to the subject’s level of construction quality, resident targeting and location, a price per unit towards the middle portion of the adjusted range is warranted. From this, we have correlated to a price of $55,000 per unit.

Price Per Unit Conclusion

Number of Units		Price Per Unit		Indicated Value

60	×	$55,000 Rounded To:	=	$3,300,000 $3,300,000

VALUATION SERVICES	86	ADVISORY GROUP

SALES COMPARISON APPROACH

The Sales Comparison Approach results in a range of values for the subject property of to $3,300,000 to $3,800,000. This value range equates to a price per square foot of building area of $87.70 to $100.99, which falls within the lower middle portion of the range of the unadjusted comparables and is considered reasonable based on the economic and physical characteristics of the subject.

Based on our analysis of competitive transactions, we conclude that the indicated value by the Sales Comparison Approach on October 21, 2003 was:

Units	Indicated Value

60	$3,400,000

VALUATION SERVICES	87	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of “anticipation” underlies this approach in that investors recognize the relationship between an asset’s income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method, anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

In our opinion, the direct capitalization analysis method is most appropriate to value the subject property.

Historical Financial Performance of the Subject Property

The subject is an existing assisted living facility. We were provided with financial statements for 2000, 2001, 2002, and year-to-date 2003. The financial statements have been summarized on a following chart.

Potential Gross Income

There is only one type of payment source at the subject for assisted living services; private pay residents. This type of payor is generally considered the most desirable since private pay rates allow for greater profitability than any fixed government rate plans. Therefore, revenue for the subject is received from the monthly rentals of the living units, as well as from other sources such as second person (double occupancy) fees, move-in or processing fees, as well as other miscellaneous revenue.

VALUATION SERVICES	88	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Retirement Inn of Daly City
INCOME AND OPERATING EXPENSE SUMMARY

	2000				2001
	(January - December)				(January - December)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,301,049	$16,496	$45.19	84.79%	$1,598,213	$17,572	$48.14	85.30%
Rent Concessions	$(8,460)	$(107)	$(0.29)	-0.55%	$(500)	$(5)	$(0.02)	-0.03%
Additional Personal Care	$237,187	$3,007	$8.24	15.46%	$258,301	$2,840	$7.78	13.79%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$—	$—	$—	0.00%	$16,410	$180	$0.49	0.88%
Other Income	$4,634	$59	$0.16	0.30%	$1,301	$14	$0.04	0.07%

GROSS POTENTIAL REV.	$1,534,410	$19,455	$53.30	100.00%	$1,873,725		$56.44	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$1,534,410	$19,455	$53.30	100.00%	$1,873,725	$20,602	$56.44	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$61,482	$780	$2.14	4.01%	$26,588	$292	$0.80	1.42%
Payroll (Wages)	$524,981	$6,656	$18.24	34.21%	$559,415	$6,151	$16.85	29.86%
Payroll Taxes & Benefits	$127,866	$1,621	$4.44	8.33%	$189,612	$2,085	$5.71	10.12%
Resident Care	$2,615	$33	$0.09	0.17%	$2,148	$24	$0.06	0.11%
Food Services	$156,215	$1,981	$5.43	10.18%	$162,082	$1,782	$4.88	8.65%
Activities	$9,446	$120	$0.33	0.62%	$12,761	$140	$0.38	0.68%
Housekeeping/Laundry	$28,681	$364	$1.00	1.87%	$18,277	$201	$0.55	0.98%
Plant Operations	$62,720	$795	$2.18	4.09%	$42,205	$464	$1.27	2.25%
Utilities	$96,066	$1,218	$3.34	6.26%	$119,716	$1,316	$3.61	6.39%
Marketing/Promotions	$44,997	$571	$1.56	2.93%	$26,753	$294	$0.81	1.43%
Non-Departmental
Real Estate Taxes	$103,030	$1,306	$3.58	6.71%	$31,318	$344	$0.94	1.67%
Insurance	$13,697	$174	$0.48	0.89%	$21,428	$236	$0.65	1.14%
Management Fees (5% of EGI)	$76,721	$973	$2.67	5.00%	$93,686	$1,030	$2.82	5.00%
Replacement Reserves ($/Unit)	$21,000	$266	$0.73	1.37%	$21,000	$231	$0.63	1.12%

TOTAL ALL EXPENSES	$1,329,517	$16,857	$46.18	86.65%	$1,326,989	$14,590	$39.97	70.82%
EXPENSE RATIO	86.6%				70.8%
NET OPERATING INCOME	$204,893	$2,598	$7.12	13.35%	$546,736	$6,011	$16.47	29.18%
OCCUPANCY	83.0%				95.7%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2002				2003 Annualized
	(January - December)				(January - August)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,488,043	$19,176	$52.54	81.55%	$1,487,973	$20,162	$55.24	82.47%
Rent Concessions	$(4,517)	$(58)	$(0.16)	-0.25%	$(85,125)	$(1,153)	$(3.16)	-4.72%
Additional Personal Care	$302,228	$3,895	$10.67	16.56%	$314,247	$4,258	$11.67	17.42%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$19,350	$249	$0.68	1.06%	$78,356	$1,062	$2.91	4.34%
Other Income	$19,527	$252	$0.69	1.07%	$8,733	$118	$0.32	0.48%

GROSS POTENTIAL REV.	$1,824,631	$23,513	$64.42	100.00%	$1,804,184	$24,447	$66.98	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$1,824,631	$23,513	$64.42	100.00%	$1,804,184	$24,447	$66.98	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$52,134	$672	$1.84	2.86%	$50,420	$683	$1.87	2.79%
Payroll (Wages)	$558,429	$7,196	$19.72	30.61%	$547,415	$7,418	$20.32	30.34%
Payroll Taxes & Benefits	$225,258	$2,903	$7.95	12.35%	$226,049	$3,063	$8.39	12.53%
Resident Care	$3,509	$45	$0.12	0.19%	$3,042	$41	$0.11	0.17%
Food Services	$150,667	$1,942	$5.32	8.26%	$146,607	$1,987	$5.44	8.13%
Activities	$10,445	$135	$0.37	0.57%	$11,028	$149	$0.41	0.61%
Housekeeping/Laundry	$18,888	$243	$0.67	1.04%	$19,623	$266	$0.73	1.09%
Plant Operations	$46,903	$604	$1.66	2.57%	$53,475	$725	$1.99	2.96%
Utilities	$104,298	$1,344	$3.68	5.72%	$103,064	$1,397	$3.83	5.71%
Marketing/Promotions	$26,300	$339	$0.93	1.44%	$38,480	$521	$1.43	2.13%
Non-Departmental
Real Estate Taxes	$53,220	$686	$1.88	2.92%	$52,136	$706	$1.94	2.89%
Insurance	$44,254	$570	$1.56	2.43%	$46,065	$624	$1.71	2.55%
Management Fees (5% of EGI)	$91,232	$1,176	$3.22	5.00%	$90,209	$1,222	$3.35	5.00%
Replacement Reserves ($/Unit)	$21,000	$271	$0.74	1.15%	$21,000	$285	$0.78	1.16%

TOTAL ALL EXPENSES	$1,406,537	$18,125	$49.66	77.09%	$1,408,610	$19,087	$52.29	78.07%
EXPENSE RATIO	77.1%				78.1%
NET OPERATING INCOME	$418,094	$5,388	$14.76	22.91%	$395,574	$5,360	$14.69	21.93%
OCCUPANCY	81.7%				77.7%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	C&W Forecast
	Stabilized Year
	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,858,500	$19,563	$63.06
Rent Concessions	$—	$—	$—
Additional Personal Care	$342,000	$3,600	$11.60
Second Occupant	$—	$—	$—
New Resident Fees	$38,000	$400	$1.29
Other Income	$10,000	$105	$0.34

GROSS POTENTIAL REV.	$2,248,500	$23,668	$83.47
Vacancy/Collection Loss	$(337,275)

TOTAL NET REVENUE	$1,911,225	$23,668	$64.84
OPERATING EXPENSES
Departmental
General/Administrative	$60,000	$743	$2.04	3.14%
Payroll (Wages)	$625,000	$7,740	$21.21	32.70%
Payroll Taxes & Benefits	$240,000	$2,972	$8.14	12.56%
Resident Care	$20,000	$248	$0.68	1.05%
Food Services	$150,000	$1,858	$5.09	7.85%
Activities	$12,000	$149	$0.41	0.63%
Housekeeping/Laundry	$20,000	$248	$0.68	1.05%
Plant Operations	$55,000	$681	$1.87	2.88%
Utilities	$105,000	$1,300	$3.56	5.49%
Marketing/Promotions	$40,000	$495	$1.36	2.09%
Non-Departmental
Real Estate Taxes	$53,200	$659	$1.80	2.78%
Insurance	$48,000	$594	$1.63	2.51%
Management Fees (5% of EGI)	$95,561	$1,183	$3.24	5.00%
Replacement Reserves ($/Unit)	$21,000	$260	$0.71	1.10%

TOTAL ALL EXPENSES	$1,544,761	$19,130	$52.41	80.83%
EXPENSE RATIO	80.8%
NET OPERATING INCOME	$366,464	$4,538	$12.43	19.17%
OCCUPANCY	85.0%

VALUATION SERVICES	89	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Assisted Living Rate Analysis

The subject has an effective capacity of 95 residents and/or beds. The facility is of average quality construction with a layout and design typical to its age,, which makes marketing a challenge relative to the competition. The following is a description of the types of accommodations that are available at the subject.

Assisted living residents at the subject have the choice of studio and one-bedroom apartment units. We note that the subject units are small in relation to the marketplace and all have shared bathrooms, no kitchenettes and limited closet areas. All of the residents are provided with three daily meals, weekly housekeeping, utilities (except telephone), activities, and scheduled transportation included in their monthly rent. Assisted living or personal care services are an additional monthly fee.

The subject’s actual rental rates (rent roll) were tested for reasonableness against similar facilities in the subject’s market area. In the Competitive Market Analysis section, we identified several existing facilities considered to provide competition for the subject. Data sheets were provided in the Competitive Market Analysis section presented previously. The complexes we surveyed are all considered comparable given that they all provide assisted living units. We note that the facilities are all adequately maintained and they all have a similar amenity package. All of the competing facilities have been discussed in detail in the Competitive Market Analysis section of the report.

The table below summarizes the subject’s unit types and the actual and asking monthly rents.

Retirement Inn of Daly City

			In House Rents		Asking Rents

	No.	Occ.	Monthly	$/Unit	Monthly	$/Unit
Unit	Beds	Units	Revenue	Per Mo.	Revenue	Per Mo.

Assisted Living
Private Studio	25	21	$47,225	$2,249	$57,500	$2,300

Total — Studio	25	21	$47,225	$2,249	$57,500	$2,300
Companion Suite	70	46	$63,325	$1,377	$98,000	$1,400

Total — Companion Suite	70	46	$63,325	$1,377	$98,000	$1,400
Assisted Totals	95	67	$110,550	$1,650	$155,500	$1,637
Totals	95	67	$110,550	$1,650	$155,500	$1,637

As seen, the current in-house average rates are very similar to the asking rates at the subject. Overall, the average rate is $1,650 per month, which is similar to the average asking rate of $1,637 per month. We feel that a very slight increase for the in-house rates is reasonable in light of the subject’s competition, age and physical design.

VALUATION SERVICES	90	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Base Rental Rates

The following chart details our reconciled base rental rates for all unit types at the subject. These rates were concluded to in the Competitive Market Analysis section of the report.

Retirement Inn of Daly City
Reconciled Market Rental Rates

	Resident	No.	No.	Market
Unit Type	Type	Units	Beds	Rent

Private Studio	AL	25	25	$2,275
Private Suite	AL	23	46	$1,400
Companion Suite	AL	12	24	$1,400

Totals		60	95

Other Revenues

In addition to room revenues, the subject receives additional income from additional personal care, respite care, new resident fees (entrance fees), second person fees, as well as miscellaneous revenue from such items as barber/beauty income, laundry services, meal and guest fees, food catering, health supplies, etc.

Additional Personal Care

This relates to the additional costs for personal care to those residents who require additional care. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident	PRD

2000	$237,187	$3,007	$8.24
2001	$258,301	$2,840	$7.78
2002	$302,228	$3,895	$10.67
2003 Annualized	$314,247	$4,258	$11.67
C&W Forecast	$342,000	$3,600	$11.60

The base monthly rates at the subject do not include any personal care. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

Review of the rent roll showed that of the existing residents, 37 residents (63 percent of existing total) were paying for personal care services. The average charge equated to $688.65 per

VALUATION SERVICES	91	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

month, which would indicate an average Level 2 care level. Based on the data, we have forecast that 50 percent of the resident mix will pay an average of $600 per month for personal care services. This equates to Year 1 revenue of $342,000, which is consistent with the recent pattern at the subject.

New Resident Fees

New resident fees at the subject are $2,000 per resident, which falls within the upper end of the range of the comparables from $950 to $2,500. This amount is considered reasonable given the subject’s location and occupancy rate.

The typical turnover in an assisted living facility is between 20 and 28 months with a midrange of two years. This is equivalent to 50 percent of the census turning over each year. For the subject, we are estimating that 40 percent of the residents will pay entry or new resident fees during the subsequent 12 months. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident

2000	$0	$0
2001	$16,410	$180
2002	$19,350	$249
2003 Annualized	$78,356	$1,062
C&W Forecast	$38,000	$400

Based on the data, we have forecast Year 1 new resident fees at $38,000. The annualized 2003 data indicates a relatively high revenue, however, this is due to high number of new residents that moved into the facility after seeing atypical attrition in the mid to latter part of 2002. Our forecast is consistent with previous trends that reflected normal occupancy.

Second Person Fees

The subject charges a fee of $750 per month for a double occupant in the same unit. This would be applicable to a spouse or sibling. The historical revenue data for the subject did not include any line item breakdown for this category. At the time of inspection, there were no double occupancies at the subject. Due to the shared unit composition of the subject, any revenue from double occupancies is minimal. We believe that our other income forecast that follows would more than account for any revenue from this source.

Other Income

This category includes revenue received from the subject’s barber/beauty income, laundry services, respite income, cable TV revenue, meal and guest fees, food catering, health supplies, parking, etc. The historic costs for this category are shown in the following table.

VALUATION SERVICES	92	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD

2000	$4,634	$59	$0.16
2001	$1,301	$14	$0.04
2002	$19,527	$252	$0.69
2003 Annualized	$8,733	$118	$0.32
C&W Forecast	$10,000	$105	$1.29

Based on the data, we have forecast Year 1 revenue from this source at $10,000. This is seen as being consistent with the historic revenue for the subject.

Concessions/Rental Allowances

At the time of inspection, the subject was not offering any rent concessions. The subject, however, had been offering concessions in 2002 and in the first part of 2003 in attempt to stimulate the below stabilized occupancy problems. Although concessions will not likely be seen consistently in the market going forward, newer product will likely use them to stimulate any unforeseen vacancies, while older properties like the subject may use concessions more frequently. Nonetheless, no allowance for rent concessions will be applied to the subject as we have accounted for this potential through a lower occupancy rate and rental rate forecast.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late. Model units or other rent loss, if necessary, is addressed separately.

The subject, as of the most current rent roll provided, was 82 percent occupied. This is higher than current average occupancy levels for the market area overall. Rent comparable occupancies range from 93 to 100 percent. Occupancy at the facility was 83 percent in 2000, 96 percent in 2001, 82 percent in 2002 and year-to-date 2003 annualizes out to 78.

In consideration of the above, as well as the general market conditions and market positioning of the subject, we have forecasted a stabilized vacancy and collection loss of 15.00 percent for the subject.

Effective Gross Income

The following table summarizes the projected estimate of stabilized income based on the above findings. The stabilized revenues reflect what we believe would be anticipated by a purchaser of the subject and are based on current market rents and trends.

VALUATION SERVICES	93	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Retirement Inn of Daly City
STABILIZED OPERATING INCOME

						PER
	RESIDENT	NO.	NO.	MONTHLY		ACTUAL
UNIT TYPE	TYPE	UNITS	BEDS	RATE	INCOME	RESIDENT

Private Studio	AL	25	25	$2,275	$682,500
Private Suite	AL	23	46	$1,400	$772,800
Companion Suite	AL	12	24	$1,400	$403,200

Total		60	95		$1,858,500	$19,563
Additional Personal Care			50%	$600	$342,000	$3,600
Second Person			0%	$750	$—	$—
New Resident Fees			20%	$2,000	$38,000	$400
Other					$10,000	$105

TOTAL POTENTIAL GROSS INCOME					$2,248,500	$23,668
LESS: VACANCY @			15.0%		$(337,275)

EFFECTIVE GROSS INCOME					$1,911,225	$23,668

Opinion of Expenses

We have developed an opinion of the property’s annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar senior living properties. We were provided with operating statements for 2000, 2001, 2002, and year-to-date 2003. This information was previously summarized.

We were not provided with the staffing requirements for the facility and we were not able to analyze the expenses on this basis. We have supported our estimate of projected expenses with other senior living facilities in the region, as well as from overall industry statistics. We also note that the reader is cautioned when reviewing the comparable expenses for individual facilities, in that the reporting of expenses varies by property and that different congregate living facilities offer different services. All comparisons will be made on an actual resident basis.

Expense Comparables

The expense comparables have been summarized on the following page.

VALUATION SERVICES	94	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

     SUMMARY OF COMPARABLE OPERATING EXPENSES ASSISTED LIVING FACILITIES

				ASHA		ASHA
				Lower	ASHA	Upper
Facility	Confidential	Confidential	Confidential	Quartile	Median	Quartile

Reporting Period	2002	2002	2002	2002	2002	2002
Year Built	1999	2001	1990	N/A	N/A	N/A
No. of IL Units	0	42	176	N/A	N/A	N/A
No. of AL Units	89	72	11	N/A	N/A	N/A
No. of ALZ Units	13	0	0	N/A	N/A	N/A

Total Units	102	114	187	N/A	N/A	N/A
Occupancy	83%	85%	98%	N/A	N/A	N/A
Resident Days	30,901	35,493	66,890

	Per		% of	Per		% of	Per		% of
	Resident	$/RD	EGI	Resident	$/RD	EGI	Resident	$/RD	EGI

TOTAL NET REVENUES	$37,505	$102.75		$25,443	$69.71		$34,768	$95.26
EXPENSES
General & Administrative	$756	$2.07	2.02%	$1,110	$3.04	3.25%	$1,129	$3.09	3.25%
Payroll (Wages/Salaries)	$11,593	$31.76	30.91%	$8,553	$23.43	23.52%	$8,179	$22.41	23.52%
Payroll Taxes & Benefits	$3,815	$10.45	10.17%	$2,144	$5.88	8.62%	$2,996	$8.21	8.62%
Resident Care	$219	$0.60	0.59%	$609	$1.67	0.82%	$286	$0.78	0.82%
Food Services	$1,786	$4.89	4.76%	$1,207	$3.31	6.32%	$2,196	$6.02	6.32%
Activities	$58	$0.16	0.16%	$58	$0.16	0.53%	$184	$0.50	0.53%
Housekeeping	$119	$0.32	0.32%	$101	$0.28	0.86%	$299	$0.82	0.86%
Plant Operations	$644	$1.77	1.72%	$510	$1.40	4.05%	$1,409	$3.86	4.05%
Utilities	$1,536	$4.21	4.09%	$1,180	$3.23	5.19%	$1,805	$4.94	5.19%
Marketing/Promotions	$527	$1.44	1.41%	$439	$1.20	1.57%	$546	$1.49	1.57%
Real Estate Taxes	$705	$1.93	1.88%	$520	$1.43	3.62%	$1,257	$3.45	3.62%
Insurance	$611	$1.67	1.63%	$400	$1.10	3.32%	$1,154	$3.16	3.32%
ADJUSTED OPERATING EXPENSES	$22,369	$73.84	59.64%	$16,832	$55.56	61.66%	$21,439	$70.77	61.66%
Management Fee	$1,875	$5.14	5.00%	$1,272	$3.49	5.00%	$1,738	$0.00	5.00%
Expense Ratio Before Reserves	65%			71%			67%
Reserves	—	—	—	—	—	—	—	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

TOTAL NET REVENUES	$29,046	$34,264	$38,878
EXPENSES
General & Administrative	$1,115	$1,433	$1,889
Payroll (Wages/Salaries)	N/A	N/A	N/A
Payroll Taxes & Benefits	$1,575	$2,068	$3,003
Resident Care	$4,253	$6,123	$7,259
Food Services	$2,704	$3,529	$4,892
Activities	N/A	N/A	N/A
Housekeeping	$532	$815	$1,130
Plant Operations	$580	$916	$1,356
Utilities	$1,086	$1,306	$1,526
Marketing/Promotions	$858	$1,349	$2,008
Real Estate Taxes	$648	$1,011	$1,597
Insurance	$278	$463	$726
ADJUSTED OPERATING EXPENSES	$20,959	$24,058	$29,438
Management Fee	$1,249	$1,713	$2,082
Expense Ratio Before Reserves	76%	75%	81%
Reserves	$181	$326	$525

Source: The State of Seniors Housing, 2002, ASHA. (Data is for Assisted Living Facilities)

Note: Each line expense for ASHA derived from seperately sorted data columns and may not add up under totals.

* All comparable categories based on Actual Unit (Per Resident)

VALUATION SERVICES	95	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

General & Administrative

These costs, for the basis of the subject analysis, include office supplies, licenses/permits, dues/subscriptions, travel/meals, communications/telephone, resident activities and transportation. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$61,482	$780	$2.14	4.01%
2001	$26,588	$292	$0.80	1.42%
2002	$52,134	$672	$1.84	2.86%
2003 Annualized	$50,420	$683	$1.87	2.79%
C&W Forecast	$60,000	$743	$2.04	3.14%

The expense comparables showed expenses for this category from $ 756 to $1,129 per resident (average of $ 999 per resident), while the industry data showed a range from $1,115 to $1,889 per resident (median of $1,433 per resident). The subject’s actual expenses fall towards the lower end of the range of the comparable properties. We believe that a higher cost would be warranted for the property based on the market data. We have forecast Year 1 general and administrative costs at $60,000 or $ 743 per resident.

Payroll (Wages and Salaries)

These costs, for the basis of the subject analysis, include all wage and salary costs for the employees. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$524,981	$6,656	$18.24	34.21%
2001	$559,415	$6,151	$16.85	29.86%
2002	$558,429	$7,196	$19.72	30.61%
2003 Annualized	$547,415	$7,418	$20.32	30.34%
C&W Forecast	$625,000	$7,740	$21.21	32.70%

The expense comparables showed expenses for this category from $8,179 to $11,593 per resident (average of $9,442 per resident), while no data was provided by the ASHA industry data. The subject’s actual expenses fall below the range indicated by the comparable range. We have forecast Year 1 wages and salary costs higher at $625,000 or $7,740 per resident.

VALUATION SERVICES	96	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Payroll Taxes and Benefits

These costs, for the basis of the subject analysis, include cost for the employee pension plan, employee incentives, vacation pay, employee benefits and payroll taxes. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$127,866	$1,621	$4.44	8.33%
2001	$189,612	$2,085	$5.71	10.12%
2002	$225,258	$2,903	$7.95	12.35%
2003 Annualized	$226,049	$3,063	$8.39	12.53%
C&W Forecast	$240,000	$2,972	$8.14	12.56%

The expense comparables showed expenses for this category from $2,144 to $3,815 per resident (average of $2,985 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,068 per resident). The subject’s actual expenses are bracketed by the comparable properties and are considered reasonable. We have forecast Year 1 payroll taxes and benefits costs at $240,000 or $2,972 per resident.

Resident Care

This expense is for the costs associated with the personal or assisted living services for the assisted living residents. These include all health care and special needs supplies and related activities, but does not include payroll. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$2,615	$33	$0.09	0.17%
2001	$2,148	$24	$0.06	0.11%
2002	$3,509	$45	$0.12	0.19%
2003 Annualized	$3,042	$41	$0.11	0.17%
C&W Forecast	$20,000	$248	$0.68	1.05%

The expense comparables showed expenses for this category from $ 219 to $ 609 per resident (average of $ 371 per resident), while the industry data showed a range from $4,253 to $7,259 per resident (median of $6,123 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are seen as falling well below the average costs by the comparable properties. As such, we believe a prudent operator

VALUATION SERVICES	97	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

would allocate a higher allowance, especially as over one-half of the subject’s residents are paying for additional resident or personal care. Based on this, we have forecast Year 1 resident care costs at $20,000 or $ 248 per resident.

Food Services

These costs include raw food costs, as well as kitchen supplies. The residents at the subject are provided with three complete meals per day. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$156,215	$1,981	$5.43	10.18%
2001	$162,082	$1,782	$4.88	8.65%
2002	$150,667	$1,942	$5.32	8.26%
2003 Annualized	$146,607	$1,987	$5.44	8.13%
C&W Forecast	$150,000	$1,858	$5.09	7.85%

The expense comparables showed expenses for this category from $1,207 to $2,196 per resident (average of $1,729 per resident), while the industry data showed a range from $2,704 to $4,892 per resident (median of $3,529 per resident). The subject’s actual expenses are bracketed by the expense comparisons. We have forecast Year 1 food services costs at $150,000 or $1,858 per resident.

Activities

This category is for the activities and recreation costs, as well as transportation costs. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$9,446	$120	$0.33	0.62%
2001	$12,761	$140	$0.38	0.68%
2002	$10,445	$243	$0.67	1.04%
2003 Annualized	$11,028	$149	$0.41	0.61%
C&W Forecast	$12,000	$149	$0.41	0.63%

The expense comparables showed expenses for this category from $ 58 to $ 184 per resident (average of $ 100 per resident), while no data was provided by the ASHA industry data. The

VALUATION SERVICES	98	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

subject’s actual expenses fall at the upper end of the range shown by the comparable properties. We have forecast Year 1 activities costs at $12,000 or $ 149 per resident.

Housekeeping/Laundry

This category is for all housekeeping costs, including all supplies requisite to housekeeping and laundry services. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$28,681	$364	$1.00	1.87%
2001	$18,277	$201	$0.55	0.98%
2002	$18,888	$243	$0.67	1.04%
2003 Annualized	$19,623	$266	$0.73	1.09%
C&W Forecast	$20,000	$248	$0.68	1.05%

The expense comparables showed expenses for this category from $ 101 to $ 299 per resident (average of $ 173 per resident), while the industry data showed a range from $ 532 to $1,130 per resident (median of $ 815 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 housekeeping costs at $20,000 or $ 248 per resident.

Plant Operations

These costs include general repairs and maintenance, elevator contracts, supplies and equipment purchases for the facility. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$62,720	$795	$2.18	4.09%
2001	$42,205	$464	$1.27	2.25%
2002	$46,903	$604	$1.66	2.57%
2003 Annualized	$53,475	$725	$1.99	2.96%
C&W Forecast	$55,000	$681	$1.87	2.88%

VALUATION SERVICES	99	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The expense comparables showed expenses for this category from $ 510 to $1,409 per resident (average of $ 854 per resident), while the industry data showed a range from $ 580 to $1,356 per resident (median of $ 916 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 plant operations costs at $55,000 or $ 681 per resident.

Utilities

This expense is for the annual cost for natural gas, electricity, water/sewer, cable TV and trash removal. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$96,066	$1,218	$3.34	6.26%
2001	$119,716	$1,316	$3.61	6.39%
2002	$104,298	$1,344	$3.68	5.72%
2003 Annualized	$103,064	$1,397	$3.83	5.71%
C&W Forecast	$105,000	$1,300	$3.56	5.49%

The expense comparables showed expenses for this category from $1,180 to $1,805 per resident (average of $1,507 per resident), while the industry data showed a range from $1,086 to $1,526 per resident (median of $1,306 per resident). The subject’s actual expenses fall slightly above the range shown by the comparable data, yet are considered reasonable as utilities are property specific. We have forecast Year 1 utility costs at $105,000 or $1,300 per resident.

Marketing/Promotions

This expense is directly connected to the advertising and marketing of the complex for such things as newspapers and brochures, resident retention, etc. These costs also include the payroll costs of the marketing staff. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	100	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$44,997	$571	$1.56	2.93%
2001	$26,753	$294	$0.81	1.43%
2002	$26,300	$339	$0.93	1.44%
2003 Annualized	$38,480	$521	$1.43	2.13%
C&W Forecast	$40,000	$495	$1.36	2.09%

The expense comparables showed expenses for this category from $ 439 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $ 858 to $2,008 per resident (median of $1,349 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 marketing costs at $40,000 or $ 495 per resident.

Real Estate Taxes

This cost is for the annual real and personal property tax liability for the subject. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$103,030	$1,306	$3.58	6.71%
2001	$31,318	$344	$0.94	1.67%
2002	$53,220	$686	$1.88	2.92%
2003 Annualized	$52,136	$706	$1.94	2.89%
C&W Forecast	$53,200	$659	$1.80	2.78%

The expense comparables showed expenses for this category from $ 439 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 648 to $1,597 per resident (median of $1,011 per resident). Please refer to the Real Estate Taxes and Assessments section of the report for a discussion on how the Year 1 taxes were estimated. We have forecast the Year 1 real estate tax expense at $53,200 or $ 659 per resident and which is based on a market value premise.

Insurance

This cost is for the annual liability insurance for the property. The historical costs, as well as our forecast for this category are shown below.

VALUATION SERVICES	101	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD	% of EGI

2000	$13,697	$174	$0.48	0.89%
2001	$21,428	$236	$0.65	1.14%
2002	$44,254	$570	$1.56	2.43%
2003 Annualized	$46,065	$624	$1.71	2.55%
C&W Forecast	$48,000	$594	$1.63	2.51%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 278 to $ 726 per resident (median of $ 463 per resident). Insurance costs for senior living properties have increased strongly over the last one to two years. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 insurance costs at $48,000 or $ 594 per resident.

Management Fee

The subject is managed by ARV at a rate equal to 5.0 percent of effective gross income. According to data by The 2002 State of Senior Housing Report, the median management fee for congregate living facilities is 5.0 percent, with a general range from 5.0 to 7.0 percent. We have concluded to a 5.0 percent management fee and which equates to a Year 1 expense of $95,561 or $1,183 per resident in our analysis.

Replacement Reserves

Replacement reserves are necessary for replacement of roof covering, mechanical systems, furnishings, appliances, etc. For a facility such as the subject, it is reasonable to deduct one to two percent of net resident revenues for replacement reserves. The ASHA industry data shows a range of reserve unit allowances from $ 181 to $ 525 per unit with a median of $ 326 per unit. In the case of the subject and its date of construction, we have deducted an amount equal to $350 per unit and which equates to a total cost of $21,000 or $ 260 per resident, which is well supported by the industry data.

Expense Summary

Overall, the first year expenses for the subject (including management fees and reserves) are projected at $1,544,761 ($19,130 per resident) and 80.83 percent of effective gross income. The sale comparables indicated expense ratios from 52.75 to 69.17 percent (average of 63.90 percent), while the industry data showed a range from 76 to 81 percent (median of 75 percent). Additionally, the subject has operated at expense ratios ranging from 70.7 to 86.5 percent over the last three years (includes management and reserve allowances).

We note that, according to The Senior Care Acquisition Report 2003, that the average expense ratio for assisted living facilities was 75.8 percent in 2002 and which represented an approximately eight percent increase from 70.4 percent in 2001. The survey noted, however, that many of the properties used in the sampling were troubled which resulted in a higher reported operating expense basis.

VALUATION SERVICES	102	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Furthermore, operating margins for assisted living facilities were reported at 30.8 percent for the median, 18.4 percent for the lower quartile and 34.7 percent for the upper quartile according to the State of Senior Housing Report 2002.

Our conclusion equates to a net operating income per resident of $4,538, which is below the most recent full operating year (2002) of $5,426 per resident. The difference, however, is directly related to our stabilized market occupancy that is higher than that witnessed in 2002, as well as having increased some expense levels to market levels. As such, our expense and resultant net operating income estimate is considered reasonable in light of the historical data. A summary of our Year 1 proforma is presented below.

Retirement Inn of Daly City
STABILIZED OPERATING STATEMENT

			Total	PR	PRD	% of EGI

EFFECTIVE GROSS INCOME			$1,911,225	$23,668	$64.84
EXPENSES
General/Administrative			$60,000	$743	$2.04	3.14%
Payroll (Wages)			$625,000	$7,740	$21.21	32.70%
Payroll Taxes & Benefits			$240,000	$2,972	$8.14	12.56%
Resident Care			$20,000	$248	$0.68	1.05%
Food Services			$150,000	$1,858	$5.09	7.85%
Activities			$12,000	$149	$0.41	0.63%
Housekeeping/Laundry			$20,000	$248	$0.68	1.05%
Plant Operations			$55,000	$681	$1.87	2.88%
Utilities			$105,000	$1,300	$3.56	5.49%
Marketing/Promotions			$40,000	$495	$1.36	2.09%
Real Estate Taxes			$53,200	$659	$1.80	2.78%
Insurance			$48,000	$594	$1.63	2.51%

TOTAL OPERATING EXPENSES		74.7%	$1,428,200	$17,687	$48.46	74.73%
Management Fees	5.0%		$95,561	$1,183	$3.24	5.00%
Replacement Reserves	$350		$21,000	$260	$0.71	1.10%

TOTAL EXPENSES			$1,544,761	$19,130	$52.41	80.83%
NET OPERATING INCOME			$366,464	$4,538	$12.43	19.17%

(*) Per Actual Resident

Direct Capitalization Rate Analysis

In determining an appropriate capitalization rate, the rates of return have been derived by applying three different methods: market extraction from the sales comparables, our findings reported in The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, Inc., findings from the Senior Care Participants Survey completed by Cushman & Wakefield, Inc., and from Band-of-Investment.

The capitalization rate was determined by analyzing investment rates of return acceptable to buyers. The rate of return on an investment is determined by analyzing several aspects of that investment and then assigning a risk associated with those aspects. Elements usually considered are:

VALUATION SERVICES	103	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

•	Reliability of the gross income prediction. How certain is it that the income will be forthcoming? Income is more dependable when the property is leased on a long-term basis to financially responsible tenants than when rented on a month-to-month basis to less reliable tenants.

•	Reliability of the expense prediction. Is there great danger of having expenses increase materially, or is there a fair chance that they will remain about the same or even decrease?

•	Expense ratio. If the expenses are low in relation to gross income, the quality of the net income may be better, because a moderate reduction in gross income or a moderate increase in expenses does not affect the net income substantially.

•	Burden of management. Even when real estate management is employed, a property that requires constant attention, because of either maintenance or rent collection problems, is less desirable than one that needs minimal management. A long-term lease that requires a tenant to take care of all repairs and to pay taxes and insurance presents a situation that is relatively free from this burden of management.

•	Marketability of the property. An investment that has marketability and liquidity appeals to a wider group of investors than one lacking those attributes.

•	Stability of value. The value or market price of a piece of real property tends to remain within a narrower range for longer periods of time than do most other commodities.

As described previously, the gross income projected for the property is subject to such uncertainties as competition from other facilities and fluctuations in demand for the subject’s services. Moreover, the subject property has limited marketability and liquidity because a purchaser must have the appropriate operating license from the applicable state regulatory agencies, which limit the number of potential investors and would, in any potential sale of the property, create impediments and delays.

Going-In Capitalization Rate

The first method used to derive the capitalization rate was a review of comparable sales that have occurred in the subject’s regional area. The overall capitalization rates derived from the assisted living facility sales used in the Sales Comparison Approach are summarized below:

CAPITALIZATION RATE SUMMARY

		Date	Year		Capitalization
No.	Property Name	of Sale	Built	Occupancy	Rate

1	Carmel Village	Jan-03	1986	97%	11.14%
2	Emerald Hills	Sep-02	1999	95%	11.19%
3	Mapleride of Laguna Creek	Jan-02	1999	95%	10.55%
4	Woodmark at Summit Ridge	Feb-02	1998	95%	12.94%
5	Manor at Lakeside	Aug-01	1981	95%	11.56%
6	Atria Redding	Jul-01	2000	95%	12.50%
Low			1981	95%	10.55%
High			2000	97%	12.94%
Median			1999	95%	11.38%
Average			1994	95%	11.65%

VALUATION SERVICES	104	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The overall capitalization rates of the comparable sales range from 10.55 to 12.94 percent, with an average indicated of 11.65 percent. These rates are reported to be after management fee and reserves. The capitalization rates reflect actual buyer expectations of existing facilities and are directly applicable to the subject and the spread in the capitalization rates is 239 basis points. Although this is a relatively wide range in rates, the sales nevertheless are felt to provide a good comparison of estimating a market capitalization rate. We believe that based on the market positioning, age, quality and condition of the subject, a capitalization rate in the lower to middle portion of the range would be warranted. From this, we have concluded to a range from 11.00 to 11.50 percent for the subject.

Industry Findings

To further test the capitalization rates, data on assisted living acquisition trends in The Senior Care Acquisition Report, Eighth Edition, 2003, was consulted. The report indicated that after two years of declining capitalization rates for assisted living properties, 2002 saw an increase in rates to a reported average of 12.20 percent. This information is summarized in the graph below.

In addition, Cushman & Wakefield, Inc. has surveyed senior care participants regarding their investment parameters for senior housing properties. This recent information has been summarized in the following table.

VALUATION SERVICES	105	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

2003 Participants Survey

			Change From 2002		Change From 2001
		Survey
Property Type	Survey Range	Average	Basis Point	%	Basis Point	%

Capitalization Rates
55+ Senior Apartments	7.00% - 10.25%	8.15%	-7	0.9%	-68	-7.6%
Independent Living	9.00% - 10.50%	9.55%	-5	0.5%	-30	-3.0%
Assisted Living	10.00% - 12.25%	10.85%	-17	1.6%	-8	-7.2%
Skilled Nursing	11.50% - 18.00%	14.15%	16	-1.1%	-61	-4.2%
Continuing Care Retirement Community	9.00% - 11.50%	10.40%	-35	3.4%	-15	-1.4%
Internal Rates of Return
55+ Senior Apartments	9.50% - 15.00%	10.60%	-15	1.4%	-20	-1.8%
Independent Living	10.00% - 15.00%	11.90%	-25	2.1%	-65	-5.7%
Assisted Living	12.00% - 17.00%	15.30%	42	-2.7%	-22	-1.5%
Skilled Nursing	13.00% - 20.00%	16.30%	-25	1.5%	-165	-9.1%
Continuing Care Retirement Community	9.00% - 17.00%	13.00%	-25	1.9%	-135	-9.2%

Source: Senior Care Participants Survey, 2003 by Cushman & Wakefield, Inc.

In reviewing the 2003 survey, capitalization rates for assisted living facilities ranged from 10.00 to 12.25 percent with an average indication of 10.85 percent. This data is seen as being nearly 135 basis points below that reported previously in The Senior Care Acquisition Report, Eighth Edition, 2003. The 2003 C&W survey also shows that capitalization rates have declined slightly over those reported in 2002 and 2001.

In choosing the appropriate capitalization rate for the subject, we have considered its location, occupancy, as well as the overall condition and utility of the property. The subject is a mid-sized assisted living facility located in a favorable demographic area in California. The market area is considered to be at an equilibrium basis with no under- or over-supply at this time. Based on the data and characteristics of the subject and marketplace, we believe a capitalization rate of between 11.00 to 11.50 percent to be appropriate for the property.

Band of Investment

The Band of Investment technique accounts for the combination of equity and prevailing financing which are banded together to finance this type of real estate. The rate developed is a weighted average, the weights being percentages of the total value, which are occupied by the mortgage and equity positions.

After surveying several commercial mortgage lenders and consulting the most recent Senior Care Participants Survey, published by Cushman & Wakefield, Inc. and the Senior Care Acquisition Report, published by Irving Levin Associates, it is our opinion that a typical creditworthy owner could obtain financing from a lending source in an amount equal to 75 percent of value at an annual interest rate of 8.50 percent. A typical loan period for this type of real estate ranges from 20 to 30 years. Utilizing a 25-year amortization period at an 8.50 percent interest rate (payable monthly) yields a mortgage constant of 0.0966273.

For a review of investor rates of return, reference is made to the previous table, which showed investment parameters for assisted living properties.

As shown in the table, internal rates of return or equity dividend rates for senior housing properties ranged from 9.50 to 20.00 percent. Independent living facilities fall within the lower to middle portion of the range from 10.00 to 15.0 percent with an average indicated rate of 11.90

VALUATION SERVICES	106	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

percent. Assisted living facilities fall within the middle portion at 12.00 to 17.0 percent with an average indicated rate of 15.30 percent.

Based on the data, we believe a prudent investor in a senior housing property like the subject would accept an initial annual return of between 10 percent and 15 percent of an equity investment in anticipation of a stable income flow and property appreciation over time. From this, and based on the subject’s physical, locational and competitive structure, a rate from within the middle portion of the latter range, or 14.0 percent would be reasonable.

It should be emphasized that the equity dividend rate is not necessarily the same as an equity yield rate or true rate of return on equity capital. The equity dividend rate is an equity capitalization that reflects all benefits that can be recognized by the equity investor as of the date of purchase. The overall capitalization rate is developed as follows:

Band of Investment Technique

75.0%	MORTGAGE	X	0.0966273 Mortgage Constant	=	0.0724
25.0%	Equity	X	0.1400 Equity Dividend	=	0.0350

100.0%	Total				0.1074
			OAR = 10.74%

Direct Capitalization Method Conclusion

We estimated a capitalization rate of 10.55 to 12.94 percent through our direct comparison analysis, while the band-of-investment technique correlated to 10.74 percent. Utilizing both methods to develop a capitalization rate, tempered with investor criteria and the specific attributes of the subject, we feel a rate of 11.50 percent is warranted for the property. We note that this rate is applied after reserves. Our conclusion via the Direct Capitalization Method is as follows:

DIRECT CAPITALIZATION METHOD

Net Operating Income	$366,464

Sensitivity Analysis (0.25% OAR Spread)	Value	$/Unit

Based on Low-Range of 11.25%	$3,257,456	$54,291
Based on Most Probable Range of 11.50%	$3,186,641	$53,111
Based on High-Range of 11.75%	$3,118,840	$51,981
Reconciled Value	$3,186,641	$53,111
Rounded to nearest $100,000	$3,200,000	$53,333

Value Conclusion:	$3,200,000

VALUATION SERVICES	107	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Valuation Methodology Review and Reconciliation

This Appraisal employs all three typical approaches to value: the Cost Approach, the Sales Comparison Approach and the Income Capitalization Approach. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that all approaches would be considered meaningful and applicable in developing a credible value conclusion.

The approaches indicated the following values:

Cost Approach	$4,200,000
Sales Comparison Approach:	$3,400,000
Income Capitalization Approach:	$3,200,000

Due to the fact that the subject is an income producing property, investors are primarily concerned with their return on equity. Therefore, the Income Capitalization Approach was given most weight in our final value conclusion. The Sales Comparison and Cost Approaches provide a reasonable check on the value derived via the Income Capitalization Approach.

The Cost Approach provides a reliable estimate of value for proposed or newly constructed improvements. However, as the property ages and obsolescence occurs, it is increasingly difficult to quantify the resultant depreciation. As the subject represents older construction, the degree of depreciation was moderate, yet considered reasonable based on the market data. This approach, however, falls above the indications provided by the Sales Comparison and Income Capitalization Approaches with the difference related to some degree of external obsolescence from the older age of the property and inability to achieve rents consistent with the newer properties in the marketplace. As such, this approach has been given only limited support for our findings via the other two approaches to value.

The Sales Comparison Approach reflects an estimate of value as indicated by the actual sales of assisted living facilities. In this approach, we searched the state for transactions of similar property types. Given that these types of properties are typically purchased based on their income producing capabilities, this approach was useful in providing support for our findings in the Income Capitalization Approach.

The Income Capitalization Approach is typically considered the most appropriate approach to utilize when valuing going concerns such as nursing homes and assisted living facilities. This approach considers the income potential of the property. In our Income Capitalization Approach to value, the anticipated monetary benefits of ownership were converted into a value estimate. Within the Income Capitalization Approach, direct capitalization was used as it is the most common method used by investors and purchasers in acquiring existing and stabilized properties of this nature.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the “as-is” going concern market value of the fee simple estate of the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, on October 21, 2003 was:

THREE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS

$3,250,000

VALUATION SERVICES	108	ADVISORY GROUP

RECONCILIATION AND FINAL VALUE OPINION

Personal Property Allocation

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be part of the assisted living facility and is typically sold with the building. It is therefore considered to be a part of the property’s total value. FF&E includes the unit and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. Based on previous analysis of the subject, we estimated the value of the FF&E as new to be $241,500, including a 15 percent factor for entrepreneurial profit.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject opened in 1975. Based on our physical inspection of the property, we are of the opinion that the property is currently in average physical condition. We have estimated that the subject’s FF&E has a useful life of 10 years and we have estimated the current effective age at 8 years. This equates to a 80 percent depreciation factor, as summarized in the following table.

Furniture, Fixtures and Equipment

Total Value of FF&E As New	$241,500
Physical Life (Yrs)	10
Effective Age (Yrs)	8
Percent Depreciated (%)	80
Percent Value Remaining (%)	20
Depreciated Value	$48,300
Rounded	$50,000

The contributing value of the FF&E is believed to be the cost of the FF&E less its accrued depreciation. This equates to $50,000 rounded.

Business Value (Going Concern)

Assisted living facilities are undisputedly a combination of business and real estate; the day-to-date operation of an assisted living facility represents a business over and above the real estate value. Numerous theories have been developed over time in an attempt to isolate the business component of a senior housing facility.

In our analysis, we have determined the value of the real estate in the Cost Approach to be $4,200,000. As the value of the going concern (Income Capitalization and Sales Comparison Approaches) was determined to be $3,250,000 (which includes the $50,000 in FF&E), this indicates that there is $0 in business value.

VALUATION SERVICES	109	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Report” means the appraisal or consulting report and conclusions stated therein, or a letter opinion, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Report

“C&W” means Cushman & Wakefield, Inc. or its subsidiary that issued the Report.

“Appraiser(s)” means the employee(s) of C&W who prepared and signed the Report.

The Report has been made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters that are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Report or upon which the Report is based has been gathered from sources the Appraiser assumes to be reliable and accurate. The owner of the Property may have provided some of such information. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Report is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Report.

3.	The opinions are only as of the date stated in the Report. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusions.

4.	The Report is to be used in whole and not in part. No part of the Report shall be used in conjunction with any other analyses. Publication of the Report or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Report may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Report shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W’s prior written consent.

Any authorized user of this Report who provides a copy to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys’ fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Report by any such unauthorized person or entity.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Report assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to

VALUATION SERVICES	110	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Report; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Report is based.

7.	The physical condition of the improvements considered by the Report is based on visual inspection by the Appraiser or other person identified in the Report. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The forecasted potential gross income referred to in the Report may be based on lease summaries provided by the owner or third parties. The Report assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser’s best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Report, envisages for the future in terms of rental rates, expenses, and supply and demand.

10.	Unless otherwise stated in the Report, the existence of potentially hazardous or toxic materials that may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Report, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12.	If the Report is submitted to a lender or investor with the prior approval of C&W, such party should consider this Report as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in this Report.

13.	In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to this Report or this engagement, the maximum damages recoverable shall be the amount of the monies

VALUATION SERVICES	111	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

actually collected by C&W or its affiliates for this Report and under no circumstances shall any claim for consequential damages be made.

14.	If the Report is referred to or included in any offering material or prospectus, the Report shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Report.

15.	By use of this Report each party that uses this Report agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

Extraordinary Assumptions

An extraordinary assumption is defined as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 2).

This appraisal assumes that the property meets the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined as “that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 3).

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	112	ADVISORY GROUP

CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8.	Mark E. Bryant made a personal inspection of the property that is the subject of this report. John M. Vissotzky, MAI, Managing Director, Valuation Advisory Services, reviewed and approved the report but did not inspect the property.

9.	No one provided significant real property appraisal assistance to the persons signing this report.

10.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

11.	As of the date of this report, Appraisal Institute continuing education for John M. Vissotzky, MAI is current.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572

VALUATION SERVICES	113	ADVISORY GROUP

ADDENDA

Addenda Contents

ADDENDUM A:	Letter of Engagement

ADDENDUM B:	Legal Description

ADDENDUM C:	Demographics

ADDENDUM D:	Property Exhibits

ADDENDUM E:	Historical Operating Statements

ADDENDUM F:	Comparable Land Sale Data Sheets

ADDENDUM G:	Comparable Improved Sale Data Sheets

ADDENDUM H:	Qualifications of the Appraisers

VALUATION SERVICES	114	ADVISORY GROUP

ADDENDA

ADDENDUM A: Letter of Engagement

Cushman & Wakefield of Georgia, Inc.
3300 One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
404-853-5351 Tel
404-874-8046 Fax
Noman_LeZotta@Cushwake.com

September 30, 2003

Mr. Douglas Armstrong
General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	12 Assisted Living Facilities
In California and Arizona

Dear Mr. Armstrong:

Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our letter of engagement to provide the services outlined herein.

THE PARTIES TO THIS AGREEMENT: Cushman & Wakefield of Georgia, Inc, Cushman & Wakefield of California, Inc, and Cushman & Wakefield of Arizona, Inc. will prepare the appraisals. We understand that ARV Assisted Living, Inc. (“ARV”) and its affiliates are the clients in this assignment and will be referred to herein, collectively, at times as the “Client” and the report will be addressed to ARV and/or one or more of its affiliates as requested by ARV.

The appraisal will be prepared and submitted to the Client for use only in connection with the proxy solicitation/tender offers filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II and American Retirement Villas Properties III, L.P. (the “Partnerships”). Unless we otherwise consent in writing, the appraisal cannot be used (other than in the material related to the proxy solicitation/tender offer referred to above) for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

REPORTING REQUIREMENTS: We have agreed to prepare a Complete Appraisal in a Self-Contained format. The market value of the Fee Simple or Leasehold Interest will be presented As Is. You have also requested that we include the Going Concern Value as of the specified date of value. The valuation methods utilized in these reports will include the Income Approach, Sale Comparison Approach, and Cost Approach if all deemed applicable in producing a credible value estimate. The appraisal reports will be signed by an Appraisal Institute member holding the title of MAI (Member Appraisal Institute). Any appraisal report will

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

contain reliance language to the effect that the report is for the use and benefit of ARV, any of its affiliates, agents, and advisors and that the report and references to the report may be included and quoted in any tender offer or solicitation document (whether electronic or hard copy format) in connection with the transactions involving the Partnership referred to above.

PROPERTY INFORMATION: The twelve subject properties are:

ARV PORTFOLIO

Property	Units	City	State	YR Built	Appraisal fee

Covina Villa	63	Covina	CA	1977	$5,500
Montego Heights Lodge	163	Walnut Creek	CA	1978	$4,500
R.I. Of Burlingame	67	Burlingame	CA	1977	$4,500
R.I. Of Campbell	71	Campbell	CA	1977	$4,500
R.I. Of Daly City	95	Daly City	CA	1975	$4,500
R.I. Of Fremont	68	Fremont	CA	1977	$4,500
R.I. Of Fullerton	68	Fullerton	CA	1974	$4,500
R.I. Of Sunnyvale	120	Sunnyvale	CA	1977	$4,500
Valley View Lodge	125	Walnut Creek	CA	1986	$4,500
Inn @ Willow Glen	83	San Jose	CA	1977	$5,000
Chandler Villas	164	Chandler	AZ	1988	$5,500
Villa Las Posas	123	Camarillo	CA	1997	$5,500

	1,210				$57,500

The entire fee is inclusive of any travel expenses and is a net fee to ARV or its Designated Affiliates

REGULATIONS OF FEDERAL AGENCIES: Federal banking regulations require banks and savings and loan associations to employ appraisers where a FIRREA compliant appraisal must be used in connection with mortgage loans or other transactions involving federally regulated lending institutions, including mortgage bankers/brokers. The appraisal being prepared would comply with the requirements of FIRREA if it were being delivered for use by a federally regulated institution. This appraisal will be prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation, the Standards of Professional Practice and the Code of Ethics of the Appraisal Institute.

STANDARD ASSUMPTIONS AND LIMITING CONDITIONS: Our report will be subject to our standard Assumptions and Limiting Conditions, which will be incorporated into the appraisal. The appraisal report may also be subject to any Extraordinary Assumptions and Hypothetical Conditions.

CONSENT: We understand that you intend to include, in the tender offer/proxy solicitation materials referred to above, a copy of our appraisal report, a description of the report and a summary of the procedures we followed in preparing our report, and our basis for, and the

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

methods we used in arriving at, the conclusions reflected in our report. We agree to assist in the preparation of such description and summary and consent to your inclusion in the tender officer/proxy solicitation material of a copy of the appraisal report and a description and summary reasonably acceptable to us. Furthermore, you agree to pay the reasonable fees of our legal counsel for the review of any such description and summary to be included in such material which is the subject of the requested consent.

In the event the Client provides a copy of this appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, ARV hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the use of, or reliance upon, the appraisal by any such unauthorized person or entity. ARV also hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers, and employees harmless from and against all damages, expenses, claims, costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the reliance upon the appraisal by any limited partner of the Partnerships or in connection with the tender offer/proxy solicitation material described herein. Notwithstanding the foregoing, neither ARV nor any of its affiliates shall be required to indemnify or hold harmless C&W, its affiliates or any of their respective shareholders, directors, officers or employees for or against any losses, damages, expenses, claims or costs resulting from the gross negligence, willful misconduct or bad faith of C&W, its affiliates or any of their respective shareholders, directors, officers, or employees. This indemnification shall be binding on ARV, its successors and assigns.

If the Appraisal is referred to or included in any offering material or prospectus, (other than the proxy solicitation/tender offer material referred to above), the Appraisal shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Appraisal.

INFORMATION NEEDED TO COMPLETE THE ASSIGNMENT:We understand that you will provide the following information for our review, if available.

•	Plot Plan/Survey and Legal Description

•	Building plans

•	Original construction and site acquisition costs

•	Cost of any major expansions, modifications or repairs incurred over the past three years/Capital Expense Budget

•	Operating Statements for three previous years plus year-to-date

•	Most recent real estate tax bill or statement

•	Operating Budgets

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

•	Sales history of the subject property over the past three years at a minimum

•	Rent roll

•	On Site Contact – Name and Phone #

When appropriate, we will include graphics such as maps, photographs and charts to assist in visualizing our findings. The final reports will be delivered electronically. We will provide hard copies upon request.

Fee and Schedule of Payment: The fee for this assignment shall be $57,500 in total (please see previous chart for individual fees), payable at the time of transmission of the report electronically or in three (3) bound copies. A retainer equal to fifty percent ($28,750) of the fee shall be paid when you return this engagement letter signed by you below authorizing the assignment to us. The balance of the fee will be due upon delivery of the report. Payment of the fee is not contingent on the appraised value, outcome of the consultation report, a loan closing, or any other prearranged condition.

Additional fees will be charged on an hourly basis for any work which exceeds the scope of this proposal, including performing additional valuation scenarios, additional research and conference calls or meetings with any party which exceed the time allotted for an assignment of this nature. If we are requested to stop working on this assignment, for any reason, prior to our completion of the appraisal, we will be entitled to bill you for the time put in to date at our hourly rates.

Response to Review: We agree to respond to your review of our report within five (5) business days of your communication to us. Correspondingly, you will have twenty-one (21) days from receipt of our report to communicate your review. We reserve the right to bill you for responding to your review beyond this time period.

Authorizing the Assignment and Report Delivery: We agree to complete the assignment within (21) days of receipt of your written authorization to proceed. You may authorize the assignment by signing this letter and returning it to us with the requested retainer.

Responding to Subpoena or Other Judicial Command to Produce Documents: If we receive a subpoena or other judicial command to produce documents or to provide testimony involving this assignment in connection with a lawsuit or proceeding, we will use reasonable efforts to notify you of our receipt of same. However, if we are not a party to these proceedings, you agree to reimburse us for the reasonable out-of-pocket expenses that we incur in responding to any subpoena or judicial command, including reasonable attorneys’ fees, if any, as they are incurred. We will be compensated at the then prevailing hourly rates of the personnel responding to the subpoena or command for testimony.

Limitation on Liability: By signing this agreement, except as may be prohibited by applicable law, Client expressly agrees that its sole and exclusive remedy for any and all losses or damages relating to this agreement shall be limited to the amount of the appraisal fee paid by the Client. In the event that the Client, or any other party entitled to do so, makes a claim against C&W or any of its affiliates or any of their respective officers or employees in connection with or in any way relating to this engagement or the appraisal, the maximum damages recoverable from C&W or any of its affiliates or their respective officers or employees shall be

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

the amount of the monies actually collected by us for this assignment and under no circumstances shall any claim for consequential damages be made.

You acknowledge that any opinions and conclusions expressed by the Cushman & Wakefield professionals during this assignment are representations made as employees and not as individuals. C&W’s responsibility is limited to the client.

Thank you for calling on us to render these services and we look forward to working with you.

Sincerely,

VALUATION SERVICES	ADVISORY GROUP

ADDENDA

ADDENDUM B: Legal Description

PARCEL 1, AS SHOWN ON THAT CERTAIN MAP ENTITLED “PARCEL MAP OF A RESUBDIVISION OF BOOK 42, SERRAMONTE UNIT NO. 9, DALY CITY, SAN MATEO COUNTY, CALIFORNIA” FIELD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA ON NOVEMBER 28, 1972 IN BOOK 18 OF PARCEL MAPS AT PAGE 25.

Assessor’s Parcel No: 091-362-060-5

ADDENDA

ADDENDUM C: Demographics

SENIOR LIFE REPORT

Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	168,003		172,503		183,009
Age 45 - 54	24,015	14.29%	25,543	14.81%	28,525	15.59%
Age 55 - 59	8,193	4.88%	9,230	5.35%	11,216	6.13%
Age 60 - 64	6,799	4.05%	7,280	4.22%	9,328	5.10%
Age 65 - 69	5,824	3.47%	5,898	3.42%	6,788	3.71%
Age 70 - 74	5,375	3.20%	5,314	3.08%	5,283	2.89%
Age 75 -79	4,246	2.53%	4,241	2.46%	4,254	2.32%
Age 80 - 84	2,411	1.43%	2,587	1.50%	2,752	1.50%
Age 85 and over	2,024	1.21%	2,204	1.28%	2,547	1.39%
Age 55 and over	34,871	20.76%	36,756	21.31%	42,167	23.04%
Age 65 and over	19,880	11.83%	20,245	11.74%	21,623	11.82%
Total Population, Male	82,748		84,890		89,868
Age 45 - 54	11,556	13.96%	12,268	14.45%	13,705	15.25%
Age 55 - 59	3,820	4.62%	4,316	5.08%	5,233	5.82%
Age 60 - 64	3,137	3.79%	3,348	3.94%	4,306	4.79%
Age 65 - 69	2,635	3.18%	2,661	3.13%	3,056	3.40%
Age 70 - 74	2,324	2.81%	2,298	2.71%	2,280	2.54%
Age 75 - 79	1,707	2.06%	1,693	1.99%	1,714	1.91%
Age 80 - 84	897	1.08%	943	1.11%	1,014	1.13%
Age 85 and over	612	0.74%	647	0.76%	764	0.85%
Age 55 and over	15,132	18.29%	15,906	18.74%	18,367	20.44%
Age 65 and over	8,175	9.88%	8,242	9.71%	8,828	9.82%
Total Population, Female	85,255		87,613		93,142
Age 45 - 54	12,459	14.61%	13,275	15.15%	14,820	15.91%
Age 55 - 59	4,372	5.13%	4,915	5.61%	5,983	6.42%
Age 60 - 64	3,662	4.30%	3,932	4.49%	5,021	5.39%
Age 65 - 69	3,190	3.74%	3,238	3.70%	3,732	4.01%
Age 70 - 74	3,050	3.58%	3,016	3.44%	3,003	3.22%
Age 75 - 79	2,538	2.98%	2,549	2.91%	2,540	2.73%
Age 80 - 84	1,514	1.78%	1,644	1.88%	1,738	1.87%
Age 85 and over	1,413	1.66%	1,557	1.78%	1,783	1.91%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 1 of 24

Senior Life Report

Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	19,739	23.15%	20,850	23.80%	23,800	25.55%
Age 65 and over	11,705	13.73%	12,003	13.70%	13.70	13.74%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 2 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	69,893		68,706		65,784
Age 65 and over	12,208	17.47%	12,187	17.74%	12,076	18.36%
Black or African American Alone	5,741		5,507		5,181
Age 65 and over	577	10.06%	582	10.57%	575	11.10%
American Indian and Alaska Native Alone	824		853		967
Age 65 and over	52	6.30%	53	6.20%	61	6.28%
Asian Alone	58,999		62,575		70,565
Age 65 and over	5,367	9.10%	5,659	9.04%	6,746	9.56%
Native Hawaiian and Other Pacific Islander Alone	2,486		2,610		2,926
Age 65 and over	152	6.10%	155	5.93%	177	6.04%
Some Other Race Alone	18,741		20,461		24,317
Age 65 and over	830	4.43%	885	4.32%	1,129	4.64%
Two or More Races	11,319		11,791		13,270
Age 65 and over	695	6.14%	724	6.14%	859	6.47%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	40,719		42,611		47,128
Age 65 and over	2,692	6.61%	3,062	7.19%	3,477	7.38%
Not Hispanic or Latino	127,284		129,892		135,882
Age 65 and over	17,188	13.50%	17,183	13.23%	18,146	13.35%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	7,616		8,739		10,582
Income less than $15,000	804	10.55%	375	4.29%	314	2.97%
Income $15,000 - $24,999	779	10.23%	314	3.60%	266	2.51%
Income $25,000 - $34,999	1,109	14.56%	410	4.69%	402	3.80%
Income $35,000 - $49,999	1,836	24.10%	714	8.17%	626	5.91%
Income $50,000 - $74,999	1,873	24.60%	1,760	20.14%	1,477	13.96%
Income $75,000 - $99,999	846	11.11%	1,752	20.04%	1,780	16.82%
Income $100,000 - $149,999	473	6.22%	1,951	22.33%	2,614	24.70%
Income $150,000 - $249,999	77	1.01%	1,215	13.91%	2,046	19.34%
Income $250,000 - $499,999	26	0.34%	215	2.46%	915	8.64%
Income $500,000 and more	3	0.04%	32	0.37%	143	1.35%
Median Household Income	44,975		86,366		108,193

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 3 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 4 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	3,386		3,058		3,423
Income less than $15,000	711	20.99%	255	8.34%	191	5.57%
Income $15,000 - $24,999	670	19.77%	310	10.13%	248	7.25%
Income $25,000 - $34,999	615	18.15%	315	10.31%	343	10.01%
Income $35,000 - $49,999	517	15.27%	493	16.13%	411	12.00%
Income $50,000 - $74,999	457	13.50%	658	21.51%	670	19.59%
Income $75,000 - $99,999	157	4.64%	413	13.49%	529	15.44%
Income $100,000 - $149,999	62	1.83%	415	13.56%	557	16.27%
Income $150,000 - $249,999	11	0.32%	178	5.81%	353	10.32%
Income $250,000 - $499,999	1	0.03%	20	0.65%	109	3.19%
Income $500,000 and more	0	0.00%	2	0.07%	13	0.38%
Median Household Income	28,577		55,927		69,374
Householder Age 70 - 74	2,367		2,775		2,677
Income less than $15,000	588	24.83%	242	8.71%	151	5.66%
Income $15,000 - $24,999	523	22.08%	268	9.67%	187	6.99%
Income $25,000 - $34,999	463	19.55%	290	10.43%	265	9.90%
Income $35,000 - $49,999	384	16.22%	446	16.09%	322	12.04%
Income $50,000 - $74,999	345	14.58%	593	21.35%	530	19.79%
Income $75,000 - $99,999	113	4.79%	384	13.83%	407	15.22%
Income $100,000 - $149,999	55	2.30%	377	13.58%	440	16.42%
Income $150,000 - $249,999	7	0.30%	154	5.53%	277	10.34%
Income $250,000 - $499,999	0	0.00%	21	0.76%	88	3.30%
Income $500,000 and more	1	0.04%	1	0.04%	9	0.34%
Median Household Income	27,775		55,965		69,434
Householder Age 75 - 79	1,479		2,368		2,312
Income less than $15,000	699	47.26%	354	14.95%	213	9.23%
Income $15,000 - $24,999	283	19.14%	429	18.13%	321	13.90%
Income $25,000 - $34,999	164	11.11%	312	13.18%	333	14.42%
Income $35,000 - $49,999	162	10.94%	394	16.64%	321	13.88%
Income $50,000 - $74,999	146	9.90%	362	15.29%	433	18.70%
Income $75,000 - $99,999	18	1.25%	220	9.30%	248	10.71%
Income $100,000 - $149,999	12	0.81%	225	9.49%	249	10.77%
Income $150,000 - $249,999	0	0.00%	64	2.72%	154	6.65%
Income $250,000 - $499,999	1	0.07%	6	0.25%	37	1.60%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 5 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	0	0.00%	1	0.04%	3	0.13%
Median Household Income	16,549		38,369		48,393

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 6 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	851		1,418		1,467
Income less than $15,000	459	53.97%	227	16.03%	157	10.69%
Income $15,000 - $24,999	170	19.99%	270	19.05%	214	14.62%
Income $25,000 - $34,999	94	11.05%	173	12.19%	214	14.60%
Income $35,000 - $49,999	95	11.20%	204	14.40%	179	12.20%
Income $50,000 - $74,999	84	9.89%	223	15.74%	251	17.14%
Income $75,000 - $99,999	9	1.06%	134	9.41%	163	11.11%
Income $100,000 - $149,999	4	0.47%	136	9.56%	154	10.49%
Income $150,000 - $249,999	1	0.12%	47	3.34%	107	7.32%
Income $250,000 - $499,999	0	0.00%	4	0.28%	26	1.77%
Income $500,000 and more	0	0.00%	0	0.00%	1	0.07%
Median Household Income	14,935		37,854		47,333
Householder Age 85 and over	571		904		1,019
Income less than $15,000	282	49.38%	164	18.18%	122	11.96%
Income $15,000 - $24,999	100	17.47%	189	20.90%	156	15.30%
Income $25,000 - $34,999	60	10.53%	108	11.94%	165	16.18%
Income $35,000 - $49,999	55	9.65%	130	14.42%	125	12.25%
Income $50,000 - $74,999	63	11.07%	136	15.01%	164	16.11%
Income $75,000 - $99,999	7	1.31%	75	8.34%	114	11.15%
Income $100,000 - $149,999	3	0.53%	68	7.56%	95	9.31%
Income $150,000 - $249,999	0	0.00%	29	3.21%	62	6.05%
Income $250,000 - $499,999	0	0.00%	4	0.44%	16	1.59%
Income $500,000 and more	0	0.00%	0	0.00%	1	0.10%
Median Household Income	15,350		34,037		43,040

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 7 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	52,186		55,956		58,516
Income less than $15,000	6,273	12.02%	2,932	5.24%	2,127	3.64%
Income $15,000 - $24,999	5,638	10.80%	2,832	5.06%	2,174	3.71%
Income $25,000 - $34.999	7,539	14.45%	3,050	5.45%	2,865	4.90%
Income $35,000 - $49,999	11,559	22.15%	5,574	9.96%	4,028	6.88%
Income $50,000 - $74,999	13,592	26.04%	11,052	19.75%	8,820	15.07%
Income $75 ,000 - $99,999	5,063	9.70%	10,452	18.68%	9,340	15.96%
Income $100,000 - $149,999	2,374	4.55%	12,350	22.07%	13,831	23.64%
Income $150,000 - $249,999	342	0.65%	6,795	12.14%	10,701	18.29%
Income $250,000 - $499,999	67	0.13%	830	1.48%	4,192	7.16%
Income $500,000 and more	30	0.06%	89	0.16%	439	0.75%
Average Household Income	$48,069		$92,214		$115,460
Median Household Income	$43,808		$81,071		$99,747
Per Capita Income	$16,317		$29,081		$35,628

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	26,352		28,767		30,056
Value less than $25,000	115	0.44%	32	0.11%	25	0.08%
Value $25,000 - $49,999	312	1.19%	304	1.06%	202	0.67%
Value $50,000 - $74,999	69	0.26%	143	0.50%	243	0.81%
Value $75,000 - $99,999	138	0.52%	42	0.15%	62	0.20%
Value $100,000 - $149,999	751	2,85%	170	0.59%	98	0.33%
Value $150,000 - $199,999	1,936	7.35%	458	1.59%	241	0.80%
Value $200,000 - $299,999	13,889	52.71%	2,431	8.45%	1,206	4.01%
Value $300,000 - $399,999	7,807	29.63%	8,779	30.52%	4,718	15.70%
Value $400,000 - $499,999	1,169	4.44%	9,361	32.54%	7,707	25.64%
Value $500,000 Or More	166	0.63%	7,046	24.49%	15,554	51.75%
Median Specified Owner-Occupied Housing Unit Value	270,954		421,635		517,004

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 8 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	907		910		914
Correctional Institutions	0	0.00%	0	0.00%	0	0.00%
Nursing Homes	898	99.01%	901	99.01%	905	99.02%
Other Institutions	9	0.99%	9	0.99%	9	0.98%
Noninstitutionalized	551		551		553

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	34,362	35,073	36,635
Renter Occupied	20,473	20,883	21,881

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	15,471
In Family Households	10,840	70.06%
Householder	4,971	32.13%
Spouse	3,122	20.18%
Other relative	2,625	16.97%
Non-Relative	122	0.79%
In Group Quarters	817	5.28%
Institutionalized	761	4.92%
Other	56	0.36%
In Non-Family Households	3,815	24.66%
Male Householder	909	5.87%
Living Alone	851	5.50%
Not Living Alone	58	0.37%
Female Householder	2,771	17.91%
Living Alone	2,648	17.11%
Not Living Alone	123	0.79%
Non-Relative	135	0.88%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 9 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	27,353		6,041
Less than 20%	13,319	48.69%	4,265	70.59%
20 to 24%	3,019	11.04%	475	7.86%
25 to 29%	2,722	9.95%	341	5.65%
30 to 34%	2,060	7.53%	231	3.82%
35% or more	5,980	21.86%	627	10.37%
Not Computed	252	0.92%	103	1.70%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	19,840		1,927
Less than 20%	4,785	24.12%	223	11.56%
20 to 24%	3,555	17.92%	180	9.37%
25 to 29%	2,745	13.83%	291	15.09%
30 to 34%	1,983	9.99%	173	8.96%
35% or more	6,086	30.68%	961	49.85%
Not Computed	686	3.46%	100	5.18%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	32,211	61.81%	6,776	77.89%
Renter Occupied Units	19,906	38.19%	1,924	22.11%
Complete Plumbing Facilities	51,879	99.54%	8,694	99.93%
Lacking Plumbing Facilities	238	0.46%	11	0.13%
With Telephone	51,699	99.20%	8,663	99.57%
No Telephone	421	0.81%	46	0.52%
One or more Vehicles	49,023	94.06%	7,053	81.06%
No Vehicles Available	3,094	5.94%	1,652	18.99%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 10 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	52,475		5,677		2,970
Married Couple Family	29,765	56.72%	3,114	54.85%	999	33.64%
Other Family	8,184	15.60%	572	10.07%	283	9.53%
Male Householder	2,447	4.66%	88	1.55%	86	2.91%
Female Householder	5,737	10.93%	484	8.52%	197	6.62%
Non-Family	14,525	27.68%	1,992	35.08%	1,688	56.83%
Householder Living Alone	11,395	21.72%	1,849	32.57%	1,649	55.51%
Householder not Living Alone	3,130	5.97%	142	2.51%	39	1.32%
Above Poverty	49,384	94.11%	5,355	94.33%	2,585	87.03%
Married Couple Family	28,932	55.13%	3,033	53.43%	948	31.92%
Other Family	7,315	13.94%	530	9.33%	278	9.36%
Male Householder	2,319	4.42%	88	1.55%	86	2.91%
Female Householder	4,996	9.52%	442	7.78%	192	6.45%
Non-Family	13,138	25.04%	1,792	31.57%	1,359	45.76%
Householder Living Alone	10,248	19.53%	1,665	29.33%	1,327	44.66%
Householder not Living Alone	2,889	5.51%	127	2.24%	33	1.09%
Below Poverty	3,091	5.89%	322	5.67%	385	12.97%
Married Couple Family	834	1.59%	81	1.42%	51	1.73%
Other Family	869	1.66%	42	0.74%	5	0.17%
Male Householder	128	0.24%	0	0.00%	0	0.00%
Female Householder	741	1.41%	42	0.74%	5	1.49%
Non-Family	1,388	2.64%	199	3.51%	329	11.07%
Householder Living Alone	1,147	2.19%	184	3.24%	322	10.84%
Householder not Living Alone	241	0.46%	15	0.27%	7	0.23%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 11 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	119,764		14,700		4,911
With Mblty or Care Lmts	7,408	6.19%	2,397	16.31%	1,283	26.13%
Mobility Limits Only	1,929	1.61%	983	6.69%	552	11.24%
Self Care Limits Only	3,764	3.14%	605	4.12%	208	4.24%
Both Limits	1,715	1.43%	809	5.50%	523	10.65%
No Mblty or Care Limits	112,356	93.81%	12,302	83.69%	3,628	73.87%
With a Work Disability	10,178	8.50%	3,880	26.40%
In Labor Force	2,981	2.49%	162	1.10%
Employed	2,610	2.18%	137	0.93%
Unemployed	371	0.31%	25	0.17%
Not in Labor Force	7,198	6.01%	3,718	25.29%
Prevented from Working	6,142	5.13%	3,085	20.99%
Not Prevented from Wrk	1,056	0.88%	633	4.31%
No Work Disability	109,585	91.50%	10,835	73.71%
In Labor Force	84,369	70.45%	1,704	11.59%
Employed	80,764	67.44%	1,626	11.06%
Unemployed	3,605	3.01%	78	0.53%
Not in Labor Force	25,217	21.06%	9,132	62.12%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 12 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	351,181		361,532		385,344
Age 45 - 54	49,587	14.12%	52,903	14.63%	59,308	15.39%
Age 55 - 59	16,839	4.79%	18,980	5.25%	23,176	6.01%
Age 60 - 64	14,682	4.18%	15,761	4.36%	20,318	5.27%
Age 65 - 69	12,599	3.59%	12,807	3.54%	14,773	3.83%
Age 70 - 74	11,581	3.30%	11,500	3.18%	11,472	2.98%
Age 75 - 79	9,257	2.64%	9,254	2.56%	9,348	2.43%
Age 80 - 84	5,649	1.61%	6,060	1.68%	6,483	1.68%
Age 85 and over	4,753	1.35%	5,167	1.43%	6,007	1.56%
Age 55 and over	75,359	21.46%	79,529	22.00%	91,577	23.77%
Age 65 and over	43,839	12.48%	44,788	12.39%	48,083	12.48%
Total Population, Male	172,472		177,363		188,615
Age 45 - 54	24,007	13.92%	25,570	14.42%	28,671	15.20%
Age 55 - 59	7,905	4.58%	8,942	5.04%	10,880	5.77%
Age 60 - 64	6,642	3.85%	7,087	4.00%	9,198	4.88%
Age 65 - 69	5,654	3.28%	5,725	3.23%	6,608	3.50%
Age 70 - 74	5,045	2.92%	5,014	2.83%	4,986	2.64%
Age 75 - 79	3,801	2.20%	3,796	2.14%	3,830	2.03%
Age 80 - 84	2,117	1.23%	2,222	1.25%	2,412	1.28%
Age 85 and over	1,434	0.83%	1,525	0.86%	1,774	0.94%
Age 55 and over	32,597	18.90%	34,311	19.35%	39,687	21.04%
Age 65 and over	18,050	10.47%	18,282	10.31%	19,610	10.40%
Total Population, Female	178,710		184,169		196,729
Age 45 - 54	25,580	14.31%	27,334	14.84%	30,637	15.57%
Age 55 - 59	8,934	5.00%	10,038	5.45%	12,297	6.25%
Age 60 - 64	8,040	4.50%	8,674	4.71%	11,120	5.65%
Age 65 - 69	6,945	3.89%	7,083	3.85%	8,165	4.15%
Age 70 - 74	6,536	3.66%	6,486	3.52%	6,485	3.30%
Age 75 - 79	5,456	3.05%	5,457	2.96%	5,518	2.80%
Age 80 - 84	3,533	1.98%	3,838	2.08%	4,072	2.07%
Age 85 and over	3,319	1.86%	3,641	1.98%	4,234	2.15%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 13 of 24

Senior Life Report
Area(s): Radius 3.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	42,762	23.93%	45,218	24.55%	51,890	26.38%
Age 65 and over	25,789	14.43%	26,505	14.39%	14.39	14.47%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 14 of 24

Senior Life Report

Area(s): Radius 5.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	137,060		134,890		129,449
Age 65 and over	24,749	18.06%	24,770	18.36%	24,576	18.99%
Black or African American Alone	18,965		18,143		16,871
Age 65 and over	2,841	14.98%	2,823	15.56%	2,690	15.94%
American Indian and Alaska Native Alone	1,592		1,671		1,937
Age 65 and over	126	7.91%	129	7.72%	154	7.98%
Asian Alone	129,846		138,810		158,609
Age 65 and over	12,509	9.63%	13,276	9.56%	16,059	10.12%
Native Hawaiian and Other Pacific Islander Alone	4,538		4,753		5,281
Age 65 and over	272	5.99%	283	5.95%	324	6.14%
Some Other Race Alone	37,765		40,963		48,054
Age 65 and over	1,947	5.16%	2,057	5.02%	2,561	5.33%
Two or More Races	21,415		22,301		25,145
Age 65 and over	1,396	6.52%	1,450	6.50%	1,718	6.83%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	79,734		83,169		91,374
Age 65 and over	5,885	7.38%	6,697	8.05%	7,512	8.22%
Not Hispanic or Latino	271,447		278,363		293,970
Age 65 and over	37,955	13.98%	38,091	13.68%	40,571	13.80%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	16,073		17,710		21,469
Income less than $15,000	1,814	11.29%	867	4.90%	704	3.28%
Income $15,000 - $24,999	1,622	10.09%	856	4.83%	780	3.63%
Income $25,000 - $34,999	2,276	14.16%	828	4.67%	968	4.51%
Income $35,000 - $49,999	3,621	22.53%	1,543	8.71%	1,284	5.98%
Income $50,000 - $74,999	3,878	24.13%	3,427	19.35%	3,064	14.27%
Income $75,000 - $99,999	1,864	11.60%	3,366	19.01%	3,445	16.05%
Income $100,000 - $149,999	976	6.07%	3,726	21.04%	5,010	23.34%
Income $150,000 - $249,999	181	1.13%	2,559	14.45%	4,038	18.81%
Income $250,000 - $499,999	57	0.36%	473	2.67%	1,886	8.78%
Income $500,000 and more	6	0.04%	67	0.38%	290	1.35%
Median Household Income	45,089		84,912		104,894

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 15 of 24

Senior Life Report

Area(s): Radius 5.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 16 of 24

Senior Life Report

Area(s): Radius 5.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	7,710		6,431		7,183
Income less than $15,000	1,747	22.66%	583	9.07%	416	5.79%
Income $15,000 - $24,999	1,496	19.40%	670	10.42%	549	7.65%
Income $25,000 - $34,999	1,330	17.24%	663	10.30%	725	10.09%
Income $35,000 - $49,999	1,236	16.03%	1,045	16.24%	859	11.96%
Income $50,000 - $74,999	1,043	13.53%	1,323	20.57%	1,436	20.00%
Income $75,000 - $99,999	394	5.11%	851	13.23%	1,067	14.85%
Income $100,000 - $149,999	173	2.24%	775	12.05%	1,081	15.06%
Income $150,000 - $249,999	36	0.46%	451	7.01%	728	10.13%
Income $250,000 - $499,999	8	0.10%	60	0.94%	282	3.92%
Income $500,000 and more	2	0.03%	11	0.17%	40	0.55%
Median Household Income	28,669		54,809		68,128
Householder Age 70 - 74	5,724		5,821		5,616
Income less than $15,000	1,438	25.12%	549	9.42%	343	6.10%
Income $15,000 - $24,999	1,249	21.82%	598	10.28%	427	7.61%
Income $25,000 - $34,999	1,070	18.70%	606	10.41%	556	9.90%
Income $35,000 - $49,999	1,017	17.77%	952	16.35%	674	12.01%
Income $50,000 - $74,999	844	14.75%	1,192	20.48%	1,130	20.12%
Income $75,000 - $99,999	310	5.41%	789	13.55%	835	14.87%
Income $100,000 - $149,999	155	2.71%	696	11.96%	851	15.16%
Income $150,000 - $249,999	27	0.47%	373	6.41%	556	9.91%
Income $250,000 - $499,999	8	0.14%	58	1.00%	214	3.82%
Income $500,000 and more	3	0.05%	8	0.14%	29	0.51%
Median Household Income	28,473		54,327		67,849
Householder Age 75 - 79	4,202		5,207		5,096
Income less than $15,000	1,815	43.20%	756	14.51%	446	8.75%
Income $15,000 - $24,999	783	18.64%	949	18.23%	720	14.12%
Income $25,000 - $34,999	573	13.63%	636	12.22%	739	14.50%
Income $35,000 - $49,999	532	12.65%	793	15.24%	643	12.62%
Income $50,000 - $74,999	344	8.19%	883	16.96%	926	18.16%
Income $75,000 - $99,999	95	2.26%	567	10.88%	620	12.16%
Income $100,000 - $149,999	40	0.95%	429	8.23%	586	11.49%
Income $150,000 - $249,999	2	0.06%	176	3.39%	318	6.24%
Income $250,000 - $499,999	2	0.04%	12	0.23%	90	1.77%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 17 of 24

Senior Life Report

Area(s): Radius 5.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	1	0.02%	5	0.10%	10	0.19%
Median Household Income	18,533		39,940		50,027

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 18 of 24

Senior Life Report

Area(s): Radius 5.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	2,509		3,405		3,527
Income less than $15,000	1,176	46.86%	521	15.29%	339	9.62%
Income $15,000 - $24,999	474	18.91%	615	18.05%	503	14.27%
Income $25,000 - $34,999	351	13.98%	400	11.75%	508	14.40%
Income $35,000 - $49,999	328	13.06%	487	14.29%	414	11.74%
Income $50,000 - $74,999	210	8.37%	583	17.11%	619	17.54%
Income $75,000 - $99,999	64	2.55%	365	10.73%	427	12.10%
Income $100,000 - $149,999	23	0.92%	282	8.28%	393	11.14%
Income $150,000 - $249,999	3	0.10%	140	4.10%	237	6.73%
Income $250,000 - $499,999	2	0.08%	11	0.32%	79	2.24%
Income $500,000 and more	0	0.00%	3	0.08%	8	0.22%
Median Household Income	17,926		40,144		49,928
Householder Age 85 and over	1,824		2,537		2,862
Income less than $15,000	793	43.47%	403	15.89%	281	9.81%
Income $15,000 - $24,999	293	16.08%	482	19.00%	422	14.75%
Income $25,000 - $34,999	245	13.42%	294	11.59%	436	15.22%
Income $35,000 - $49,999	210	11.52%	366	14.42%	348	12.15%
Income $50,000 - $74,999	154	8.43%	435	17.16%	494	17.27%
Income $75,000 - $99,999	47	2.57%	252	9.92%	348	12.16%
Income $100,000 - $149,999	16	0.86%	189	7.46%	298	10.41%
Income $150,000 - $249,999	0	0.02%	108	4.24%	173	6.05%
Income $250,000 - $499,999	0	0.00%	7	0.29%	59	2.07%
Income $500,000 and more	0	0.00%	1	0.03%	3	0.11%
Median Household Income	17,874		38,607		47,608

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 19 of 24

Senior Life Report

Area(s): Radius 5.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	108,015		114,832		120,130
Income less than $15,000	15,174	14.05%	6,644	5.79%	4,682	3.90%
Income $15,000 - $24,999	12,830	11.88%	6,754	5.88%	5,463	4.55%
Income $25,000 - $34,999	16,043	14.85%	6,985	6.08%	6,734	5.61%
Income $35,000 - $49,999	22,744	21.06%	12,239	10.66%	9,038	7.52%
Income $50,000 - $74,999	25,654	23.75%	23,076	20.10%	19,264	16.04%
Income $75,000 - $99,999	10,029	9.28%	20,263	17.65%	18,978	15.80%
Income $100,000 - $149,999	4,946	4.58%	23,179	20.19%	26,303	21.90%
Income $150,000 - $249,999	715	0.66%	13,550	11.80%	20,321	16.92%
Income $250,000 - $499,999	194	0.18%	1,898	1.65%	8,319	6.93%
Income $500,000 and more	61	0.06%	245	0.21%	1,027	0.86%
Average Household Income	$46,605		$89,637		$111,720
Median Household Income	$41,692		$77,121		$94,607
Per Capita Income	$15,787		$27,556		$33,404

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	55,658		60,379		63,164
Value less than $25,000	469	0.84%	119	0.20%	91	0.14%
Value $25,000 - $49,999	688	1.24%	862	1.43%	662	1.05%
Value $50,000 - $74,999	221	0.40%	281	0.47%	490	0.78%
Value $75,000 - $99,999	490	0.88%	141	0.23%	145	0.23%
Value $100,000 - $149,999	1,996	3.59%	599	0.99%	348	0.55%
Value $150,000 - $199,999	4,833	8.68%	1,291	2.14%	828	1.31%
Value $200,000 - $299,999	28,371	50.97%	5,974	9.89%	3,166	5.01%
Value $300,000 - $399,999	14,255	25.61%	18,302	30.31%	10,654	16.87%
Value $400,000 - $499,999	3,242	5.83%	17,983	29.78%	15,748	24.93%
Value $500,000 Or More	1,094	1.96%	14,828	24.56%	31,031	49.13%
Median Specified Owner-Occupied Housing Unit Value	267,446		414,588		496,508

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 20 of 24

Senior Life Report
Area(s): Radius 5.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	1,399		1,402		1,408
Correctional Institutions	0	0.00%	0	0.00%	0	0.00%
Nursing Homes	1,303	93.14%	1,306	93.15%	1,312	93.18%
Other Institutions	96	6.86%	96	6.85%	96	6.82%
Noninstitutionalized	1,318		1,319		1,323

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	69,196	70,683	73,958
Renter Occupied	43,316	44,149	46,173

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	37,800
In Family Households	26,489	70.08%
Householder	12,447	32.93%
Spouse	7,632	20.19%
Other relative	5,994	15.86%
Non-Relative	416	1.10%
In Group Quarters	1,191	3.15%
Institutionalized	1,104	2.92%
Other	87	0.23%
In Non-Family Households	10,120	26.77%
Male Householder	2,262	5.99%
Living Alone	2,063	5.46%
Not Living Alone	199	0.53%
Female Householder	7,449	19.71%
Living Alone	7,087	18.75%
Not Living Alone	362	0.96%
Non-Relative	408	1.08%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 21 of 24

Senior Life Report
Area(s): Radius 5.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	57,824		15,989
Less than 20%	29,062	50.26%	11,142	69.68%
20 to 24%	5,899	10.20%	1,131	7.07%
25 to 29%	5,557	9.61%	970	6.06%
30 to 34%	4,138	7.16%	537	3.36%
35% or more	12,493	21.61%	1,929	12.06%
Not Computed	676	1.17%	281	1.76%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	42,579		5,638
Less than 20%	10,058	23.62%	833	14.78%
20 to 24%	6,942	16.30%	580	10.28%
25 to 29%	5,766	13.54%	691	12.25%
30 to 34%	4,157	9.76%	501	8.88%
35% or more	14,303	33.59%	2,779	49.28%
Not Computed	1,352	3.18%	255	4.53%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	65,106	60.28%	17,154	75.13%
Renter Occupied Units	42,904	39.72%	5,680	24.87%
Complete Plumbing Facilities	107,480	99.51%	22,768	99.71%
Lacking Plumbing Facilities	530	0.49%	70	0.31%
With Telephone	106,848	98.92%	22,662	99.25%
No Telephone	1,167	1.08%	180	0.79%
One or more Vehicles	97,695	90.45%	17,780	77.87%
No Vehicles Available	10,315	9.55%	5,056	22.14%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 22 of 24

Senior Life Report
Area(s): Radius 5.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	108,389		13,579		8,574
Married Couple Family	59,173	54.59%	6,971	51.34%	2,774	32.36%
Other Family	18,683	17.24%	1,694	12.48%	1,000	11.66%
Male Householder	5,045	4.65%	301	2.22%	243	2.84%
Female Householder	13,638	12.58%	1,393	10.26%	757	8.83%
Non-Family	30,533	28.17%	4,914	36.19%	4,800	55.98%
Householder Living Alone	23,975	22.12%	4,527	33.34%	4,628	53.98%
Householder not Living Alone	6,558	6.05%	387	2.85%	172	2.00%
Above Poverty	100,533	92.75%	12,653	93.18%	7,597	88.61%
Married Couple Family	57,107	52.69%	6,713	49.44%	2,642	30.81%
Other Family	16,138	14.89%	1,548	11.40%	953	11.11%
Male Householder	4,659	4.30%	289	2.13%	230	2.68%
Female Householder	11,479	10.59%	1,259	9.27%	723	8.43%
Non-Family	27,288	25.18%	4,392	32.34%	4,003	46.68%
Householder Living Alone	21,341	19.69%	4,053	29.85%	3,854	44.95%
Householder not Living Alone	5,947	5.49%	339	2.49%	149	1.74%
Below Poverty	7,856	7.25%	926	6.82%	976	11.39%
Married Couple Family	2,066	1.91%	258	1.90%	132	1.54%
Other Family	2,545	2.35%	146	1.07%	47	0.55%
Male Householder	386	0.36%	12	0.09%	13	0.15%
Female Householder	2,159	1.99%	134	0.99%	34	4.26%
Non-Family	3,245	2.99%	522	3.84%	797	9.30%
Householder Living Alone	2,634	2.43%	474	3.49%	774	9.03%
Householder not Living Alone	611	0.56%	48	0.35%	23	0.27%

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 23 of 24

Senior Life Report
Area(s): Radius 5.0

501 KING DR	Latitude:	37.652600
DALY CITY, CA 94015-2953	Longitude:	-122.453300

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	251,080		36,686		13,613
With Mblty or Care Lmts	19,495	7.76%	7,239	19.73%	4,101	30.13%
Mobility Limits Only	4,974	1.98%	2,698	7.36%	1,578	11.59%
Self Care Limits Only	9,312	3.71%	1,941	5.29%	837	6.15%
Both Limits	5,209	2.07%	2,600	7.09%	1,685	12.38%
No Mblty or Care Limits	231,585	92.24%	29,447	80.27%	9,512	69.87%
With a Work Disability	24,394	9.72%	10,016	27.30%
In Labor Force	6,442	2.57%	395	1.08%
Employed	5,600	2.23%	322	0.88%
Unemployed	842	0.34%	73	0.20%
Not in Labor Force	17,951	7.15%	9,621	26.22%
Prevented from Working	15,489	6.17%	8,260	22.52%
Not Prevented from Wrk	2,462	0.98%	1,361	3.71%
No Work Disability	226,686	90.28%	26,692	72.76%
In Labor Force	168,931	67.28%	4,409	12.02%
Employed	160,349	63.86%	4,182	11.40%
Unemployed	8,583	3.42%	227	0.62%
Not in Labor Force	57,555	23.00%	22,283	60.74%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 08:30 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 24 of 24

ADDENDA

ADDENDUM D: Property Exhibits

TAX CODE AREA

91-36

JUNIPERO
SERRA
BK.10
25
SUBJECT
BOULEVARD
PARCEL 1
6
PARCEL 2
42
362
50' EASE.
SEE BK. 102 99
PARCEL 3
2
361
44
23
43
1
363
50' EASE.
FREEWAY
60
SERRA
JUNIPERO
23

△ PARCEL MAP VOL 18/25

△ SERRAMONTE UNIT NO. 9 RSM 69/40-41

ASSESSOR'S MAP COUNTY OF SAN MATEO, CALIF.

Floor Plan

1ST FLOOR

122 123 124 125 127 129 131 133 135 137 139 141 142
126 128 130 132 134 136 138 140
143
144
121
119
117
116
120
118
Courtyard
TV Room
111 109 107 105 103 101
General Store
Elev.
Mail Boxes
115 114 113 112 110 108 106 104 102
T
Office
Guest Dining
Admin. Office
Asst. Admin
Dining Room
Lounge
Kitchen

2ND FLOOR

227 228 229 231 233 235 237 239 241 243 245 246 247
230 232 234 236 238 240 242 244
248
249
250
251
226
224
222
221
225
223
216 214 212 210 208 206
Laundry
Beauty Shop
220 219 218 217 215 213 211 209 207
205
204
203
202
Activity Room
201

ADDENDA

ADDENDUM E: Historical Operating Statements

PII - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	R.I. of Daly City
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUG YTD

40005 Revenue-Rental	116,900	122,518	113,809	96,949	163,198	124,057	129,615	130,445	997,492
40010 Revenue-Rent Refunds/Proration	(246)	—	(3,934)	—	—	—	—	(1,330)	(5,510)

Total Rental Revenue	116,654	122,518	109,875	96,949	163,198	124,057	129,615	129,115	991,982

40110 Revenue-AL Level 1	3,515	3,100	$3,413	1,993	5,432	4,075	4,478	5,033	31,039
40115 Revenue-AL Level 2	5,843	6,225	5,296	5,197	6,872	6,048	5,200	4,050	44,731
40120 Revenue-AL Level 3	2,175	382	4,121	4,870	4,007	1,038	3,725	7,125	27,443
40125 Revenue-AL Level 4	3,950	3,953	5,200	4,293	5,607	6,100	6,138	7,025	42,266
40130 Revenue-AL Level 5	4,625	3,425	2,250	1,725	2,775	3,850	3,450	1,225	23,325
40135 Revenue-AL Level 6	2,625	4,050	4,050	3,105	4,995	4,050	2,850	2,850	28,575
40140 Revenue-AL Level 7	1,515	1,515	1,515	1,162	1,869	1,515	1,515	1,515	12,120
40170 Revenue -Alzh Lev 1	—	—	—	—	—	—	—	—	—

Total AL Services Revenue	24,248	22,649	25,845	22,345	31,556	26,676	27,356	28,823	209,498

40515 Revenue other	2,683	366	(1,755)	2,003	864	761	901	—	5,822
40525 Revenue-Processing/App Fees	8,000	2,000	6,000	4,600	9,400	6,000	6,000	10,237	52,237

Total Other Revenue	10,683	2,366	4,245	6,603	10,264	6,761	6,901	10,237	58,059

40575 Rev-Process Fee Concessions	—	(2,000)	—	(4,600)	(9,400)	(6,000)	(6,000)	(10,000)	(38,000)
40015 Rev-Rent Concessions	—	—	(4,250)	(1,342)	(2,408)	(2,500)	(3,500)	(4,750)	(18,750)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—	—	—

Total Concessions	—	(2,000)	(4,250)	(5,942)	(11,808)	(8,500)	(9,500)	(114,750)	(56,750)

Total Revenue	151,585	145,533	135,715	119,955	193,210	148,994	154,372	153,425	1,202,789

50005 Payroll Expense-Regular	43,504	43,709	40,125	32,318	52,650	46,850	47,629	47,268	354,054
50405 Payroll Expense-Overtime	1,621	1,117	692	1,422	1,788	426	718	662	8,445
50705 Payroll Expense-Doubletime	18	4	18	—	—	—	57	—	87
51005 Bonuses	3,420	2,760	3,585	3,384	5,508	2,660	4,070	6,892	32,280
51505 Vacation, Sick, Holiday	3,009	2,446	3,644	3,382	5,044	3,706	3,791	3,889	28,910
51805 Employee Recognition	141	243	437	—	—	457	—	—	1,278
52005 Payroll Taxes	5,689	8,149	3,506	3,379	5,125	4,503	4,241	4,294	38,887
52505 401K/401A	344	864	26	302	296	272	245	299	2,888
52805 Group Insurance	2,707	2,746	2,914	3,110	2,802	2,978	3,540	4,199	24,996
53005 Worker’s Comp Insurance	1,897	1,897	1,932	2,480	1,908	3,583	4,672	2,891	21,461

Total Payroll Expenses	62,350	63,936	57,120	49,776	75,122	65,434	69,163	70,394	513,295

53305 Outside Service - Medical	—	—	—	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—	—	—
54005 Payroll Service	260	640	261	(39)	375	343	218	288	2,347
55005 Outside Service Other	—	—	—	60	—	(60)	—	—	—

Total Purchase Services	260	640	261	21	375	283	218	288	2,347

Total Payroll Related	62,610	64,576	57,381	49,797	75,497	65,717	69,381	70,682	515,642

Total Payroll Related % Total Revenue	41%	44%	42%	42%	39%	44%	45%	46%	43%
58505 Food	10,616	10,406	10,061	10,559	10,533	12,596	12,268	10,645	87,684
57005 Housekeeping	1,447	1,032	1,484	1,178	1,549	1,662	1,799	1,603	11,753
57505 Kitchen Supplies	886	995	813	768	873	1,302	1,187	1,509	8,334
58005 Assisted Living Supplies	181	411	502	124	118	412	176	104	2,028
58505 Alzheimer Supplies	—	—	—	—	—	—	—	—	—
59005 Laundry & Linen Uniforms	55	—	869	—	360	9	—	—	1,294
59010 Laun/Lin/Unif Kitchen	264	168	199	255	208	215	171	241	1,720
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—	35	35
59505 Activities-Asst Living	647	1,248	666	940	1,461	431	769	943	7,105
59510 Banquet Expense	300	515	300	230	370	300	300	300	2,615
59555 NMS-Foodservices	—	—	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—	—	—

Total Variable Expense	14,397	14,775	14,893	14,054	15,473	16,927	16,670	15,379	122,567

60005 Office Supplies	414	505	720	357	431	688	837	334	4,286

61005 Repairs and Maint - Building	—	—	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—	—	—
61015 Repairs - Electrical	496	6	310	—	153	475	148	128	1,715
61020 Repairs - Plumbing	163	—	180	661	(63)	—	—	—	940
61025 Repairs - Fire Systems	44	—	—	—	—	—	120	—	164
61030 Repairs - HVAC	129	206	168	228	201	129	169	126	1,355
61035 Repairs - Gen. Supplies	749	7	335	336	232	482	679	345	3,165
61040 Repairs -Equipment	511	485	144	517	258	—	—	54	1,970
61045 Repairs - Other Interior	—	2,200	(1,714)	260	407	450	183	—	1,786
61055 Repairs - Other Exterior	—	—	175	(175)	—	—	40	—	40
61100 Loss on Early Retirement Asset	—	—	998	554	—	—	—	2,116	3,669

Total Repairs & Maintenance	2,092	2,904	595	2,381	1,187	1,536	1,338	2,768	14,803

61505 Contracts - Elevator	186	186	186	142	229	186	186	186	1,485
61510 Contracts - Floor maint	—	—	—	—	—	—	—	—	—
61515 Contracts - Alarm/Fire	120	270	615	311	215	—	120	160	1,810
61620 Contracts-HVAC	—	—	—	—	—	—	—	—	—
61525 Contracts - Pest Control	149	150	153	113	193	153	147	159	1,217
61535 Contracts - Other	44	44	44	36	540	171	486	46	1,410

Total Service Contracts	498	650	997	601	1,176	510	939	551	5,922

62005 Land Maintenance	494	494	494	554	1,073	494	494	494	4,591

Total Land Maintenance	494	494	494	554	1,073	494	494	494	4,591

62505 Rental/Lease - Cable	89	89	89	102	205	(26)	89	102	738
62510 Rental/Lease - Security	81	81	81	135	27	81	81	81	650
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	60	1,020	1,132	634	2,524	1,012	1,012	1,012	8,405
62540 Rental/Lease - Auto	—	—	—	—	—	—	—	—	—
82555 Rental/Lease - Other	50	—	140	—	200	40	—	40	470

Total Rental and Leases	280	1,191	1,442	871	2,956	1,107	1,182	1,235	10,264

63010 Utilities - Electricity	2,113	2,957	3,120	2,100	4,530	4,284	6,727	4,430	30,261

PII - ITEM A-6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	R.I. Of Daly City
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUG YTD

63015 Utilities - Water	589	766	371	463	1,155	757	1,011	912	6,024
63020 Utilities - Gas	4,538	2,665	3,363	1,960	2,703	1,223	1,479	1,203	19,154
63025 Utilities - Telephone	642	658	558	416	779	648	645	663	5,009
63030 Utilities - Trash	1,020	1,057	917	843	1,385	917	1,082	1,042	8,262

Total Utilities	8,901	8,103	8,328	5,801	10,552	7,829	10,945	8,249	68,709

63509 Marketing and Advertising	591	1,249	864	954	1,175	524	788	391	6,535
63510 Printed Materials	59	61	540	154	187	92	590	—	1,682
63515 Special Events	125	1,370	643	556	—	2,464	528	381	6,068
63520 Yellow Pages	673	673	673	515	701	652	652	652	5,191
63525 Newspaper and Magazine	726	688	310	110	537	118	487	627	3,602
63530 Advertising	54	27	(81)	—	—	—	—	—	(0)
64005 Referral Fees - Residents	—	—	—	—	1,075	—	—	1,500	2,575

Total Marketing and Advertising	2,228	4,068	2,949	2,288	3,675	3,849	3,044	3,552	25,653

60510 Delivery	—	—	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—	—	—
65005 Gas	197	187	160	186	30	79	75	40	954
65010 Auto Service And Repair	—	84	—	—	—	589	183	752	1,608
65015 Other Automobile	13	23	—	72	—	462	27	—	597
65505 Travel & Lodging	191	110	24	79	—	—	—	—	403
66005 Mileage	106	25	145	—	—	—	27	—	302
66505 Meals & Entertainment	11	302	221	—	64	—	14	—	612
67005 License and Fingerprints	232	674	536	473	392	1,493	336	464	4,607
68005 Dues and Subscriptions	82	84	79	—	79	179	79	83	665
68505 Seminars and Training	—	480	21	80	45	150	449	200	1,425
69005 Employee Recruiting	—	59	—	324	190	—	—	—	573
69505 Other	180	—	328	79	6	156	403	49	1,201
69605 Discounts Lost	—	—	—	—	—	—	—	1	1
69610 Discounts Taken	—	—	(37)	(54)	(68)	(1)	(43)	(71)	(273)
69525 Sales & Use Tax Due	(57)	(21)	19	—	—	—	—	—	(58)

Total Misc. Expenses	953	2,006	1,497	1,239	739	3,112	1,550	1,519	12,616

Total Operating Expense	92,869	99,272	89,297	77,944	112,758	101,770	106,380	104,763	785,053

Gross Margin	58,716	46,261	46,419	42,011	80,452	47,224	47,992	48,662	417,736

Gross Margin Percent	39%	32%	34%	35%	42%	32%	31%	32%	35%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	250	742	(92)	—	—	—	—	2,200	3,100
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—
72305 Property Taxes	4,302	4,302	4,302	3,298	5,305	4,302	4,474	4,474	34,757
72405 Insurance-Liability & Hazard	4,913	3,893	3,797	3,721	2,677	2,722	4,564	4,423	30,710

Total Other Fees	9,465	8,937	8,007	7,019	7,982	7,024	9,037	11,096	68,568

72505 Accounting	796	796	796	1,413	366	2,013	983	1,051	8,213
73005 Legal	511	443	523	343	433	507	664	403	3,626
73510 Donations & Contributions	—	—	—	—	89	—	—	—	89
74005 Consulting Fees	—	—	—	59	251	130	—	—	439
74015 Professional Fees - Other	—	—	—	—	500	—	128	295	922
75005 Property Management Fees	7,579	7,277	6,786	5,998	9,661	7,450	7,719	7,671	60,139
75105 Partnership Admin Fees	302	(302)	—	(64)	1,783	(329)	(465)	(546)	379
75510 Other Penalties/Fin. Fee	16	21	—	19	19	19	23	23	140
75515 Licenses & Fees Legal	—	122	—	—	—	—	—	—	122
75505 Bank Charges	—	—	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—	—	—	—	800
75525 Collection Fees	—	—	—	—	—	—	—	—	—

Total Professional Fees	9,204	8,356	8,105	8,568	13,101	9,790	9,051	8,896	75,070

EBITDAR	40,048	28,968	30,307	26,424	59,368	30,410	29,903	28,670	274,098

EBITDAR Percent	26%	20%	22%	22%	31%	20%	19%	19%	23%
77005 Operating Lease	—	—	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—	—	—

80005 Interest Income	(154)	(95)	(84)	(93)	(128)	—	(246)	(120)	(921)
80505 Other Non-Operating Income	—	—	—	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(154)	(95)	(84)	(93)	(128)	—	(246)	(120)	(921)

83005 Interest Expense	25,614	25,546	25,614	19,353	31,468	25,125	25,449	25,434	203,603
83025 Int Exp MIP	1,650	1,650	1,650	1,265	2,025	1,640	1,823	1,456	13,159

Total Interest Expense	27,264	27,197	27,264	20,618	33,492	26,765	27,272	26,890	216,762

EBTDA	12,938	1,867	3,127	5,899	26,004	3,645	2,877	1,899	58,256

EBTDA Percent	9%	1%	2%	5%	13%	2%	2%	1%	5%
77505 Depreciation	7,829	7,969	8,017	6,127	9,998	8,133	16,400	(219)	64,255
78005 Amortization	238	239	238	183	294	238	477	238	2,146
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	8,068	8,208	8,256	6,310	10,292	8,372	16,877	19	66,402

Net Income (Loss)	4,870	(6,341)	(5,129)	(412)	15,712	(4,726)	(14,000)	1,880	(8,145)

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	R.I. of Daly City
	Department	Total Department
	Month	Along Columns
	GL Account	Along Rows

OLAPT Table

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	137,129	123,931	122,993	125,164	126,383	128,978	126,047
40010 Revenue-Rent Refunds/Proration	(5,142)	—	—	—	(714)	(370)	—

Total Rental Revenue	131,987	123,931	122,993	125,164	125,669	128,608	126,047

40110 Revenue-AL Level 1	3,787	5,850	4,082	5,410	7,255	5,262	5,150
40115 Revenue-AL Level 2	7,265	7,228	8,871	8,143	6,139	7,025	5,292
40120 Revenue-AL Level 3	6,689	4,980	4,750	5,332	5,350	4,750	7,325
40125 Revenue-AL Level 4	695	795	975	2,035	3,225	2,200	1,000
40130 Revenue-AL Level 5	2,575	1,175	2,175	2,175	2,175	5,775	6,230
40135 Revenue-AL Level 6	2,800	2,600	2,600	2,600	2,600	2,600	2,600
40140 Revenue-AL Level 7	—	—	—	—	—	—	—
40180 Revenue-Extended Cong Care	—	—	—	—	—	—	—

Total AL Services Revenue	23,811	22,628	23,453	25,695	26,745	27,612	27,597

40515 Revenue-Other	440	2,924	2,319	3,268	—	225	1,657
40525 Revenue-Processing/App Fees	(1,150)	2,000	3,000	3,000	2,000	2,000	1,000

Total Other Revenue	(710)	4,924	5,319	6,268	2,000	2,225	2,657

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	(250)	(968)	—	(968)	(368)	(1,463)	—
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	(250)	(968)	—	(968)	(368)	(1,463)	—

Total Revenue	154,838	150,515	151,765	156,159	154,046	156,982	156,301

50005 Payroll Expense- Regular	46,286	42,943	46,288	45,146	43,417	44,682	45,510
50405 Payroll Expense-Overtime	576	812	507	806	566	746	1,091
50705 Payroll Expense-Doubletime	—	—	21	38	—	—	39
51005 Bonuses	2,695	4,195	12,241	2,945	3,095	8,075	3,295
51505 Vacation, Sick, Holiday	3,314	3,339	4,533	3,865	3,361	4,709	3,515
51805 Employee Recognition	—	24	128	39	390	178	—
52005 Payroll Taxes	6,046	4,810	4,237	4,395	4,037	3,988	3,878
52505 401K/401A	318	675	270	296	438	310	311
52805 Group Insurance	3,273	2,676	2,718	2,444	2,530	2,650	2,648
53005 Worker’s Comp Insurance	4,683	6,024	6,434	3,823	3,686	3,969	3,884

Total Payroll Expenses	67,192	65,499	77,377	63,797	61,520	69,309	64,171

53305 Outside Service - Medical	55	—	110	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	267	225	457	298	241	146	314
55005 Outside Service Other	—	36	—	—	—	—	8

Total Purchase Services	322	262	567	298	241	146	322

Total Payroll Related	67,514	65,760	77,944	64,094	61,761	69,455	64,493

Total Payroll Related % Total Revenue	44%	44%	51%	41%	40%	44%	41%

56505 Food	11,595	9,961	11,280	10,863	12,274	9,889	12,644
57005 Housekeeping	1,659	1,206	1,644	1,073	1,245	830	1,898
57505 Kitchen Supplies	1,697	627	1,252	921	1,323	1,208	1,272
58005 Assisted Living Supplies	108	254	200	116	188	268	109
59005 Laundry & Linen/Uniforms	144	—	—	—	140	—	—
59010 Laun/Lin/Unif Kitchen	176	245	242	246	303	226	291
59015 Laund/Lin/Unif Housekeeping	—	—	195	348	—	—	104
59505 Activities-Asst Lving	766	666	429	545	625	507	594
59510 Banquet Expense	300	300	300	300	300	300	487
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	16,445	13,259	15,542	14,411	16,459	13,167	17,398

60005 Office Supplies	459	339	407	346	402	240	636

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	124,171	124,042	121,197	115,924	118,310	1,494,270
40010 Revenue-Rent Refunds/Proration	—	—	—	—	—	(6,226)

Total Rental Revenue	124,171	124,042	127,197	115,924	118,310	1,488,043

40110 Revenue-AL Level 1	6,244	6,642	5,350	4,900	4,838	64,770
40115 Revenue-AL Level 2	4,425	5,050	5,675	5,650	5,440	76,203
40120 Revenue-AL Level 3	7,127	5,974	4,017	4,375	3,400	64,069
40125 Revenue-AL Level 4	1,900	(1,400)	3,907	4,025	4,533	23,890
40130 Revenue-AL Level 5	4,575	4,575	3,412	3,400	3,400	41,642
40135 Revenue-AL Level 6	2,600	2,600	1,200	1,200	2,625	28,625
40140 Revenue-AL Level 7	—	—	—	1,515	1,515	3,030
40180 Revenue-Extended Cong Care	—	—	—	—	—	—

Total AL Services Revenue	26,871	23,441	23,561	25,065	25,750	302,228

40515 Revenue-Other	260	1,224	175	2,551	4,484	19,527
40525 Revenue-Processing/App Fees	2,000	2,000	—	2,000	1,500	19,350

Total Other Revenue	2,260	3,224	175	4,551	5,984	38,877

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	(500)	—	—	(4,517)
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	—	—	(500)	—	—	(4,517)

Total Revenue	153,301	150,707	144,433	145,540	150,044	1,824,632

50005 Payroll Expense- Regular	45,669	46,048	49,705	43,984	45,579	545,258
50405 Payroll Expense-Overtime	1,635	962	1,148	1,677	1,836	12,362
50705 Payroll Expense-Doubletime	—	122	318	158	114	809
51005 Bonuses	941	2,381	2,527	425	1,836	44,653
51505 Vacation, Sick, Holiday	1,682	3,613	4,146	4,123	3,676	43,876
51805 Employee Recognition	—	227	512	131	68	1,697
52005 Payroll Taxes	3,975	3,956	4,191	3,669	4,069	51,251
52505 401K/401A	320	340	305	304	321	4,210
52805 Group Insurance	3,417	3,693	1,574	2,894	2,763	33,278
53005 Worker’s Comp Insurance	4,159	295	3,258	2,956	3,121	46,292

Total Payroll Expenses	61,797	61,636	67,684	60,322	63,383	783,687

53305 Outside Service - Medical	55	—	250	370	—	840
53505 Temporary Services	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	269	160	306	300	15	2,998
55005 Outside Service Other	32	—	—	—	—	76

Total Purchase Services	356	160	556	670	15	3,913

Total Payroll Related	62,153	61,796	68,240	60,992	63,398	787,600

Total Payroll Related % Total Revenue	41%	41%	47%	42%	42%	43%

56505 Food	10,015	10,622	11,069	12,900	10,362	133,473
57005 Housekeeping	2,146	1,239	1,183	1,496	1,001	16,619
57505 Kitchen Supplies	1,355	1,050	1,173	1,558	774	14,210
58005 Assisted Living Supplies	137	159	176	237	1,556	3,509
59005 Laundry & Linen/Uniforms	452	106	45	239	—	1,125
59010 Laun/Lin/Unif Kitchen	231	242	267	290	225	2,984
59015 Laund/Lin/Unif Housekeeping	—	—	182	316	—	1,144
59505 Activities-Asst Lving	655	576	678	1,148	352	7,540
59510 Banquet Expense	300	300	300	300	(583)	2,905
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	15,291	14,295	15,072	18,484	13,687	183,509

60005 Office Supplies	311	614	962	783	437	5,937

	JAN	FEB	MAR	APR	MAY	JUN	JUL

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	812	194	475	128	215	331	217
61020 Repairs - Plumbing	587	165	227	332	635	3	821
61025 Repairs - Fire Systems	—	45	137	65	—	29	—
61030 Repairs - HVAC	624	—	320	18	—	288	63
61035 Repairs - Gen. Supplies	1,353	659	1,191	540	939	512	761
61040 Repairs - Equipment	398	475	—	—	417	—	485
61045 Repairs - Other Interior	—	—	52	—	931	240	551
61055 Repairs - Other Exterior	—	—	319	566	(62)	478	260
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	3,774	1,539	2,721	1,648	3,075	1,882	3,158

61505 Contracts - Elevator	186	186	601	186	186	186	186
61510 Contracts - Floor Maint	444	134	—	310	148	148	148
61515 Contracts - Alarm/Fire	900	—	386	462	597	540	255
61520 Contracts-HVAC	—	—	—	—	—	—	—
61525 Contracts - Pest Control	142	142	142	284	147	147	147
61535 Contracts - Other	—	—	—	44	219	44	414

Total Service Contracts	1,671	462	1,129	1,285	1,297	1,064	1,149

62005 Land Maintenance	494	494	494	494	494	494	494

Total Land Maintenance	494	494	494	494	494	494	494

62505 Rental/Lease - Cable	68	68	68	68	71	71	71
62510 Rental/Lease - Security	—	—	—	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	103	103	105	(412)	69	65	68
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	50	—	—	—	50

Total Rental and Leases	171	171	223	(344)	140	136	189

63010 Utilities - Electricity	3,604	3,322	3,295	3,492	3,625	5,396	4,491
63015 Utilities - Water	452	739	766	768	1,350	967	672
63020 Utilities - Gas	4,141	3,209	1,390	1,996	1,742	1,218	1,092
63025 Utilities - Telephone	742	376	557	598	813	756	654
63030 Utilities - Trash	980	1,020	1,020	1,119	1,021	1,020	1,020

Total Utilities	9,920	8,657	7,028	7,974	8,550	9,357	7,928

63505 Marketing and Advertising	245	256	270	233	246	1,007	216
63510 Printed Materials	62	20	1,355	86	211	134	—
63515 Special Events	—	253	603	1,113	—	345	1,192
63520 Yellow Pages	313	472	302	271	1,660	1,418	1,646
63525 Newspaper and Magazine	395	127	420	—	841	127	362
63530 Advertising	—	—	—	—	—	—	—
64005 Referral Fees - Residents	—	—	—	—	—	—	—

Total Marketing and Advertising	1,015	1,128	2,951	1,703	2,959	3,031	3,417

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	151	214	79	143	138	284	245
65010 Auto Service And Repair	—	87	—	777	—	449	2,171
65015 Other Automobile	—	—	—	—	—	—	—
65505 Travel & Lodging	748	—	181	(15)	85	101	—
66005 Mileage	20	47	214	138	—	89	—
66505 Meals & Entertainment	—	—	19	113	—	35	54
67005 License and Fingerprints	225	225	377	307	225	659	187
68005 Dues and Subscriptions	81	451	88	224	145	79	229

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	499	3	225	194	432	3,725
61020 Repairs - Plumbing	262	—	185	291	160	3,668
61025 Repairs - Fire Systems	—	—	194	—	—	471
61030 Repairs - HVAC	152	88	260	437	1,378	3,629
61035 Repairs - Gen. Supplies	394	46	410	464	449	7,717
61040 Repairs - Equipment	—	415	240	352	—	2,783
61045 Repairs - Other Interior	242	269	306	272	7	2,871
61055 Repairs - Other Exterior	—	—	592	389	5	2,547
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	1,549	821	2,413	2,399	2,432	27,410

61505 Contracts - Elevator	186	(229)	186	186	186	2,228
61510 Contracts - Floor Maint	148	148	148	148	(1,036)	888
61515 Contracts - Alarm/Fire	135	(135)	255	270	—	3,665
61520 Contracts-HVAC	—	—	—	—	—	—
61525 Contracts - Pest Control	147	150	149	147	150	1,895
61535 Contracts - Other	44	44	44	418	266	1,534

Total Service Contracts	659	(22)	781	1,169	(434)	10,210

62005 Land Maintenance	1,270	1,119	844	620	494	7,805

Total Land Maintenance	1,270	1,119	844	620	494	7,805

62505 Rental/Lease - Cable	71	71	71	71	88	855
62510 Rental/Lease - Security	—	—	—	—	—	—
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental/Lease - Equipment	60	148	69	68	77	523
62540 Rental/Lease - Auto	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—	100

Total Rental and Leases	130	219	140	139	164	1,478

63010 Utilities - Electricity	4,880	4,518	4,949	3,246	3,989	48,806
63015 Utilities - Water	871	1,779	1,211	673	1,020	11,269
63020 Utilities - Gas	801	1,376	1,211	2,771	3,027	23,976
63025 Utilities - Telephone	688	661	656	725	724	7,949
63030 Utilities - Trash	1,020	1,020	1,020	1,020	1,020	12,299

Total Utilities	8,260	9,354	9,047	8,435	9,780	104,298

63505 Marketing and Advertising	302	435	618	607	215	4,651
63510 Printed Materials	163	591	52	231	534	3,440
63515 Special Events	219	—	403	1,246	764	6,138
63520 Yellow Pages	(2,589)	1,754	767	683	673	7,369
63525 Newspaper and Magazine	598	64	78	390	799	4,202
63530 Advertising	—	—	—	—	—	—
64005 Referral Fees - Residents	—	—	—	—	500	500

Total Marketing and Advertising	(1,307)	2,844	1,918	3,157	3,486	26,300

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—
65005 Gas	145	110	280	191	140	2,119
65010 Auto Service And Repair	173	—	—	615	607	4,880
65015 Other Automobile	—	—	—	13	—	13
65505 Travel & Lodging	412	—	5	826	341	2,684
66005 Mileage	191	—	129	69	96	992
66505 Meals & Entertainment	20	10	31	—	75	358
67005 License and Fingerprints	154	235	172	536	251	3,554
68005 Dues and Subscriptions	79	193	79	465	69	2,182

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2002
	Version	AA
	Community	R.I. of Daly City
	Department	Total Department
	Month	Along Columns
	GL Account	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

68505 Seminars and Training	178	276	753	303	265	425	137
69005 Employee Recruiting	—	185	—	—	—	92	815
69505 Other	28	37	53	89	191	679	257
69605 Discounts Lost	—	—	—	—	—	—	—
69510 Discounts Taken	—	—	—	—	—	—	—
69525 Sales & Use Tax Due	33	—	34	23	24	28	60

Total Misc. Expenses	1,463	1,523	7,797	2,702	1,074	2,920	4,154

Total Operating Expense	102,927	93,342	110,235	93,713	96,210	101,745	103,016

Gross Margin	51,912	57,174	41,530	62,446	57,836	55,237	53,286

Gross Margin Percent	34%	38%	27%	40%	38%	35%	34%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	1,255	(500)	(5)	—	(749)	—	—
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	4,568	4,568	4,568	4,568	4,568	4,568	4,751
72405 Insurance-Liability & Hazard	1,835	1,835	1,835	3,910	3,910	3,910	3,910

Total Other Fees	7,658	5,903	6,398	8,479	7,730	8,478	8,661

72505 Accounting	91	891	891	891	1,211	1,316	940
73005 Legal	568	446	478	1,274	400	749	426
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—
74015 Professional Fees - Other	—	—	—	37	—	—	—
75005 Property Management Fees	7,767	7,501	7,588	7,808	7,702	7,849	7,815
75105 Partnership Admin Fees	415	440	(786)	894	572	85	125
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	800	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	8,841	9,278	8,171	11,703	9,886	9,999	9,306

EBITDAR	35,412	41,993	26,960	42,264	40,220	36,759	35,319

EBITDAR Percent	23%	28%	18%	27%	26%	23%	23%
77005 Operating Lease	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	(416)	(420)	(396)	(186)	(182)	(205)	(175)
80505 Other Non-Operating Income	—	—	—	(37,000)	—	37,000	—
84105 State Income Tax	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(416)	(420)	(396)	(37,186)	(182)	36,795	(175)

83005 Interest Expense	25,717	25,717	25,641	25,717	25,602	25,640	25,627
83025 Int Exp MIP	1,147	1,147	1,147	1,147	1,650	1,650	1,650

Total Interest Expense	26,863	26,863	26,788	26,863	27,252	27,290	27,277

EBTDA	8,965	15,549	569	52,587	13,150	(27,326)	8,217

EBTDA Percent	6%	10%	0%	34%	9%	-17%	5%
77505 Depreciation	7,225	6,791	6,672	6,685	6,964	6,378	6,638
78005 Amortization	238	238	239	239	238	239	238
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	7,463	7,029	6,911	6,924	7,203	6,616	6,876

Net Income (Loss)	1,501	8,520	(6,343)	45,663	5,948	(33,942)	1,340

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

68505 Seminars and Training	461	269	177	132	218	3,593
69005 Employee Recruiting	175	120	1,184	359	—	2,909
69505 Other	510	28	13	105	200	2,189
69605 Discounts Lost	—	—	—	—	—	—
69510 Discounts Taken	—	—	—	(585)	—	(585)
69525 Sales & Use Tax Due	(22)	—	—	—	78	256

Total Misc. Expenses	2,297	964	2,050	2,727	2,075	25,145

Total Operating Expense	90,613	92,004	101,466	98,904	95,519	1,179,693

Gross Margin	62,688	58,703	42,967	46,637	54,525	644,939

Gross Margin Percent	41%	39%	30%	32%	36%	35%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	—	2,795	(2,795)	—	—	1
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	4,751	4,751	3,852	3,852	3,852	53,220
72405 Insurance-Liability & Hazard	6,506	3,673	4,828	4,875	3,226	44,254

Total Other Fees	11,257	11,219	5,886	8,727	7,078	97,475

72505 Accounting	891	1,211	1,921	2,058	(2,161)	10,151
73005 Legal	350	475	511	429	567	6,673
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	—	250	—	—	250
74015 Professional Fees - Other	—	520	(510)	—	—	47
75005 Property Management Fees	7,665	7,535	7,499	6,999	7,502	91,232
75105 Partnership Admin Fees	742	259	(752)	(649)	657	2,003
75510 Other Penalties/Fin. Fee	22	—	—	—	—	22
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	(5)	—	—	—	(5)
75520 Franchise Tax Filing Fee	—	—	—	—	—	800
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	9,671	9,996	8,919	8,837	6,566	111,173

EBITDAR	41,759	37,488	28,163	29,073	40,881	436,291

EBITDAR Percent	27%	25%	19%	20%	27%	24%
77005 Operating Lease	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	(191)	(206)	(176)	(197)	(199)	(2,949)
80505 Other Non-Operating Income	—	—	—	(214)	—	(214)
84105 State Income Tax	—	—	—	44	—	44

Total Non-Operating Income/Expense	(191)	(206)	(176)	(367)	(199)	(3,119)

83005 Interest Expense	25,614	25,600	25,587	25,614	25,520	307,594
83025 Int Exp MIP	1,650	1,650	1,650	1,650	1,650	17,789

Total Interest Expense	27,264	27,251	27,237	27,264	27,170	325,384

EBTDA	14,687	10,443	1,102	2,175	13,910	114,026

EBTDA Percent	10%	7%	1%	1%	9%	6%
77505 Depreciation	6,669	6,570	6,605	7,183	7,208	81,588
78005 Amortization	239	238	239	238	239	2,862
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	6,908	6,809	6,843	7,421	7,446	84,449

Net Income (Loss)	7,779	3,634	(5,741)	(5,246)	6,464	29,577

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2001
	Version	AA
	Community	R.I. of Daly City
	Department	Total Department
	Month	Along Columns
	GL Account	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN

40005 Revenue-Rental	128,221	132,250	122,838	131,203	130,803	135,463
40010 Revenue-Rent Refunds/Proration	—	(1,547)	—	(760)	(1,073)	—

Total Rental Revenue	128,221	130,703	122,838	130,443	129,731	135,463

40110 Revenue-AL Level 1	5,265	5,925	6,608	6,725	6,340	6,025
40115 Revenue-AL Level 2	4,295	4,325	3,325	3,725	4,225	3,825
40120 Revenue-AL Level 3	2,975	5,125	2,200	4,725	4,450	4,950
40125 Revenue-AL Level 4	5,900	3,750	3,900	2,925	487	2,925
40130 Revenue-AL Level 5	2,150	2,150	2,150	1,175	2,150	2,150
40135 Revenue-AL Level 6	—	—	—	—	—	—
40140 Revenue-AL Level 7	—	—	—	—	—	—
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—

Total AL Services Revenue	20,585	21,275	18,383	19,275	17,652	19,875

40515 Revenue-Other	97	125	538	200	369	248
40525 Revenue-Processing/App Fees	500	3,350	1,000	2,500	500	2,500

Total Other Revenue	597	3,475	1,538	2,700	869	2,748

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	(500)	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	—	—	—	(500)	—	—

Total Revenue	149,403	155,453	142,759	151,918	148,251	158,086

50005 Payroll Expense-Regular	44,189	41,591	44,248	43,665	45,214	42,473
50405 Payroll Expense-Overtime	1,546	1,045	2,037	2,448	2,350	3,410
50705 Payroll Expense-Doubletime	67	130	61	28	—	227
51005 Bonuses	3,159	4,009	2,414	2,343	1,962	2,709
51505 Vacation, Sick, Holiday	4,731	3,961	2,823	5,421	1,032	4,735
51805 Employee Recognition	—	134	400	—	—	95
52005 Payroll Taxes	5,932	4,965	4,670	4.579	4,599	3,122
52505 401K/401A	156	186	172	152	322	328
52805 Group Insurance	1,612	2,087	3,133	2,009	2,250	(522)
53005 Worker’s Comp Insurance	3,271	3,440	3,101	3,258	3,191	3,385

Total Payroll Expenses	64,662	61,548	63,060	53,904	60,920	59,962

53305 Outside Service - Medical	—	—	95	310	155	—
53505 Temporary Services	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	111	112	114	136	114	116
55005 Outside Service Other	365	300	32	—	32	33

Total Purchase Services	476	412	240	446	300	148

Total Payroll Related	65,138	61,960	63,301	64,350	61,220	60,110

Total Payroll Related % Total Revenue	44%	40%	44%	42%	41%	38%
56505 Food	12,067	10,571	13,038	10,598	13,504	11,179
57005 Housekeeping	585	592	642	805	766	1,192
57505 Kitchen Supplies	2,085	1,494	1,976	1,111	1,688	1,485
58005 Assisted Living Supplies	305	199	219	182	301	207
59005 Laundry & Linen/Uniforms	1,152	502	835	509	492	235
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst Lving	890	836	262	520	590	981
59510 Banquet Expense	300	300	300	300	300	300
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	17,384	14,495	17,272	14,025	17,650	15,571

60005 Office Supplies	1,059	461	559	2,385	674	256

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	228	384	—	72	—	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	138,997	138,999	138,201	132,121	131,979	140,295	1,601,368
40010 Revenue-Rent Refunds/Proration	—	—	(176)	400	—	—	(3,155)

Total Rental Revenue	138,997	138,999	138,025	132,521	131,979	140,295	1,598,213

40110 Revenue-AL Level 1	4,188	5,688	6,575	7,335	5,025	5,975	71,873
40115 Revenue-AL Level 2	5,363	6,308	4,500	6,850	5,700	7,075	59,515
40120 Revenue-AL Level 3	4,450	5,275	5,275	7,275	7,019	7,696	61,415
40125 Revenue-AL Level 4	2,750	4,750	4,750	4,750	3,750	1,688	42,323
40130 Revenue-AL Level 5	1,175	1,175	1,175	1,175	2,575	2,575	21.775
40135 Revenue-AL Level 6	—	—	—	—	—	1,400	1,400
40140 Revenue-AL Level 7	—	—	—	—	—	—	—
40170 Revenue-Alzh Lev 1	—	—	—	—	—	—	—

Total AL Services Revenue	17,925	23,195	22,275	27,385	24,069	26,407	258,301

40515 Revenue-Other	246	(1,491)	231	204	307	225	1,301
40525 Revenue-Processing/App Fees	1,000	1,000	1,060	1,000	2,000	—	16,410

Total Other Revenue	1,246	(491)	1,291	1,204	2,307	225	17,711

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	—	(500)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	—	(500)

Total Revenue	159,168	161,703	161,591	161,110	158,355	166,927	1,873,725

50005 Payroll Expense-Regular	46,200	46,802	44,744	44,931	47,017	46,529	537,604
50405 Payroll Expense-Overtime	1,547	1,210	610	742	348	266	17,560
50705 Payroll Expense-Doubletime	—	—	—	8	—	179	700
51005 Bonuses	(432)	1,150	(60)	6,834	7,786	4,336	36,211
51505 Vacation, Sick, Holiday	3,814	1,914	3,547	3,002	3,153	874	39,006
51805 Employee Recognition	—	—	156	90	—	—	875
52005 Payroll Taxes	4,164	3,626	3,820	3,763	3,471	3,760	50.472
52505 401K/401A	345	338	325	229	523	278	3,354
52805 Group Insurance	2,458	3,553	4,014	(2,607)	2,759	2,556	23,401
53005 Worker’s Comp Insurance	3,337	3,370	2,423	2,373	2,373	2,772	36,294

Total Payroll Expenses	61,433	62,064	59,579	59,364	67,429	61,551	745,476

53305 Outside Service - Medical	155	—	55	—	—	155	925
53505 Temporary Services	—	—	—	—	—	2	2
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	116	116	116	235	217	258	1.759
55005 Outside Service Other	64	(22)	35	27	—	—	864

Total Purchase Services	334	94	206	262	217	415	3,551

Total Payroll Related	61,767	62,158	59,785	59,626	67,647	61,966	749,027

Total Payroll Related % Total Revenue	39%	38%	37%	37%	43%	37%	40%
56505 Food	10,957	12,477	11,647	12,727	11,293	11,396	141,455
57005 Housekeeping	734	1,402	1,287	1,386	1,135	1,619	12,144
57505 Kitchen Supplies	1,711	2,518	1,850	1,681	1,623	1,404	20,627
58005 Assisted Living Supplies	—	266	93	133	148	95	2,148
59005 Laundry & Linen/Uniforms	241	622	243	446	498	358	6,133
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Lving	854	640	964	477	1,027	689	8,730
59510 Banquet Expense	300	300	300	300	336	696	4,031
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expanse	14,797	18,225	16,385	17,149	16,060	16,256	195,268

60005 Office Supplies	861	590	467	1,170	342	417	9,242

61005 Repairs and Maint-Building	—	—	—	—	—	—	—
61010 Repairs-Phone System	—	—	—	—	—	—	—
61015 Repairs-Electrical	123	396	132	327	275	249	2,185

	JAN	FEB	MAR	APR	MAY	JUN

61020 Repairs - Plumbing	—	110	—	—	—	—
61025 Repairs - Fire Systems	—	578	85	—	—	—
61030 Repairs - HVAC	268	176	91	586	91	353
61035 Repairs - Gen. Supplies	1,819	1,384	1,202	584	1,118	1,038
61040 Repairs - Equipment	—	—	—	627	—	80
61045 Repairs - Other Interior	865	915	234	570	—	1.161
61055 Repairs - Other Exterior	—	—	372	—	210	—
61100 Loss on Early Retirement Asset	—	—	—	—	—	—

Total Repair & Maintenance	3,181	3,547	1,983	2,439	1,419	2,632

61505 Contracts - Elevator	186	186	186	186	186	309
61510 Contracts - Floor Maint	134	134	134	134	134	134
61515 Contracts - Alarm/Fire	—	270	—	—	216	—
61520 Contracts-HVAC	—	—	—	—	—	—
61525 Contracts - Pest Control	142	142	142	142	142	142
61535 Contracts - Other	—	—	—	50	216	—

Total Service Contracts	462	731	462	512	894	585

62005 Land Maintenance	475	514	631	494	494	526

Total Land Maintenance	475	514	631	494	494	526

62505 Rental/Lease - Cable	63	63	63	63	63	63
62510 Rental/Lease - Security	355	355	355	73	73	73
62525 Rental/Lease - Furniture	—	—	—	—	—	—
62535 Rental/Lease - Equipment	343	99	94	194	99	104
62540 Rental/Lease - Auto	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—	80

Total Rental and Leases	761	516	512	330	234	320

63010 Utilities - Electricity	2,282	2,471	2,423	2,136	2,616	4,542
63015 Utilities - Water	1,344	462	1,126	929	1,075	842
63020 Utilities - Gas	7,763	9,160	7,818	4,666	3,910	1,704
63025 Utilities - Telephone	429	404	770	492	575	539
63030 Utilities - Trash	950	860	850	1,005	1,015	1,005

Total Utilities	12,768	13,357	12,987	9,228	9,192	8,633

63505 Marketing and Advertising	1,473	786	506	353	368	304
63510 Printed Materials	61	94	12	302	18	70
63515 Special Events	421	215	230	372	228	100
63520 Yellow Pages	747	747	747	747	747	262
63525 Newspaper and Magazine	85	125	608	449	287	538
63530 Advertising	—	—	—	180	—	—
64005 Referral Fees - Residents	—	2,115	—	1,670	1,215	1,243

Total Marketing and Advertising	2,788	4,081	2,102	4,073	2,863	2,517

60510 Delivery	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—
65005 Gas	167	226	231	122	125	209
65010 Auto Service And Repair	174	—	959	—	—	822
65015 Other Automobile	—	—	—	—	—	—
65505 Travel & Lodging	—	—	—	—	—	—
66005 Mileage	49	53	51	183	—	33
66505 Meals & Entertainment	—	—	—	—	—	—
67005 License and Fingerprints	627	278	232	314	471	150
68005 Dues and Subscriptions	—	—	—	150	245	510

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

61020 Repairs - Plumbing	248	1,233	127	736	153	645	3,253
61025 Repairs - Fire Systems	—	—	—	—	—	115	777
61030 Repairs - HVAC	228	96	162	421	215	721	3,410
61035 Repairs - Gen. Supplies	1,370	1,459	1,052	316	603	991	12,935
61040 Repairs - Equipment	—	—	—	169	360	—	1,236
61045 Repairs - Other Interior	365	160	353	55	262	438	5,378
61055 Repairs - Other Exterior	—	—	—	—	—	160	741
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	2,334	3,344	1,825	2,025	1,868	3,319	29,916

61505 Contracts - Elevator	186	186	186	186	186	186	2,351
61510 Contracts - Floor Maint	175	134	—	134	175	—	1,424
61515 Contracts - Alarm/Fire	—	—	(788)	—	120	925	742
61520 Contracts-HVAC	—	—	—	—	161	—	161
61525 Contracts - Pest Control	142	142	142	142	(142)	142	1,420
61535 Contracts - Other	—	—	—	422	170	—	859

Total Service Contracts	503	462	(460)	884	670	1,253	6,958

62005 Land Maintenance	520	494	494	494	494	566	6,197

Total Land Maintenance	520	494	494	494	494	566	6,197

62505 Rental/Lease - Cable	70	68	68	68	68	68	785
62510 Rental/Lease - Security	73	73	73	73	73	73	1,723
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	103	103	288	103	103	106	1,739
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	61	57	—	—	887	1,085

Total Rental and Leases	246	304	486	244	244	1,134	5,331

63010 Utilities - Electricity	5,875	4,293	3,715	4,008	4,132	2,441	40,934
63015 Utilities - Water	636	2,000	1,738	1,436	407	1,041	13,036
63020 Utilities - Gas	1,698	2,938	1,147	892	1,035	3,291	46,023
63025 Utilities - Telephone	820	487	796	977	738	766	7,792
63030 Utilities - Trash	1,005	1,080	1,060	1.060	1,020	1,020	11,930

Total Utilities	10,035	10,798	8,456	8,372	7,332	8,559	119,716

63505 Marketing and Advertising	318	437	275	766	249	358	6,192
63510 Printed Materials	1	139	181	370	204	456	1,909
63515 Special Events	334	76	364	270	104	(100)	2,614
63520 Yellow Pages	262	262	262	747	(3,197)	498	2,833

63525 Newspaper and Magazine	446	391	984	124	314	193	4,543
63530 Advertising	—	—	—	63	32	27	302
64005 Referral Fees - Residents	—	750	—	200	—	1,168	8,360

Total Marketing and Advertising	1,361	2,056	2,066	2,540	(2,295)	2,601	26,753

60510 Delivery	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	130	315	240	159	267	150	2,341
65010 Auto Service And Repair	—	—	—	—	533	—	2,489
65015 Other Automobile	10	2	—	116	—	—	129
65505 Travel & Lodging	244	15	—	—	—	—	259
66005 Mileage	502	159	390	264	28	88	1,798
66505 Meals & Entertainment	—	19	—	—	—	—	19
67005 License and Fingerprints	226	225	493	230	340	765	4,349
68005 Dues and Subscriptions	35	36	331	12	12	346	1,676

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2001
	Version	AA
	Community	R.I. of Daly City
	Department	Total Department
	Month	Along Columns
	GL Account	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN

68505 Seminars and Training	79	79	79	—	154	757
69005 Employee Recruiting	182	728	685	98	—	150
69505 Other	48	162	366	309	473	892
69605 Discounts Lost	—	—	—	—	—	91
69610 Discounts Taken	(90)	(114)	(51)	(87)	(89)	(62)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	1,235	1,412	2,553	1,089	1,379	3,552

Total Operating Expense	105,250	101,075	102,362	98,924	96,019	94,702

Gross Margin	44,153	54,379	40,397	52,994	52,232	63,384

Gross Margin Percent	30%	35%	28%	35%	35%	40%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	(3,055)	2,137	(2,613)	341	(240)	(25)
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	8,773	8,589	8,681	8,681	8,681	8,681
72405 Insurance-Liability & Hazard	1,232	1,232	1,231	2,268	2,268	2,191

Total Other Fees	6,950	11,958	7,299	11,290	10,709	10,847

72505 Accounting	596	320	458	458	318	318
73005 Legal	395	472	665	1,774	559	793
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	—	157	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—
75005 Property Management Fees	6,696	8,547	7,138	7,571	7,413	7,929
75105 Partnership Admin Fees	389	286	5.341	(4,869)	700	(1,848)
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—

Total Professional Fees	8,076	9,625	13,759	4,935	8,989	7,191

EBITDAR	29,127	32,795	19,339	36,769	32,534	45,346

EBITDAR Percent	19%	21%	14%	24%	22%	29%
77005 Operating Lease	—	—	—	—	—	—
7701 Add’l Lease	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—

80005 Interest Income	—	(24)	—	(766)	(520)	(564)
80505 Other Non-Operating Income	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	20,754	—	—	—

Total Non-Operating Income/Expense	—	(24)	20,754	(766)	(520)	(564)

83005 Interest Expense	27,600	27,600	23,644	25,815	25,803	25,791
83025 Int Exp MIP	—	—	1,665	1,665	1,665	1,665

Total Interest Expense	27,600	27,600	25,310	27,480	27,468	27,456

EBTDA	1,527	5,219	(26,724)	10,055	5,586	18,453

EBTDA Percent	1%	3%	-19%	7%	4%	12%
77505 Depreciation	6,182	6,205	6,184	6,170	6,153	6,280
78005 Amortization	6,918	6,918	7,101	288	235	235
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	13,100	13,123	13,285	6,458	6,388	6,515

Net Income (Loss)	(11,573)	(7,904)	(40,009)	3,596	(802)	11,938

[Additional columns below]

[Continued from above table, first column(s) repeated]

	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

68505 Seminars and Training	236	143	620	223	—	—	2,371
69005 Employee Recruiting	320	163	—	974	272	63	3,635
69505 Other	533	671	123	26	54	53	3,711
69605 Discounts Lost	—	—	39	—	—	12	141
69610 Discounts Taken	(17)	(12)	(9)	(12)	—	—	(543)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	2,218	1,735	2,225	1,993	1,506	1,477	22,374

Total Operating Expense	94,643	100,165	91,729	94,498	93,868	97,547	1,170,781

Gross Margin	63,525	61,538	69,862	66,612	64,487	69,380	702,944

Gross Margin Percent	40%	38%	43%	41%	41%	42%	38%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	(1,017)	(96)	4	4	—	1	(4,559)
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	8,681	8,681	8,681	8,681	8,681	(64,174)	31,318
72405 Insurance-Liability & Hazard	1,695	1,835	1,835	1,970	1,835	1,835	21,428

Total Other Fees	9,360	10,420	10,520	10,655	10,516	(62,338)	48,187

72505 Accounting	381	381	381	881	3,081	2,816	10,387
73005 Legal	451	1,531	214	483	378	373	8,088
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	250	250	—	—	657
74015 Professional Fees - Other	28	—	—	—	—	—	28
75005 Property Management Fees	7,908	8,085	8,080	8,056	7,918	8,346	93,686
75105 Partnership Admin Fees	193	632	1,475	1,227	755	8,708	12,990
75510 Other Penalties/Fin. Fee	—	—	—	—	—	24	24
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—

Total Professional Fees	8,961	10,628	10,399	10,897	12,132	20,268	125,860

EBITDAR	45,205	40,490	48,943	45,060	41,840	111,450	528,897

EBITDAR Percent	29%	25%	30%	28%	26%	67%	28%
77005 Operating Lease	—	—	—	—	—	—	—
7701 Add’l Lease	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—

80005 Interest Income	(572)	(517)	(518)	(415)	(497)	(438)	(4,831)
80505 Other Non-Operating Income	—	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	20,754

Total Non-Operating Income/Expense	(572)	(517)	(518)	(415)	(497)	(438)	15,923

83005 Interest Expense	25,778	25,766	25,754	25,742	25,729	25,717	310,738
83025 Int Exp MIP	2,293	2,293	2,293	2,293	2,293	2,293	20,422

Total Interest Expense	28,072	28,060	28,047	28,035	28,023	28,010	331,160

EBTDA	17,705	12,947	21,413	17,440	14,314	83,878	181,813

EBTDA Percent	11%	8%	13%	11%	9%	50%	10%
77505 Depreciation	6,337	6,351	5,888	6,422	6,674	6,705	75,553
78005 Amortization	235	235	236	236	236	238	23,111
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	6,572	6,587	6,124	6,658	6,910	6,943	98,664

Net Income (Loss)	11,132	6,361	15,290	10,783	7,404	76,935	83,150

PII - ITEM A-5

Database:	POLAPSVR

Cube:	Financial Data

Page:	Year	2000
	Version	AA
	Community	R.I. of Daly City
	Department	Total Department
	Month	Along Columns
	GL Account	Along Rows

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP

40005 Revenue - Rental	106,539	93,269	85,656	95,611	103,945	109,492	112,470	117,411	121,447
40010 Revenue - Rental Refunds/ Proration	1,802	(988)	(1,582)	—	—	—	—	(550)	—

Total Rental Revenue	108,341	92,282	84,074	95,611	103,945	109,492	112,470	116,861	121,447

40110 Revenue - AL Level 1	4,325	2,575	3,047	4,088	4,000	4,628	4,875	5,050	3,625

40115 Revenue - AL Level 2	4,338	2,875	2,875	3,490	2,875	1,025	1,050	2,889	4,515

40120 Revenue - AL Level 3	6,608	6,225	3,875	4,675	4,650	6,400	5,425	5,425	6,278

40125 Revenue - AL Level 4	2,900	2,900	2,925	2,925	4,875	4,875	5,850	7,025	3,013

40130 Revenue - AL Level 5	2,350	2,350	1,175	1,175	1,175	1,175	1,175	1,175	2,150

40135 Revenue - AL Level 6	1,275	—	—	—	1,375	100	1,375	1,375	1,375

40140 Revenue - AL Level 7	—	—	—	—	—	—	—	—	—

40170 Revenue - Alzh Lev 1	—	—	—	—	—	—	—	—	—

Total AL Services Revenue	21,795	16,925	13,897	16,353	18,950	18,203	19,750	22,939	20,955

40515 Revenue - Other	230	410	345	300	101	219	10	220	—

40525 Revenue - Processing/App Fees	—	—	—	550	450	—	200	—	—

Total Other Revenue	230	410	345	850	551	219	210	220	—

40575 Rev - Process Fee Concessions	—	—	—	—	—	—	—	—	—

40015 Rev - Rent Concessions	—	—	(3,750)	(1,925)	(1,785)	(1,000)	—	—	—

40215 Rev - A/L Concessions	—	—	—	—	—	—	—	—	—

Total Concessions	—	—	(3,750)	(1,925)	(1,785)	(1,000)	—	—	—

Total Revenue	130,366	109,617	94,566	110,890	121,661	126,914	132,430	140,020	142,402

50005 Payroll Expense - Regular	36,064	38,873	49,389	32,791	38,983	37,179	42,729	41,348	38,602
50405 Payroll Expense - Overtime	2,658	2,352	1,266	2,825	1,960	1,951	1,388	1,449	2,161
50705 Payroll Expense - Doubletime	294	189	112	315	234	—	—	173	99
51005 Bonuses	500	1,250	550	2,000	1,200	1,100	1,100	800	2,600
51505 Vacation, Sick, Holiday	2,373	(969)	1,192	2,164	2,603	3,522	3,151	1,833	5,493
51805 Employee Recognition	—	—	—	—	—	—	—	—	—
52005 Payroll Taxes	5,304	4,606	4,988	3,715	4,182	3,967	3,695	2,479	3,288
52505 401K/401A	20	(202)	15	(339)	38	564	42	40	39
52805 Group Insurance	907	1,036	2,337	883	1,593	1,595	1,849	(665)	2,867
53005 Worker’s Comp Insurance	1,347	1,347	1,674	2,701	2,795	2,727	3,073	3,027	3,023

Total Payroll Expenses	49,467	48,482	61,524	47,055	53,588	52,604	57,027	50,483	58,172

[Additional columns below]

[Continued from above table, first column(s) repeated]

OLAPTable	OCT	NOV	DEC	DEC YTD

40005 Revenue - Rental	116,390	137,962	103,894	1,304,106
40010 Revenue - Rental Refunds/ Proration	—	—	(1,740)	(3,057)

Total Rental Revenue	116,390	137,982	102,155	1,301,049

40110 Revenue - AL Level 1	4,900	4,850	6,445	52,408

40115 Revenue - AL Level 2	3,450	3,738	2,888	36,007

40120 Revenue - AL Level 3	6,200	6,200	4,925	66,885

40125 Revenue - AL Level 4	3,013	4,388	4,388	49,075

40130 Revenue - AL Level 5	2,150	2,150	2,150	20,350

40135 Revenue - AL Level 6	1,375	1,375	2,838	12,463

40140 Revenue - AL Level 7	—	—	—	—

40170 Revenue - Alzh Lev 1	—	—	—	—

Total AL Services Revenue	21,088	22,700	23,633	237,187

40515 Revenue - Other	174	200	1,200	3,409

40525 Revenue - Processing/App Fees	25	—	—	1,225

Total Other Revenue	199	200	1,200	4,634

40575 Rev - Process Fee Concessions	—	—	—	—

40015 Rev - Rent Concessions	—	—	—	(8,460)

40215 Rev - A/L Concessions	—	—	—	—

Total Concessions	—	—	—	(8,460)

Total Revenue	137,676	160,882	126,987	1,534,410

50005 Payroll Expense - Regular	41,936	43,408	43,555	484,855
50405 Payroll Expense - Overtime	2,320	595	1,389	22,312
50705 Payroll Expense - Doubletime	—	24	—	1,439
51005 Bonuses	2,425	1,850	1,000	16,375
51505 Vacation, Sick, Holiday	3,146	3,845	1,470	29,823
51805 Employee Recognition	—	—	—	—
52005 Payroll Taxes	3,785	3,600	3,778	47,386
52505 401K/401A	38	173	512	940
52805 Group Insurance	1,726	2,273	1,970	18,372
53005 Worker’s Comp Insurance	3,156	3,259	3,214	31,345

Total Payroll Expenses	58,531	59,026	56,888	652,847

[Table continues on next page]

[Table continues from previous page]

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP

53305 Outside Service - Medical	55	—	190	95	—	—	—	—	—
53505 Temporary Services	—	—	—	—	2,194	3,621	3,621	—	1,223
53510 Temporary Services - AL	—	—	3,245	—	—	—	—	—	—
54005 Payroll Service	—	366	187	115	105	120	114	108	117
55005 Outside Service Other	—	14	3	—	—	—	—	122	—

Total Purchase Services	55	380	3,624	210	2,299	3,741	3,735	230	1,339

Total Payroll Related	49,522	48,862	65,148	47,265	55,887	56,345	60,761	50,713	59,511

Total Payroll Related % Total Revenue	38%	45%	69%	43%	46%	44%	46%	36%	42%
56505 Food	12,378	7,618	7,924	8,988	9,318	9,022	9,322	13,205	12,073
57005 Housekeeping	1,141	1,005	1,187	1,194	1,234	1,070	1,105	1,194	841
57505 Kitchen Supplies	1,034	922	743	1,101	1,225	1,166	1,292	2,449	1,398
58005 Assisted Living Supplies	281	399	244	85	36	—	32	175	164
59005 Laundry & Linen/Uniforms	691	493	1,218	397	364	202	447	468	340
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—	—	—
59505 Activities - Asst Lving	755	180	968	200	759	141	386	731	524
59510 Banquet Expense	121	652	400	—	—	—	—	400	400
59555 NMS - Foodservices	—	—	—	11,136	60	(3,478)	(30)	—	—
59560 NMS - Housekeeping	—	—	—	2,027	3,085	3,784	1,577	—	—

Total Variable Expense	16,400	11,269	12,686	25,128	16,081	11,905	14,133	18,622	15,740

60005 Office Supplies	1,283	1,938	699	528	544	405	1,038	2,687	3,249

61005 Repairs and Maint - Building	—	—	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—	—	—
61015 Repairs - Electrical	730	—	250	—	—	—	—	—	—
61020 Repairs - Plumbing	—	103	188	—	—	—	158	—	143
61025 Repairs - Fire Systems	—	216	—	—	—	—	—	—	—
61030 Repairs - HVAC	568	619	370	1,314	1,091	—	122	—	—
61035 Repairs - Gen. Supplies	1,270	1,910	165	747	219	827	1,034	914	982
61040 Repairs - Equipment	20	1,276	107	—	122	392	1,292	615	356
61045 Repairs - Other Interior	1,251	1,540	1,743	1,065	1,107	—	299	2,157	1,603
61055 Repairs - Other Exterior	—	556	—	—	519	—	—	—	—
61100 Loss on Early Retirement Asset	—	—	—	—	—	—	—	—	—

Total Repair & Maintenance	3,839	6,220	2,822	3,126	3,058	1,219	2,904	3,686	3,084

61505 Contracts - Elevator	—	371	186	186	186	186	186	186	186
61510 Contracts - Floor Maint	134	134	134	134	134	134	134	134	134
61515 Contracts - Alarm/Fire	913	—	300	490	—	82	—	—	—
61520 Contracts - HVAC	—	—	—	—	—	—	—	638	461
61525 Contracts - Pest Control	142	142	142	142	142	142	142	142	142
61535 Contracts - Other	135	132	49	473	—	—	—	—	—

Total Service Contracts	1,324	779	811	1,425	462	544	462	1,100	922

62005 Land Maintenance	1,355	933	1,219	1,935	825	475	820	850	825

Total Land Maintenance	1,355	933	1,219	1,935	825	475	820	850	825

62505 Rental/Lease - Cable	67	63	63	67	58	63	63	63	63
62510 Rental/Lease - Security	66	—	—	282	282	282	282	282	282
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	204	86	200	206	113	199	215	113	121
62540 Rental/Lease - Auto	—	—	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	38	—	972	80	25	404	482	—

Total Rental and Leases	337	187	262	1,527	532	568	963	939	466

[Additional columns below]

[Continued from above table, first column(s) repeated]

OLAPTable	OCT	NOV	DEC	DEC YTD

53305 Outside Service - Medical	—	—	—	340
53505 Temporary Services	—	—	—	10,658
53510 Temporary Services - AL	—	—	—	3,245
54005 Payroll Service	113	117	115	1,576
55005 Outside Service Other	—	—	33	172

Total Purchase Services	113	117	149	15,991

Total Payroll Related	58,644	59,143	57,036	668,838

Total Payroll Related % Total Revenue	43%	37%	45%	44%
56505 Food	12,767	11,928	12,019	126,561
57005 Housekeeping	923	1,439	994	13,327
57505 Kitchen Supplies	1,285	1,776	1,910	16,302
58005 Assisted Living Supplies	291	510	398	2,615
59005 Laundry & Linen/Uniforms	956	601	300	6,477
59010 Laun/Lin/Unif Kitchen	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—
59505 Activities - Asst Lving	1,426	874	1,014	7,958
59510 Banquet Expense	400	400	(1,284)	1,488
59555 NMS - Foodservices	—	5,664	—	13,352
59560 NMS - Housekeeping	—	(1,595)	—	8,877

Total Variable Expense	18,047	21,597	15,352	196,959

60005 Office Supplies	931	753	596	14,651

61005 Repairs and Maint - Building	—	—	—	—
61010 Repairs - Phone System	—	—	—	—
61015 Repairs - Electrical	621	—	—	1,601
61020 Repairs - Plumbing	—	176	205	973
61025 Repairs - Fire Systems	—	—	—	216
61030 Repairs - HVAC	—	—	—	4,084
61035 Repairs - Gen. Supplies	999	867	1,131	11,064
61040 Repairs - Equipment	(1,087)	680	—	3,771
61045 Repairs - Other Interior	—	326	(258)	10,834
61055 Repairs - Other Exterior	—	—	—	1,075
61100 Loss on Early Retirement Asset	—	—	—	—

Total Repair & Maintenance	533	2,048	1,078	33,617

61505 Contracts - Elevator	186	186	186	2,228
61510 Contracts - Floor Maint	134	134	134	1,610
61515 Contracts - Alarm/Fire	—	—	—	1785
61520 Contracts - HVAC	638	638	(638)	1,736
61525 Contracts - Pest Control	142	142	142	1,704
61535 Contracts - Other	356	47	(47)	1,145

Total Service Contracts	1,456	1,147	(223)	10,209

62005 Land Maintenance	825	125	475	10,662

Total Land Maintenance	825	125	475	10,662

62505 Rental/Lease - Cable	63	63	63	756
62510 Rental/Lease - Security	282	282	282	2,604
62525 Rental/Lease - Furniture	—	—	—	—
62535 Rental/Lease - Equipment	309	207	224	2,196
62540 Rental/Lease - Auto	—	—	—	—
62555 Rental/Lease - Other	—	576	100	2,676

Total Rental and Leases	654	1,127	668	8,232

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[Table continued from previous page]

OLAPTable	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP

63010 Utilities - Electricity	2,429	1,820	2,225	2,578	2,536	3,542	3,330	2,800	3,540
63015 Utilities - Water	1,432	1,459	1,639	1,541	517	(522)	2,022	1,184	1,146
63020 Utilities - Gas	3,852	3,030	3,660	2,488	(1,911)	1,878	1,743	2,404	1,952
63025 Utilities - Telephone	640	698	982	488	453	443	492	415	618
63030 Utilities - Trash	819	777	909	825	867	880	880	953	850

Total Utilities	9,171	7,784	9,416	7,920	2,462	6,222	8,467	7,757	8,107

63505 Marketing and Advertising	1,206	2,056	736	945	4,761	1,056	3,273	1,764	2,123
63510 Printed Materials	—	—	3,156	180	547	502	3	—	—
63515 Special Events	128	702	489	409	766	264	541	1,186	1,076
63520 Yellow Pages	—	—	—	—	—	—	—	—	3,571
63525 Newspaper and Magazine	—	—	—	—	—	—	—	—	378
63530 Advertising	—	—	—	—	—	—	—	—	—
64005 Referral Fees - Residents	880	—	—	2,035	1,150	500	—	—	314

Total Marketing and Advertising	2,214	2,758	4,381	3,569	7,223	2,321	3,816	2,950	7,462

60510 Delivery	—	—	—	—	—	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—	—	—	—	—	—
65005 Gas	—	—	218	192	221	188	—	—	30
65010 Auto Service And Repair	—	—	—	855	—	203	—	—	426
65015 Other Automobile	—	—	—	—	—	—	—	—	—
65505 Travel & Lodging	467	—	51	724	254	115	272	—	179
66005 Mileage	42	113	5	124	15	—	—	—	—
66505 Meals & Entertainment	—	—	—	—	96	—	38	—	176
67005 License and Fingerprints	314	1,031	197	1,365	592	684	339	434	386
68005 Dues and Subscriptions	475	229	1,588	(607)	350	443	292	—	118

[Additional columns below]

[Continued from above table, first column(s) repeated]

OLAPTable	OCT	NOV	DEC	DEC YTD

63010 Utilities - Electricity	5,412	1,243	1,802	33,258
63015 Utilities - Water	1,444	1,215	1,562	14,639
63020 Utilities - Gas	1,392	3,500	6,577	30,565
63025 Utilities - Telephone	471	574	769	7,042
63030 Utilities - Trash	1,000	850	950	10,563

Total Utilities	9,719	7,382	11,660	96,066

63505 Marketing and Advertising	3,026	781	876	22,602
63510 Printed Materials	—	—	13	4,400
63515 Special Events	1,003	651	1,426	8,640
63520 Yellow Pages	—	—	—	3,571
63525 Newspaper and Magazine	148	32	226	784
63530 Advertising	—	—	—	—
64005 Referral Fees - Residents	—	—	122	5,001

Total Marketing and Advertising	4,176	1,464	2,662	44,997

60510 Delivery	—	—	—	—
64505 Computers/Peripherals/Software	—	—	—	—
65005 Gas	94	178	385	1,506
65010 Auto Service And Repair	760	2,299	(25)	4,519
65015 Other Automobile	—	—	24	24
65505 Travel & Lodging	30	226	—	2,318
66005 Mileage	—	—	—	299
66505 Meals & Entertainment	—	—	100	410
67005 License and Fingerprints	280	533	86	6,241
68005 Dues and Subscriptions	222	—	45	3,156

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	R.I. of Daly City
	Department	Total Department
	Month	Along Columns
	GL Account	Along Rows

OLAPTable
	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC	DEC YTD

68505 Seminars and Training	35	426	493	—	—	30	869	647	158	566	—	279	3,503
69005 Employee Recruiting	—	289	79	—	—	—	—	—	60	372	133	—	932
69505 Other	90	(300)	503	119	—	214	248	300	—	(297)	300	30	1,207
69605 Discounts Lost	—	—	—	—	—	—	—	—	—	—	—	—	—
69610 Discounts Taken	(28)	(15)	(22)	(5)	—	—	—	(18)	(12)	(37)	(16)	(6)	(159)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Misc. Expenses	1,395	1,773	3,112	2,767	1,527	1,877	2,058	1,363	1,520	1,991	3,653	920	23,958

Total Operating Expense	86,841	82,502	100,555	95,191	88,603	81,882	95,422	90,668	100,887	96,976	98,438	90,225	1,108,190

Gross Margin	43,525	27,115	(5,989)	15,699	33,058	45,032	37,008	49,352	41,515	40,701	62,444	36,762	426,220

Gross Margin Percent	33%	25%	-6%	14%	27%	35%	28%	35%	29%	30%	39%	29%	28%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	1,473	2,762	(1,435)	1,710	(2,488)	(2,022)	3,410	647	—	(4,057)	(7)	4,590	4,583
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—	—	—	—	—
72305 Property Taxes	6,703	8,595	8,773	8,773	8,773	8,773	8,773	8,773	8,773	8,773	8,773	8,773	103,030
72405 Insurance-Liability & Hazard	874	874	874	1,225	1,225	1,232	1,232	1,232	1,232	1,232	1,232	1,232	13,697
72410 Mortgage Insurance Premium	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Other Fees	9,050	12,232	8,213	11,708	7,510	7,983	13,415	10,652	10,005	5,948	9,998	14,595	121,310

72505 Accounting	417	417	417	417	417	346	346	346	472	346	346	1,664	5,949
73005 Legal	702	568	164	1,600	409	784	1,502	1,051	2,570	585	348	353	10,635
73510 Donations & Contributions	—	—	—	—	—	—	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—	—	—	—	—	116	116
74015 Professional Fees - Other	—	—	—	—	—	—	—	—	—	—	—	—	—
75005 Property Management Fees	6,518	5,492	4,717	5,544	5,993	6,436	6,622	7,001	7,120	6,474	8,454	6,349	76,721
75105 Partnership Admin Fees	—	—	—	—	—	—	—	—	—	—	—	—	—
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	250	—	—	—	—	—	—	250
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Professional Fees	7,637	6,476	5,298	7,561	6,818	7,816	8,469	8,398	10,162	7,405	9,148	8,482	93,670

EBITDAR	26,838	8,407	(19,500)	(3,570)	18,730	29,233	15,123	30,302	21,347	27,348	43,298	13,685	211,241

EBITDAR Percent	21%	8%	-21%	-3%	15%	23%	11%	22%	15%	20%	27%	11%	14%
77005 Operating Lease	—	—	—	—	—	—	—	—	—	—	—	—	—
77010 Add’l Lease	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Leases	—	—	—	—	—	—	—	—	—	—	—	—	—

80005 Interest Income	—	—	—	—	—	—	(226)	—	(25)	—	(15)	(30)	(295)
80505 Other Non-Operating Income	—	—	—	—	—	—	—	—	—	—	—	—	—
87010 Extraordinary Item	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	—	—	—	—	—	(226)	—	(25)	—	(15)	(30)	(295)

83005 Interest Expense	27,959	27,934	27,909	27,777	27,815	27,788	5,418	27,736	27,709	27,682	27,655	27,628	311,010
83025 Int Exp MIP	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Interest Expense	27,959	27,934	27,909	27,777	27,815	27,788	5,418	27,736	27,709	27,682	27,655	27,628	311,010

EBTDA	(1,121)	(19,527)	(47,409)	(31,347)	(9,085)	1,445	9,930	2,567	(6,337)	(334)	15,658	(13,913)	(99,474)

EBTDA Percent	-1%	-18%	-50%	-28%	-7%	1%	7%	2%	-4%	0%	10%	-11%	-6%
77505 Depreciation	6,710	6,664	6,693	6,709	6,709	5,775	6,734	6,197	6,176	6,209	6,183	6,813	77,573
78005 Amortization	7,161	6,918	7,043	6,793	6,918	6,918	6,918	6,918	6,918	6,918	6,918	6,918	83,258
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	13,871	13,581	13,736	13,502	13,627	12,693	13,652	13,115	13,094	13,127	13,101	13,731	160,831

Net Income (Loss)	(14,992)	(33,109)	(61,145)	(44,849)	(22,712)	(11,248)	(3,722)	(10,549)	(19,431)	(13,461)	2,557	(27,644)	(260,305)

ADDENDA

ADDENDUM F: Comparable Land Sale Data Sheets

Land Comparable 1

NWC El Camino and Chadbourne

Property Subtype: Vacant building site
Millbrae, CA 94030
County: San Mateo

Zoning: HDR	Parcels and/or Legal:
024-333-10

POTENTIAL LAND USES

Potential Land Uses:
Apartment:	Yes		Utilities Available:

All to site

Proposed Use Hold for investment
Sold As Land Value: Yes

TRANSACTION INFORMATION

Sale Status:	Recorded Sale
Interest:	Fee Simple

Sale Date:	4/2/2001

Sale Price

Reported:	4,000,000
Cash Equivalent:	4,000,000
0
Adjusted: $ Per SqFt:	4,000,000 $54.02

SITE ATTRIBUTES

	Sq Ft	Acres

Total Land Area:	74,052.00	1.70

Net Usable Area:	74,052.00	1.70

Percent Usable:	100.00%

Ground Leased:	No

VERIFICATION

Recording Reference: 043589
Grantor:      Mandalay Holdings

Grantee:      Millbrae of Chadbourne Associates

Verification Contact:
     Public records

REMARKS

Sale of a site in Millbrae. Site is zoned for high density residential. Was a parking lot at time of sale. Sale Price was reportedly negotiated in 1999.

Land Comparable 2

Property Name: Multi Family Apartment Site	800 E 3rd Ave

749-A/1	San Mateo, CA 94401
County: San Mateo

Zoning: CLC2, San Mateo	Parcels and/or Legal:
033-162-160

POTENTIAL LAND USES

Potential Land Uses:

Apartment:	Yes	Industrial:	No		Utilities Available:

Free Standing Retail:	No	Office:	No

Golf:	No	Shopping Center:	No	Proposed Use

Health Care:	No	Single Family:	No
part of assemblage to
Hospitality:	No	Special Purpose:	No	build 20

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	1/2001

Sale Price

Reported	4,625,000
Cash Equivalent:	4,625,000
0
Adjusted:	4,625,000
$ Per SqFt:	$119.30

SITE ATTRIBUTES

	Sq Ft	Acres

Total Land Area:	38,768.00	0.89

Net Usable Area:	38,768.00	0.89

Percent Usable:	100.00%

Ground Leased:	No

VERIFICATION

Recording Reference: 005022
Grantor: 800 East 3rd Avenue Associates (LLC)

Grantee: Campbell Development Property Assoc (LLC)

Verification Contact:
      Public records

REMARKS

Land Comparable 3

Property Name: Apartment Project Site (Por)	728 E 3rd Ave

749-A/1	San Mateo, CA 94401
County: San Mateo

Zoning: C10C21, San Mateo	Parcels and/or Legal:
033-164-020,040,060,070; 03

POTENTIAL LAND USES

Potential Land Uses:

Apartment:	Yes	Industrial:	No		Utilities Available:

Free Standing Retail:	No	Office:	No

Golf:	No	Shopping Center:	No	Proposed Use

Health Care:	No	Single Family:	No	Multi Family - Units

Hospitality:	No	Special Purpose:	No

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	12/2000

Sale Price

Reported:	5,000,000
Cash Equivalent:	5,000,000
0
Adjusted:	5,000,000
$ Per SqFt:	$ 72.03

SITE ATTRIBUTES

	Sq Ft	Acres

Total Land Area:	69,417.00	1.59

Net Usable Area:	69,417.00	1.59

Percent Usable:	100.00%

Ground Leased:	No

VERIFICATION

Recording Reference: 162039
Grantor: Kera Properties (G.P.)

Grantee: Cupertino City Land Center (LP)

Verification Contact:
      Public Records

REMARKS

Land Comparable 4

3446 Rolison Rd

770-F/6	Redwood City, CA 94063
County: San Mateo

Zoning: R3, Redwood City	Parcels and/or Legal:
055-041-210 thru 270

POTENTIAL LAND USES

Potential Land Uses:

Apartment:	Yes	Industrial:	No		Utilities Available:

Free Standing Retail:	No	Office:	No

Golf:	No	Shopping Center:	No	Proposed Use

Health Care:	No	Single Family:	No	36 Townhome

Hospitality:	No	Special Purpose:	No	construction

TRANSACTION INFORMATION

Sale Status:	Recorded Sale

Financing:	Cash To Seller
Sale Date:	5/2000

Sale Price

Reported:	2,284,500
Cash Equivalent:	2,284,500
0
Adjusted:	2,284.500
$ Per SqFt:	$ 32.64

SITE ATTRIBUTES

	Sq Ft	Acres

Total Land Area:	70,001.00	1.61

Net Usable Area:	70,001.00	1.61

Percent Usable:	100.00%

Ground Leased:	No

VERIFICATION

Recording Reference: 063539
Grantor: Redevelopment Agency Redwood City

Grantee: Peninsula Habitat for Humanity Inc

Verification Contact:
     Public Records

REMARKS

Buyer is allowed to construct development under the following density guidelines: Three units are allowed for the first 10,000
SF of
land area. The next 60,000 SF of land area allow 2 units per
10,000 SF, or
30 additional units. In addition, buyer was granted a 25%
density bonus
for low and moderate income housing development.
Buyer reported the sale price shown represents the sum of
costs incurred by the seller in the redevelopment process,
including
acquisition, remediation, and relocation.

ADDENDA

ADDENDUM H: Comparable Improved Sale Data Sheets

Improved Comparable 1

Property Name: Carmel Village Property Type: Senior Housing Property Subtype: Assisted Living	17077 San Mateo Street Fountain Valley, CA 92708 County: Orange

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	117,666
Est. Net Building Area:	117,666
Year Built:	1986
Quality:	Good
Condition:	Average
Buildings:	3
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Sale Date:	01/15/2003

Sale Price

Reported Price:	$23,125,000
Cash Equivalent:	$23,125,000
Adj. Sale Price:	$23,125,000
$ Per SqFt:	$196.53
$ Per Unit:	$122,354
Cap Rate:	11.14%
EGIM:	4.24

OCCUPANCY

Occupancy at Sale:	97.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$5,450,000
Effective Gross	$5,450,000
Operating Expenses:	$2,875,000	0.53%
Net Operating Income:	$2,575,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	139,828	3.21
Net Usable Area:	139,828	3.21
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	94
Number of IL Units:	95
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	189
Average Unit Size:	623
No. of Licensed Beds:	200
Subsidized:	No

VERIFICATION

Grantor: Carmel Village Retirement Residence, Inc.
Grantee: 625 Management Company LLC
Verification Contact:
  Michelle Butts, 714.962.6667

REMARKS

This facility is licensed for 200 beds, but is operated at 189 units. Approximately one-half of the units are for independent living with the other half for assisted living. Assisted living residents pay from $350 to $1,400 per month in additional care fees. It was reported that over 70 percent of the residents are paying first level charges ($350 per month). It was reported that several of the buyer’s parties were stockholders of the selling entity, however, this was reported to be an arm’s length sale.

Improved Comparable 2

Property Name: Emerald Hills Property Type: Senior Housing Property Subtype: Assisted Living	11550 Education Street Auburn, CA County: Placer

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	61,677
Est. Net Building Area:	61,677
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	09/06/2002

Sale Price

Reported Price:	$8,800,000
Cash Equivalent:	$8,800,000
Adj. Sale Price:	$8,800,000
$ Per SqFt:	$142.68
$ Per Unit:	$98,876
$ Per Eff Bed:	$94,624
Cap Rate:	11.00%
EGIM:	4.00

OCCUPANCY

Occupancy at Sale:	100.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,475,000
Effective Gross	$2,475,000
Operating Expenses:	$1,490,000	0.60%
Net Operating Income:	$985,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	108,900	2.50
Net Usable Area:	108,900	2.50
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	53
Number of IL Units:	20
Number of Cottage Units:	0
Number of ALZ Units:	16
Total Number of Units:	89
Average Unit Size:	693
No. of Licensed Beds:	97
No. of Effective Beds:	93
Subsidized:	No
Amenities:
Common areas, dining room

VERIFICATION

Grantor: ALCO IV, LLC
Grantee: Healthcare Property Investors, Inc.
Verification Contact:
  Seller

REMARKS

This property is located 60 miles east of Sacramento in Auburn. Facility offers studio alcove units (346 - 568 SF), one-bedroom units (483 SF) and two-bedroom units (728 SF). This was a sale lease-back transaction where the buyer will lease the facility to Emeritus for 15 years with a 10-year option. Emeritus has managed the facility since it was completed. The lease rate is based on 11.50 percent of the purchase price with 3.0 percent annual escalations. Expense amount shown includes a 5.0 percent management fee and reserves allowance.

Improved Comparable 3

Property Name: Mapleridge of Laguna Property Type: Senior Housing Property Subtype: Assisted Living	6727 Laguna Park Drive Elk Grove, CA County: Sacramento

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	50,476
Est. Net Building Area:	50,476
Exterior Walls:	Wood siding
Year Built:	1999
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	2
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	01/24/2002

Sale Price

Reported Price:	$8,055,600
Cash Equivalent:	$8,055,600
Adj. Sale Price:	$8,055,600
$ Per SqFt:	$159.59
$ Per Unit:	$95,900
Cap Rate:	10.55%
EGIM:	3.16

OCCUPANCY

Occupancy at Sale:	76.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$2,550,000
Effective Gross	$2,550,000
Operating Expenses:	$1,700,000	0.67%
Net Operating Income:	$850,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	186,437	4.28
Net Usable Area:	186,437	4.28
Percent Usable:	100%
Ground Leased:	No
SENIOR HOUSING INFO

Number of AL Units:	84
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	84
Average Unit Size:	601
Subsidized:	No

VERIFICATION

Grantor: Marriott Senior Living Services
Grantee: CNL Retirement Properties
Verification Contact:
  Buyer, CNL

REMARKS

This is a newer assisted living facility located in the south part of the Sacramento MSA in Elk Grove. Property was part of a five-facility joint venture transaction between CNL and Marriott. Marriott was to continue operating the property. Facility was in lease-up at time of sale. Income and expense data based on stabilized operating conditions.

Improved Comparable 4

Property Name: Woodmark at Summit Property Type: Senior Housing Property Subtype: Assisted Living	5165 Summit Ridge Court Reno, NV 89523 County: Washoe Parcels and/or Legal: 66563

IMPROVEMENTS

Class:	B
Est. Gross Building Area:	77,445
Est. Net Building Area:	77,445
Exterior Walls:	Stucco
Year Built:	1998
Quality:	Good
Condition:	Good
Buildings:	1
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	02/21/2002

Sale Price

Reported Price:	$9,500,000
Cash Equivalent:	$8,500,000
Capital Costs:	$1,000,000
Adj. Sale Price:	$9,500,000
$ Per SqFt:	$122.67
$ Per Unit:	$103,261
Cap Rate:	12.63%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	60.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$3,300,000
Effective Gross	$3,300,000
Operating Expenses:	$2,100,000	0.64%
Net Operating Income:	$1,200,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	182,299	4.19
Net Usable Area:	182,299	4.19
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	92
Number of IL Units:	0
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	92
Average Unit Size:	842
Subsidized:	No

VERIFICATION

Recording Reference: 11662-0240
Grantor: Woodmark At Summit Ridge LLC
Grantee: Emeritus
Verification Contact:
  Buyer

REMARKS

Sale is an assisted living facility located in the northwest part of Reno, Nevada. The improvements are of good quality construction. Original developer was unable to attain stablized operation. Buyer is an experienced operator.

Improved Comparable 5

Property Name: Manor at Lakeside Property Type: Senior Housing Property Subtype: Independent Living	855 Brinkby Avenue Reno, NV 89509 County: Washoe Parcels and/or Legal: 019-380-09

IMPROVEMENTS

Est. Gross Building Area:	56,411
Est. Net Building Area:	56,411
Exterior Walls:	Wood siding
Year Built:	1981
Quality:	Average
Condition:	Average
Buildings:	1
Stories:	3
Fire Sprinklers:	Yes

TRANSACTION INFO

Sale Status:	Recorded Sale
Interest:	Fee Simple
Financing:	Cash To Seller
Sale Date:	08/15/2001

Sale Price

Reported Price:	$3,200,000
Cash Equivalent:	$3,200,000
Adj. Sale Price:	$3,200,000
$ Per SqFt:	$56.73
$ Per Unit:	$35,165
$ Per Eff Bed:	$35,165
Cap Rate:	11.56%
EGIM:	2.67

OCCUPANCY

Occupancy at Sale:	90.00%
Seniors

FINANCIAL ANALYSIS

	Amount	Percent
Effective Gross	$1,200,000
Operating Expenses:	$830,000	0.69%
Net Operating Income:	$370,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	57,064	1.31
Net Usable Area:	57,064	1.31
Percent Usable:	100%
Ground Leased:	No

SENIOR HOUSING INFO

Number of AL Units:	0
Number of IL Units:	91
Number of Cottage Units:	0
Number of ALZ Units:	0
Total Number of Units:	91
Average Unit Size:	620
No. of Effective Beds:	91
Subsidized:	No

VERIFICATION

Recording Reference: 2596536
Grantor: WMFMT Real Estate LP (Archon)
Grantee: Quilted Care Reno LLC
Verification Contact:
  Seller’s broker

REMARKS

Sale of a independent living facility located in Reno. Improvements are of average quality construction. Income and expense information based on buyer’s proforma.

Improved Comparable 6

Property Name: Atria Redding Property Type: Senior Housing Property Subtype: Assisted Living	101 Quartz Hill Road Redding, CA 96003 County: Shasta Parcels and/or Legal: 112-090-18-00

IMPROVEMENTS

Est. Gross Building Area:	44,328
Est. Net Building Area:	44,328
Year Built:	1997
Quality:	Poor
Condition:	Good
Stories:	2

TRANSACTION INFO

Sale Status:	Recorded Sale
Sale Date:	Fee Simple
Interest:	Cash To Seller
Financing:	07/01/2001

Sale Price

Reported Price:	$5,000,000
Cash Equivalent:	$5,000,000
Adj. Sale Price:	$5,000,000
$ Per SqFt:	$112.80
$ Per Unit:	$83,333
Cap Rate:	12.50%
EGIM:	3.00

OCCUPANCY

Occupancy at Sale:	95.00%

FINANCIAL ANALYSIS

	Amount	Percent
Potential Gross Income:	$1,950,000
Effective Gross	$1,950,000
Operating Expenses:	$1,325,000	0.68%
Net Operating Income:	$625,000

SITE ATTRIBUTES

	Sq Ft	Acres
Total Land Area:	133,294	3.06
Net Usable Area:	133,294	3.06
Percent Usable:	100%

SENIOR HOUSING INFO

Number of AL Units:	60
Total Number of Units:	60
Average Unit Size:	739

VERIFICATION

Recording Reference: N/A
Grantor: Atria Communities
Grantee: AMI Senior Living

REMARKS

This is the sale of a smaller assisted living facility located in northern California in Redding. The improvements are of above average quality construction. There are a total of 60 living units, consisting of 36 studio units, 20 one-bedroom units and four two-bedroom units. The property was not actively marketed and was purchased by a local senior housing provider. The income and expense data based on actuals at time of sale. The seller was motivated to sell and the price paid is considered below actual market value.

ADDENDA

ADDENDUM H: Qualifications of the Appraisers

PROFESSIONAL QUALIFICATION

Mark E. Bryant
Managing Director, Senior Housing/Healthcare Industry Group

Mr. Bryant has been involved in the real estate appraisal industry since 1980. Was employed from 1980 to 1986 by Western Appraisals & Survey in Lewiston, Idaho.

Mr. Bryant joined Cushman & Wakefield, Inc. in 1986 in the Valuation Advisory Services Group in Portland, Oregon. Mr. Bryant was named an Associate Director in 1990, given Directorship in 1995 and was named a Managing Director in 2002.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, single- and multi-family residential properties, motels, senior housing, aviation properties, ad valorem mass appraisals, and other investment properties throughout the United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Has been qualified as an expert witness in bankruptcy litigation in the State of Oregon.

From 1980 to 1985, Mr. Bryant was general real estate appraiser focusing on all property types, including residential, commercial, agriculture and special use properties throughout the country. Western Appraisal also conducted mass appraisals for various assessor offices and Mr. Bryant assisted in ad valorem valuation and board hearings for several county assessor offices.

From 1991 through 1998, Mr. Bryant’s primary focus was on the valuation and consultation on multi-family housing properties, with a special focus on affordable housing properties. He was a senior appraiser for the company’s Affordable Housing Group. Mr. Bryant has personally appraised and/or consulted on in excess of 200 affordable housing properties nationwide.

From 1998 to 2001, Mr. Bryant was a senior appraiser in the Senior Housing/Healthcare Industry Group and prepared appraisals, market surveys and feasibility studies on all facets of senior housing and healthcare properties for corporate and institutional clients. Mr. Bryant has personally appraised and consulted on in excess of 400 senior housing and healthcare facilities nationwide.

Mr. Bryant was named National Co-Director of the Senior Housing/Healthcare Industry Group in 2001. As National Co-Director, his responsibilities include coordination of the firm’s national Senior Housing/Healthcare Industry Group consisting of appraisers who specialize in the valuation of independent living retirement communities, assisted living facilities, continuing care retirement facilities, skilled, intermediate and subacute care nursing homes, hospitals and other healthcare oriented property types.

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS	Mark E. Bryant

Mr. Bryant is also a commercial pilot and doubled as a corporate pilot during his employment in 1980 to 1986 with Western Appraisals and Surveys. Mr. Bryant has appraised numerous aviation properties, including general aviation and corporate hangars, air cargo facilities, terminals, etc. and continues to provide valuation and consultation services nationwide on aviation real estate.

Education

University of Idaho, Moscow, Idaho, Graduated 1981
Degree: Bachelor of Science, Geography

Appraisal Education

Required curriculum for Membership, Appraisal Institute. Has completed continuing education courses and seminars sponsored by the Appraisal Institute and other real estate factions on an annual basis to maintain state licensing requirements.

Memberships and Professional Affiliations

•	Associated Member, Appraisal Institute

Licenses

•	State of Oregon - Certified General Appraiser - License No. C000186

•	State of Montana - Certified General Appraiser - License No. 281

•	State of Washington - Certified General Appraiser - License No.

•	State of Idaho - Certified General Appraiser - License No. E442OK

•	State of Utah - Certified General Appraiser - License No. CG00043062

•	State of California - Certified General Appraiser - License No. AG027192

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS

John M. Vissotzky
Managing Director, Valuation Services, Advisory Group

Mr. Vissotzky entered the real estate business in 1979. Employed from 1979 to 1982 as a real estate appraiser by T. J. Meenach Company in Spokane, Washington. Owner of Vissotzky Appraisal Services, Spokane, Washington from 1982 to 1983. Employed from 1983 to 1986 as a real estate appraiser by Western Appraisals in Lewiston, Idaho.

Joined Cushman & Wakefield, Inc. in March 1986, as Senior Associate, Portland Oregon – Appraisal Division. In April 1989 Mr. Vissotzky was promoted to Manager, Portland Appraisal Division and elected an Assistant Vice President. In 1990 he was elected Vice President. Effective 1999 title was changed to Director and Mr. Vissotzky became a stockholder in Cushman & Wakefield, Inc. In 2000 he was elected Managing Director, Portland Valuation Advisory Services, now Valuation Services. Current responsibilities include management of the Portland office, and a professional staff of 12, with appraisal and consulting coverage throughout the states of Washington, Oregon, Idaho, Utah, Montana, Nebraska, Wyoming, North Dakota, South Dakota and Alaska.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, residential properties, gravel pits, scenic easements, condemnation and right of way, special use properties and investment properties throughout the Western United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Qualified as an expert witness in condemnation matters in the States of Washington, Idaho and Oregon and testified in divorce litigation in the state of Washington and bankruptcy litigation in the State of Oregon.

Education

Washington State University, Pullman, Washington, Graduated 1979
Degree: Bachelor of Arts, Sociology / Business Administration

Appraisal Education

Successfully completed all courses and experience requirements to qualify for the MAI designation. Also, he has completed the requirements of the continuing education program of the Appraisal Institute.

Memberships, Licenses and Professional Affiliations

•	Member, Appraisal Institute - MAI

PROFESSIONAL QUALIFICATIONS	John M. Vissotzky, MAI

Mr. Vissotzky is a duly Certified General Real Estate Appraiser in the following states:

Alaska, #168, expiring 06/30/05
Georgia, license number 261786
Idaho, license number CGA-162
Montana, license number 279RAG
Nebraska, license number CG230108R
Oregon, license number C000200
Utah, license number CG00043063
Washington, license number 1100382
Wyoming, license number 14284

Special Awards

Qualified for Attendance to Cushman & Wakefield, Inc. Achievement Conference 1987, 1988, 1995, 1999 and 2001.

Mr. Vissotzky was recipient of the 2002 Francis Corcoran Award offered by Cushman & Wakefield, Inc. signifying Valuation Advisory Services Manager of the Year.